Exhibit 10.1
[EXECUTION COPY]

Published Deal CUSIP: 01535EAP6
Published Domestic Revolver CUSIP: 01535EAQ4
Published Global Revolver CUSIP: 01535EAR2
Published Term Loan CUSIP: 01535EAS0
AMENDED AND RESTATED CREDIT AGREEMENT
Dated as of June 7, 2018
among
ALEXION PHARMACEUTICALS, INC.,
as the Administrative Borrower,
THE LENDERS FROM TIME TO TIME PARTY HERETO,
and
BANK OF AMERICA, N.A.,
as Administrative Agent
_____________________
DNB MARKETS, INC.,
JPMORGAN CHASE BANK. N.A.,
MUFG BANK, LTD. and
SUMITOMO MITSUI BANKING CORPORATION
as Syndication Agents
_____________________
BANK OF AMERICA, N.A. (AN AFFILIATE OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED),
CITIZENS BANK, NATIONAL ASSOCIATION,
DNB MARKETS, INC.,
JPMORGAN CHASE BANK. N.A.,
MUFG BANK, LTD.,
RBC CAPITAL MARKETS,
SUMITOMO MITSUI BANKING CORPORATION and
SUNTRUST ROBINSON HUMPHREY, INC.,
as Joint Lead Arrangers and as Joint Bookrunners
_____________________
CITIZENS BANK, NATIONAL ASSOCIATION,
BBVA COMPASS,
ROYAL BANK OF CANADA,
SUNTRUST BANK,
U.S. BANK NATIONAL ASSOCIATION, and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents

Page

ARTICLE I. DEFINITIONS AND ACCOUNTING TERMS    2
1.01    Defined Terms    2
1.02    Other Interpretive Provisions    58
1.03    Accounting Terms    59
1.04    Rounding    59
1.05    Exchange Rates; Currency Equivalents    60
1.06    Additional Alternative Currencies    60
1.07    Change of Currency    61
1.08    Times of Day    62
1.09    Letter of Credit Amounts    62
1.10    References to Certain Irish Terms    62
ARTICLE II. THE COMMITMENTS AND CREDIT EXTENSIONS    62
2.01    The Loans    62
2.02    Borrowings, Conversions and Continuations of Loans    63
2.03    Letters of Credit    66
2.04    Swing Line Loans    77
2.05    Prepayments    80
2.06    Termination or Reduction of Commitments    85
2.07    Repayment of Loans    86
2.08    Interest    87
2.09    Fees    88
2.10    [Reserved]    88
2.11    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate    88
2.12    Evidence of Debt    89
2.13    Payments Generally; Administrative Agent’s Clawback    90
2.14    Sharing of Payments by Lenders    92
2.15    Designated Borrowers    93
2.16    Increase in Commitments    94
2.17    Extensions of Revolving Credit Commitments    100
2.18    Cash Collateral    103
2.19    Defaulting Lenders    104
2.20    Foreign Obligors Not Obligated For U.S    107
ARTICLE III. TAXES, YIELD PROTECTION AND ILLEGALITY    107
3.01    Taxes    107
3.02    Illegality    114
3.03    Inability to Determine Rates    114
3.04    Increased Costs; Reserves on Eurodollar Rate Loans    116
3.05    Compensation for Losses    118
3.06    Mitigation Obligations; Replacement of Lenders    119
3.07    Survival    120
ARTICLE IV. CONDITIONS PRECEDENT TO CREDIT EXTENSIONS    120
4.01    Conditions to Closing    120
4.02    Conditions to all Credit Extensions    124

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ARTICLE V. REPRESENTATIONS AND WARRANTIES    124
5.01    Existence, Qualification and Power    125
5.02    Authorization; No Contravention    125
5.03    Governmental Authorization; Other Consents    125
5.04    Binding Effect    125
5.05    Financial Statements; No Material Adverse Change    126
5.06    Litigation    126
5.07    No Default    126
5.08    Ownership of Real Property; Liens    126
5.09    Environmental Matters    127
5.10    Insurance    127
5.11    Taxes    127
5.12    Use of Proceeds    127
5.13    ERISA Compliance    127
5.14    Subsidiaries; Equity Interests; Loan Parties    129
5.15    Margin Regulations; Investment Company Act    129
5.16    Disclosure    129
5.17    Compliance with Laws; PATRIOT Act    129
5.18    Intellectual Property; Licenses, Etc    129
5.19    Solvency    130
5.20    Collateral Documents    130
5.21    Anti-Corruption Laws    130
5.22    Representations as to Foreign Obligors    130
5.23    OFAC    131
5.24    EEA Financial Institutions    131
ARTICLE VI. AFFIRMATIVE COVENANTS    131
6.01    Financial Statements    132
6.02    Certificates; Other Information    132
6.03    Notices    134
6.04    Payment of Obligations    135
6.05    Preservation of Existence    135
6.06    Maintenance of Properties    136
6.07    Maintenance of Insurance    136
6.08    Compliance with Laws    136
6.09    Books and Records    136
6.10    Inspection Rights    136
6.11    Transactions with Affiliates    137
6.12    Covenant to Guarantee Obligations and Give Security    137
6.13    Conduct of Business    138
6.14    Further Assurances    138
6.15    Approvals and Authorizations    139
ARTICLE VII. NEGATIVE COVENANTS    139
7.01    Liens    139
7.02    Indebtedness    140

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7.03    Investments    141
7.04    Fundamental Changes    141
7.05    Dispositions    144
7.06    Restricted Payments    145
7.07    Burdensome Agreements    146
7.08    Use of Proceeds    146
7.09    Financial Covenants    147
7.10    Sanctions    147
ARTICLE VIII. EVENTS OF DEFAULT AND REMEDIES    147
8.01    Events of Default    147
8.02    Remedies upon Event of Default    150
8.03    Application of Funds    151
ARTICLE IX. ADMINISTRATIVE AGENT    152
9.01    Appointment and Authority    152
9.02    Rights as a Lender    153
9.03    Exculpatory Provisions    153
9.04    Reliance by Administrative Agent    154
9.05    Delegation of Duties    154
9.06    Resignation of Administrative Agent    155
9.07    Non-Reliance on Administrative Agent and Other Lenders    156
9.08    No Other Duties, Etc    157
9.09    Administrative Agent May File Proofs of Claim    157
9.10    Collateral and Guaranty Matters    158
9.11    Secured Cash Management Agreements and Secured Hedge Agreements    160
9.12    Lender Acknowledgement    161
9.13    Lender Representation    161
ARTICLE X. GUARANTY    163
10.01    Guaranty of Subsidiary Obligations    163
10.02    Rights of the Administrative Agent and the other Secured Parties    164
10.03    Certain Waivers    164
10.04    Obligations Independent    164
10.05    Subrogation    165
10.06    Termination; Reinstatement    165
10.07    Subordination    165
10.08    Keepwell    166
ARTICLE XI. MISCELLANEOUS    166
11.01    Amendments, Etc    166
11.02    Notices; Effectiveness; Electronic Communications    169
11.03    No Waiver; Cumulative Remedies; Enforcement    172
11.04    Expenses; Indemnity; Damage Waiver    172
11.05    Payments Set Aside    175
11.06    Successors and Assigns    176
11.07    Treatment of Certain Information; Confidentiality    181

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11.08    Right of Setoff    182
11.09    Interest Rate Limitation    183
11.10    Counterparts; Integration; Effectiveness    183
11.11    Survival of Representations and Warranties    183
11.12    Severability    184
11.13    Replacement of Lenders    184
11.14    Governing Law; Jurisdiction; Etc    185
11.15    Waiver of Jury Trial    186
11.16    No Advisory or Fiduciary Responsibility    186
11.17    Electronic Execution of Assignments and Certain Other Documents    187
11.18    USA PATRIOT Act    187
11.19    Judgment Currency    188
11.20    Dutch Parallel Debt    188
11.21    Guaranty Limitations for Foreign Subsidiary Guarantors    189
11.22    ENTIRE AGREEMENT    189
11.23    Amendment and Restatement of Existing Credit Agreement    189
11.24    Acknowledgement and Consent to Bail-In of EEA Financial Institutions    190
ARTICLE XII. COLLECTION ALLOCATION MECHANISM    190

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SCHEDULES
1.01        Existing Letters of Credit
1.01(e)        Existing Contractual Restrictions
1.01(l)        Limited Risk Distributors
2.01        Commitments and Applicable Percentages
5.06        Litigation
5.14        Subsidiaries and Other Equity Investments; Loan Parties
7.07        Burdensome Agreements
11.02        Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS
Form of

A	Committed Loan Notice

B-1	Revolving Credit Note

B-2	Term Note

C	Compliance Certificate

D	Assignment and Assumption
E-1        Guaranty (Administrative Borrower)
E-2        Guaranty (Domestic Subsidiary Guarantors)
E-3        Guaranty (Foreign Subsidiary Guarantors)
F        Swing Line Loan Notice
G    Designated Borrower Request and Assumption Agreement
H    Designated Borrower Notice
I-1-4    Forms of U.S. Tax Compliance Certificate
J    Solvency Certificate
K    Letter of Credit Report

AMENDED AND RESTATED CREDIT AGREEMENT
This AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of June 7, 2018, among ALEXION PHARMACEUTICALS, INC., a Delaware corporation (the “Administrative Borrower”), ALEXION PHARMA HOLDING UNLIMITED COMPANY (f/k/a Alexion Pharma Holding), a company incorporated in Ireland with company registration number 528477 and having its registered office at 25-28 North Wall Quay, Dublin 1 Ireland (“APH”), ALEXION PHARMA INTERNATIONAL OPERATIONS UNLIMITED COMPANY (f/k/a Alexion Pharma International Trading), a company incorporated in Ireland with company registration number 528478 and having its registered office at College Business & Technology Park, Blanchardstown Road North, Dublin 15, Ireland (“APIO”) and certain Subsidiaries of the Administrative Borrower party hereto pursuant to Section 2.15 (collectively with APH and APIO, each a “Designated Borrower” and, together with the Administrative Borrower, the “Borrowers” and, each a “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), BANK OF AMERICA, N.A., as Administrative Agent, BANK OF AMERICA, N.A. (an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated), CITIZENS BANK, NATIONAL ASSOCIATION, DNB MARKETS, INC., JPMORGAN CHASE BANK, N.A., MUFG BANK, LTD., ROYAL BANK OF CANADA, SUMITOMO MITSUI BANKING CORPORATION and SUNTRUST ROBINSON HUMPHREY, INC., as joint lead arrangers and joint bookrunners (the “Arrangers”).
PRELIMINARY STATEMENTS:

WHEREAS, the Borrowers, the lenders party thereto (the “Existing Lenders”) and Bank of America, N.A., as Administrative Agent, Swing Line Lender, and an L/C Issuer, are parties to that certain Credit Agreement, dated as of June 22, 2015 (as amended and in effect immediately prior to giving effect to this Agreement and the Master Assignment referred to below, the “Existing Credit Agreement”);
WHEREAS, substantially concurrently with the effectiveness of this Agreement, the Existing Lenders, the Lenders and the Administrative Agent are entering into that certain Master Assignment and Assumption, dated as of the date hereof (the “Master Assignment and Assumption”), pursuant to which the Existing Lenders are assigning to the Lenders, among other things, all of Existing Lenders’ rights and obligations (including with respect to the Existing Revolving Credit Loans, the Existing Revolving Credit Commitments, and the Existing Term Loans (as hereinafter defined)) under the Existing Credit Agreement;
WHEREAS, substantially concurrently with the effectiveness of the Master Assignment and Assumption, the Borrowers and the Guarantors have requested that the undersigned Lenders (who are comprised of (x) the Lenders who are Existing Lenders (such Lenders being hereinafter referred to as the “Continuing Lenders”) and (y) Lenders who are not Existing Lenders (hereinafter, the “New Lenders”), which Continuing Lenders and New Lenders (upon giving effect to the transactions contemplated on the Master Assignment and Assumption) constitute all of the “Lenders” under and as defined in the Existing Credit Agreement), and the Administrative Agent amend and restate, in its entirety, the Existing Credit Agreement to, among other things, (a) extend the “Revolving Credit Facility Maturity Date” and the “Term Facility Maturity Date” (as each such term is defined in the Existing Credit Agreement) and (b) increase the “Revolving Credit Facility” (as defined in the Existing Credit Agreement) by an aggregate principal amount equal to $500,000,000, such that the aggregate principal amount of the “Revolving Credit Facility” is an amount equal to $1,000,000,000 on the Closing Date (as hereinafter defined); and
WHEREAS, in connection with such request (a) each of the Continuing Lenders, the New Lenders, and the Administrative Agent are willing to amend and restate, in its entirety, the Existing Credit Agreement on the terms and conditions set forth in this Agreement, and (b) each Continuing Lender and New Lender has agreed that such Lender’s “Commitments” (as defined in the Existing Credit Agreement) after giving effect to the Master Assignment and Assumption, shall continue under this Agreement as Commitments in the amounts (and of the Class(es)) specified in this Agreement;
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS

1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“Acquisition” means any acquisition of all or substantially all the assets or business of, or all or substantially all the Equity Interests (other than directors’ qualifying shares) not previously held by the Administrative Borrower and its Subsidiaries in, or merger, consolidation or amalgamation with, a Person or business unit or division or line of business of a Person (or any subsequent Investment made in a person or business unit or division or line of business previously acquired in an Acquisition).
“Act” has the meaning specified in Section 11.18.
“Adjusted Consolidated Net Leverage Ratio” has the meaning set forth in Section 7.09(a).
“Administrative Agent” means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify the Borrowers and the Lenders.
“Administrative Borrower” has the meaning specified in the introductory paragraph hereto.
“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form approved by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the Commitments of all the Lenders. The Aggregate Commitments, as of the date of this Agreement, are $3,612,500,000.
“Aggregate Credit Exposures” means, at any time, in respect of (a) the Term Facility, the aggregate amount of the Term Loans outstanding at such time and (b) in respect of the Revolving Credit Facility, the sum of (i) the unused portion of the Revolving Credit Facility at such time and (ii) the Total Revolving Credit Outstandings at such time.
“Agreement” means this Credit Agreement, as amended, restated, modified or supplemented from time to time in accordance with the terms hereof.
“Agreement Currency” has the meaning specified in Section 11.19.
“AHBV” means Alexion Holding B.V. a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under Dutch law, having its official seat (statutaire zetel) in Amsterdam, the Netherlands, having its registered office at Prins Bernhardplein 200, 1097JB Amsterdam, the Netherlands, and registered with the Dutch Trade Register (Handelsregister) under number 34252590.
“All-in Yield” shall mean, as to any Loans (or other Indebtedness, if applicable), the yield thereon to Lenders (or other lenders, as applicable) providing such Loans (or other Indebtedness, if applicable) in the primary syndication thereof, as reasonably determined by the Administrative Agent, whether in the form of interest rate, margin, original issue discount, up-front fees, rate floors or otherwise; provided, that original issue discount and up-front fees shall be equated to interest rate based on an assumed four year average life to maturity; and provided, further, that “All-in Yield” shall not include arrangement, commitment, underwriting, structuring or similar fees that are not shared with all lenders or holders of such Loans and customary consent fees for an amendment paid generally to consenting lenders.
“Alternative Currency” means each of the following currencies: Euro, Sterling, Swiss Francs, Yen and Australian Dollars, together with each other currency (other than Dollars) that is approved in accordance with Section 1.06.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or the L/C Issuers, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
“APH” has the meaning specified in the Preliminary Statements to this Agreement.
“APIO” has the meaning specified in the Preliminary Statements to this Agreement.

“APLLC” means Alexion Pharma LLC, a Delaware limited liability company.
“Applicable Domestic Revolving Credit Percentage” means with respect to any Domestic Revolving Credit Lender at any time, such Domestic Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility consisting only of the Class of Revolving Credit Commitments which are Domestic Revolving Credit Commitments.
“Applicable Global Revolving Credit Percentage” means with respect to any Global Revolving Credit Lender at any time, such Global Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility consisting only of the Class of Revolving Credit Commitments which are Global Revolving Credit Commitments.
“Applicable Percentage” means (a) in respect of the Term Facility, with respect to any Term Lender at any time, the percentage (carried out to the ninth decimal place) of the Term Facility represented by (i) on or prior to the Closing Date, such Term Lender’s Closing Date Term Commitment at such time and (ii) thereafter, as applicable and as the context may require, (x) the principal amount of such Term Lender’s Term Loans, (y) Term Loans of any applicable Class, in each case, (after giving effect to any Incremental Term Loans made or to be made with respect to any Incremental Term Commitment of such Term Lender) or (z) on or prior to any Term Facility Increase Effective Date, such Term Lender’s Incremental Term Commitment of any Class at such time, and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment or, as the context may require, Revolving Credit Commitment of any applicable Class (including on account of Domestic Revolving Credit Commitments or Global Revolving Credit Commitments, as applicable) at such time, subject (in each case) to adjustment as provided in Section 2.19. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of any Class of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect (including, with respect to any such Class), giving effect to any subsequent assignments. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Rate” means, as applicable:
(a)    (i) from the Closing Date to the date on which the Administrative Agent receives a Compliance Certificate pursuant to Section 6.02(a) for the first full fiscal quarter ended after the Closing Date, 0.50% per annum for Base Rate Loans, 1.50% per annum for Eurodollar Rate Loans and Letter of Credit Fees and 0.20% per annum in respect of commitment fees and (ii) thereafter, the applicable percentage per annum set forth below determined by reference to the Consolidated Net Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate
Pricing Level	Consolidated Net Leverage Ratio	Eurodollar Rate Loans and Letters of Credit	Base Rate Loans	Commitment Fee
I	< 1.00 to 1.00	1.250%	0.250%	0.150%
II	> 1.00 to 1.00 but < 1.50 to 1.00	1.375%	0.375%	0.175%
III	> 1.50 to 1.00 but < 2.00 to 1.00	1.500%	0.500%	0.200%
IV	> 2.00 to 1.00 but < 2.50 to 1.00	1.750%	0.750%	0.250%
V	> 2.50 to 1.00 but < 3.00 to 1.00	1.875%	0.875%	0.275%
VI	> 3.00 to 1.00	2.000%	1.000%	0.300%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that if a Compliance Certificate is not delivered when due in accordance with such Section, then, upon the request of the Required Lenders, Pricing Level IV shall be effective as of the first Business Day after the date on which such Compliance Certificate was required to have been delivered and, in each case, shall remain in effect until the date on which such Compliance Certificate is delivered, or
(b)    with respect to any Other Incremental Term Loan or Revolving Credit Loan (or Swing Line Loan) under Extended Revolving Credit Commitments of any Revolving Extension Series, the “Applicable Rate” set forth in the Incremental Amendment or Revolving Extension Amendment (as applicable) relating thereto.
Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.11(b).
“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility (or, as the context may require, the Applicable Percentage in respect of the Revolving Credit Facility reflecting a specified Class of Revolving Credit Commitments) at such time.
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the L/C Issuers, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Applicant Borrower” has the meaning specified in Section 2.15.
“Appropriate Lender” means, at any time, (a) with respect to any of the Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan or a Revolving Credit Loan, respectively (or as applicable and as the context shall require, a Lender that has a Class of Commitments under such Facility or holds a specified Class of Term Loans or a specified Class of Revolving Credit Loans) at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuers and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Global Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Global Revolving Credit Lenders.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arrangers” has the meaning specified in the introductory paragraph to this Agreement.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Attributable Indebtedness” means, on any date, but without duplication, (a) in respect of any Capitalized Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease or similar payments under the relevant lease or other applicable agreement or instrument that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease or other agreement or instrument were accounted for as a Capitalized Lease.
“Audited Financial Statements” means the audited consolidated balance sheet of the Administrative Borrower and its Subsidiaries for the fiscal year ended December 31, 2017, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Administrative Borrower and its Subsidiaries, including the notes thereto.
“Australian Dollars” means the lawful currency of Australia.
“Availability Period” means in respect of any Class of Revolving Credit Commitments, the period from and including the Closing Date (or, if later, the effective date for such Class of Revolving Facility Commitments) to the earliest of (a) Revolving Credit Facility Maturity Date for such Class, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Revolving Credit Lender to make Revolving

Credit Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bank of America” means Bank of America, N.A. and its successors.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate” and (c) the Eurodollar Rate plus 1.00%; and if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.
“Base Rate Loan” means a Revolving Credit Loan or a Term Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Borrower” and “Borrowers” each have the meaning specified in the introductory paragraph hereto.
“Borrower Guaranty” means the guaranty made pursuant to Article X hereof.

“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or a Term Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, New York or the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:
(a)    if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurodollar Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means any such day that is also a London Banking Day;
(b)    if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurodollar Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan, means a TARGET Day;
(c)    if such day relates to any interest rate settings as to a Eurodollar Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and
(d)    if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurodollar Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurodollar Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“CAM” means the mechanism for the allocation and exchange of interests in the Classes and the collections thereunder established under Article XII.
“CAM Exchange” means the exchange of the Lenders’ interests provided for in Article XII.
“CAM Exchange Date” means the date on which any Event of Default referred to in Section 8.01(f) or Section 8.01(g) shall occur.
“CAM Percentage” means, as to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the sum of the Dollar Equivalents of the Designated Obligations owed to such Lender (whether or not at the time due and payable) immediately prior to the CAM Exchange and (b) the denominator shall be the sum of the Dollar Equivalents of the Designated Obligations

owed to all the Lenders (whether or not at the time due and payable) immediately prior to the CAM Exchange.
“Capitalized Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.
“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of one or more of the L/C Issuers or the Lenders, as collateral for the L/C Obligations or obligations of the Lenders to fund participations in respect of L/C Obligations, cash or deposit account balances or, if the Administrative Agent and the relevant L/C Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance reasonably satisfactory to the Administrative Agent and such L/C Issuer. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
“Cash Equivalents” means any of the following types of Investments, to the extent owned by the Borrowers or any Restricted Subsidiary free and clear of all Liens (other than Liens created under the Collateral Documents or other Liens permitted hereunder):
(a)    readily marketable obligations issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than two years from the date of acquisition thereof; provided that the full faith and credit of the United States of America is pledged in support thereof and (ii) obligations issued by any State of the United States of America or political subdivision thereof that is rated AAA by S&P and Aaa by Moody’s maturing within one year from the date of acquisition thereof;
(b)    time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) (A) is a Lender or (B) is organized under the laws of the United States of America, any state thereof or the District of Columbia or is the principal banking subsidiary of a bank holding company organized under the laws of the United States of America, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, (ii) issues (or the parent of which issues) commercial paper rated as described in clause (c) of this definition and (iii) has combined capital and surplus of at least $1,000,000,000, in each case with maturities of not more than two years from the date of acquisition thereof;
(c)    commercial paper issued by any Person organized under the laws of any state of the United States of America rated at least “Prime-1” (or the then equivalent grade) by Moody’s or at least “A-1” (or the then equivalent grade) by S&P, in each case with maturities of not more than 365 days from the date of acquisition thereof;
(d)    Investments, classified in accordance with GAAP as current assets of the Borrowers or any of their Restricted Subsidiaries, in money market investment programs registered under the Investment Company Act of 1940, which are administered by financial institutions that have the highest rating obtainable from either Moody’s or S&P, and the portfolios of which are limited solely to Investments of the character, quality and maturity described in clauses (a), (b) and (c) of this definition;

(e)    Repurchase agreements with banks described in clause (b) above for government obligations described in clause (a) above, with maturities of not more than 360 days from the date of acquisition and for the stated price thereof in such agreements;
(f)    corporate debt instruments, including medium term notes and floating rate notes, issued by entities organized under the laws of the United States and payable in Dollars; provided that such corporate debt instruments are rated A2 or better by Moody’s or A or better by S&P and mature in two years or less from the date of issuance; and
(g)    other Investments held by the Administrative Borrower and its Restricted Subsidiaries in accordance with the Administrative Borrower’s Investment Policy.
“Cash Management Agreement” means any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, purchasing card, electronic funds transfer and other cash management arrangements.
“Cash Management Bank” means (a) Bank of America and its Affiliates (in each case, to the extent Bank of America remains a Lender hereunder), (b) JPMorgan Chase Bank, N.A. and its Affiliates (in each case, to the extent JPMorgan Chase Bank, N.A. remains a Lender hereunder), (c) any other Lender or Affiliate of a Lender that is a counterparty to a Cash Management Agreement on the Closing Date (in each case, to the extent such Lender remains a Lender hereunder) and (d) any other Person that, at the time it enters into a Cash Management Agreement, is a Lender or an Affiliate of a Lender (in each case, to the extent such Lender remains a Lender hereunder), in each case of the foregoing clauses (a), (b) and (c), in their respective capacities as a party to a Cash Management Agreement; provided that (i) any such Person that enters into a Cash Management Agreement with the Administrative Borrower or any other U.S. Loan Party shall be a “Cash Management Bank” solely with respect to the U.S. Loan Parties and (ii) any such Person that enters into a Cash Management Agreement with any Designated Borrower or any other Foreign Obligor shall be a “Cash Management Bank” solely with respect to the Foreign Obligors.
“Cash Pooling Arrangements” shall mean a deposit account arrangement among a Cash Management Bank and one or more Foreign Subsidiaries involving the pooling of cash deposits in and overdrafts in respect of one or more deposit accounts with such institution for cash management purposes.
“CFC” means a Person that is a “controlled foreign corporation” under Section 957 of the Code.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means an event or series of events by which:
(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the immediate right to acquire (such right, an “option right”)), directly or indirectly, of 35% or more of the equity securities of the Administrative Borrower entitled to vote for members of the board of directors or equivalent governing body of the Administrative Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or
(b)    during any period of 12 consecutive months, a majority of the members of the board of directors or other equivalent governing body of the Administrative Borrower cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.
“Class” shall mean, (a) when used in respect of any Loan or Borrowing, whether such Loan or the Loans comprising such Borrowing are Initial Term Loans, Other Incremental Term Loans, Global Revolving Credit Loans (other than Extended Revolving Commitments), Domestic Revolving Credit Loans (other than Extended Revolving Commitments) or Revolving Credit Loans under Extended Revolving Commitments of a given Revolving Extension Series; and (b) when used in respect of any Commitment, (i) whether such Commitment is in respect of a commitment to make Initial Term Loans or Other Incremental Term Loans, (ii) whether such Commitment is a Revolving Credit Commitment (other than an Extended Revolving Commitment) or an Extended Revolving Commitment of a given Revolving Extension Series, and (iii) with respect to any Revolving Credit Commitment, whether such Revolving Credit Commitment is comprised of a Global Revolving Credit Commitment or Domestic Revolving Credit Commitment. Other Incremental Term Loans or Revolving Extension Series that have different terms and conditions (together with the Commitments in respect thereof) from the Initial Term Loans or any Existing Revolving Tranche, respectively, or from other Other Incremental Term Loans or other Revolving Extension Series, as applicable, shall be construed to be in separate and distinct Classes. Subject to additional Classes as provided above, Revolving Credit Commitments of any Class which are comprised of Global Revolving Credit Commitments shall be construed to be in a separate and distinct Class from Revolving Credit Commitments of any Class comprised of Domestic Revolving Credit Commitments.
“Closing Date” means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 11.01, such date being June 7, 2018.
“Closing Date Term Commitment” means, as to each Term Lender, its agreement to continue its Existing Term Loans under the Existing Credit Agreement as Term Loans under this Agreement, in each case, on the Closing Date in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Closing Date Term Commitment.”
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means all of the “Collateral” referred to in the Collateral Documents and all of the other property that is or is intended under the terms of the Collateral Documents to be subject to Liens in favor of the Administrative Agent for the benefit of the Secured Parties (including the “Securities Collateral” as defined in the Securities Pledge Agreement referred to in clause (a) of the definition of the term Securities Pledge Agreement).
“Collateral Documents” means, collectively, the Securities Pledge Agreement, and each of the security agreements, pledge agreements or other similar agreements delivered to the Administrative Agent pursuant to Section 6.12, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Administrative Agent for the benefit of the Secured Parties.
“Commitment” means a Term Commitment and/or a Revolving Credit Commitment, as the context may require.
“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other, or (d) a continuation of Eurodollar Rate Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Administrative Borrower.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of the Administrative Borrower and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period plus (a) the following to the extent deducted in calculating such Consolidated Net Income: (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income taxes, (iii) depreciation and amortization expense, (iv) compensation paid to employees in the form of common stock, (v) one-time non-recurring transaction fees, costs and expenses, integration, reorganization and restructuring costs and facility consolidation and closing costs incurred in connection with reorganizations, restructurings and Investments (including, the incurrence of Indebtedness in connection therewith) and Dispositions not otherwise prohibited hereunder, provided that (A) such fees, costs and expenses are incurred within twelve (12) months of the occurrence of such applicable triggering event and (B) the aggregate amount of such fees, costs and expenses added back pursuant to this clause (v) shall not to exceed 12.5% of Consolidated EBITDA for any Measurement Period (prior to giving effect to such adjustments), (vi) one-time non-recurring severance costs and expenses, payments to employees on account of their equity ownership and one-time compensation charges incurred in connection with reorganizations, restructurings and Investments (including, the incurrence of Indebtedness in connection therewith) and Dispositions not otherwise prohibited hereunder, provided that such costs, expenses and payments are incurred within twelve (12) months of the occurrence of such applicable triggering event, (vii) Transaction Expenses incurred on or prior to the Closing Date in connection with the Transactions in an aggregate amount not to exceed $10,000,000, (viii) the effects of adjustments pursuant to GAAP resulting from purchase accounting in relation to Investments not prohibited by this Agreement, or the amortization or write-off of any amounts thereof, net of taxes, in each case, which do not represent a cash item in such period or any future period, (ix) gains or losses associated with the revaluation of earnouts, milestones or other similar contingent obligations incurred in connection with the Transaction or any other Investment not prohibited by this Agreement (including upfront, earnout or milestone payments), (x) one-time non-recurring reasonable costs and expenses in an aggregate amount not to exceed $65,000,000 incurred in connection with the relocation of the Borrowers’ United States headquarters from New Haven, Connecticut to Boston, Massachusetts, (xi) one-time non-recurring up-front and milestone payments payable under research and development licensing agreements, collaboration agreements or development agreements relating to uncommercialized product candidates, (xii) one-time non-recurring research and development costs and expenses resulting from the consummation of the Wilson Acquisition and incurred during the Fiscal Year of the Administrative Borrower ending on December 31, 2018, (xiii) other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period (in each case of or by the Administrative Borrower and its Subsidiaries for such Measurement Period), and (xiv) such other costs, expenses and adjustments related to the Transaction or other Investments not prohibited by this Agreement as the Administrative Agent shall approve, in its reasonable discretion, and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) all non-cash items increasing Consolidated Net Income (in each case of or by the Administrative Borrower and its Subsidiaries for such Measurement Period), and (ii) amounts received in respect of upfront, earnout or milestone payments or other similar contingent amounts in connection with any Disposition. Notwithstanding the foregoing to the contrary, non-cash gains and losses resulting from the equity method of accounting for investees shall be disregarded in determining Consolidated EBITDA.

“Consolidated Funded Indebtedness” means, as of any date of determination, Indebtedness of the Administrative Borrower and its Restricted Subsidiaries on a consolidated basis; provided, however, obligations in respect of any economic development incentive program from any State or any subdivision thereof in connection with the Administrative Borrower’s business development activities in such State or subdivision shall constitute Consolidated Funded Indebtedness solely to the extent required under GAAP.
“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with Indebtedness (including capitalized interest), in each case to the extent treated as interest in accordance with GAAP and (b) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by the Administrative Borrower and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period.
“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDA of the Administrative Borrower and its Subsidiaries for the most recently completed Measurement Period to (b) Consolidated Interest Charges of the Administrative Borrower and its Restricted Subsidiaries for the most recently completed Measurement Period. The Consolidated Interest Coverage Ratio shall be determined on a Pro Forma Basis.
“Consolidated Net Income” means, at any date of determination, the net income (or loss) of the Administrative Borrower and its Restricted Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that Consolidated Net Income shall exclude (a) extraordinary gains or extraordinary non-cash losses for such Measurement Period, (b) the net income of any Restricted Subsidiary during such Measurement Period to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such income is not permitted by operation of the terms of its Organization Documents or any agreement, instrument or Law applicable to such Restricted Subsidiary during such Measurement Period, except that the Administrative Borrower’s equity in any net loss of any such Restricted Subsidiary for such Measurement Period shall be included in determining Consolidated Net Income, (c) any income (or loss) for such Period of any Person if such Person is not a Restricted Subsidiary, except that the net income of any Unrestricted Subsidiary for such Measurement Period shall be included in Consolidated Net Income up to the aggregate amount of cash actually distributed by such Unrestricted Subsidiary during such Measurement Period to the Administrative Borrower or a Restricted Subsidiary as a dividend or other distribution (and in the case of a dividend or other distribution to a Restricted Subsidiary, such Restricted Subsidiary is not precluded from further distributing such amount to the Administrative Borrower as described in clause (b) of this proviso), (d) any unrealized net gain or loss resulting from Swap Contracts for currency exchange risk and any foreign currency transaction or translation gains or losses, and (e) without duplication of any other amounts, any expenses, charges or losses to the extent covered by indemnification or other reimbursement obligations of third parties or covered by insurance (solely to the extent the applicable insurer has been notified of the potential claim and does not dispute coverage) and not otherwise permitted to be included in Consolidated Net Income, provided that in the case of this clause (e) the Administrative Borrower or the applicable Restricted Subsidiary either (x) has received the proceeds of such indemnification or reimbursement right or insurance claim at the time the

Administrative Borrower delivers a Compliance Certificate pursuant to Section 6.02(a) for the relevant Measurement Period or (y) reasonably expects to receive the proceeds of such indemnification or reimbursement right or insurance claim within the immediately succeeding period of four fiscal quarters of the Administrative Borrower, provided, further that such amounts excluded pursuant to clause (y) of this proviso shall not exceed $50,000,000.
“Consolidated Net Leverage Ratio” means, as of any date of determination, the ratio of (a) the result of (x) Consolidated Funded Indebtedness as of such date minus (y) the Unrestricted Cash Amount as of such date to (b) Consolidated EBITDA of the Administrative Borrower and its Subsidiaries for the most recently completed Measurement Period. The Consolidated Net Leverage Ratio shall be determined on a Pro Forma Basis.
“Consolidated Net Tangible Assets” means, with respect to the Administrative Borrower and its Restricted Subsidiaries, the total amount of assets (less applicable reserves and other properly deductible items) after deducting all goodwill, as set forth on the most recent consolidated balance sheet of the Administrative Borrower and its Restricted Subsidiaries delivered pursuant to Section 6.01(a) or 6.01(b) (provided, that for the avoidance of any doubt, in determining “Consolidated Net Tangible Assets” amounts attributable to Investments in Unrestricted Subsidiaries shall be excluded). Consolidated Net Tangible Assets shall be determined on a Pro Forma Basis.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Extension” means each of the following: (a) the continuation of the Existing Revolving Credit Loans, the Existing Term Loans and the Existing Letters of Credit as Revolving Credit Loans, Term Loans and Letters of Credit, respectively, under this Agreement on the Closing Date, (b) a Borrowing and (c) an L/C Credit Extension.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.
“Deed of Confirmation” means that certain Deed of Confirmation, dated as of the Closing Date, by and among APH, AHBV and the Administrative Agent given in respect of certain Securities Pledge Agreements governed by Irish Law.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to (i) the Base Rate plus (ii) the Applicable Rate, if any, applicable to Base Rate Loans plus (iii) 2% per annum; provided, however, that with respect to a Eurodollar Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate for Eurodollar Rate Loans plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.19(b), any Lender that (a) has failed to (i) fund all or any portion of the Loans of such Lender that are required to be funded by such Lender, within two Business Days of the date such Loans were required to be funded hereunder, unless such Lender notifies the Administrative Agent and the Administrative Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the L/C Issuers, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including, in the case of any Revolving Credit Lender, in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Administrative Borrower, the Administrative Agent, a L/C Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Administrative Borrower, to confirm in writing to the Administrative Agent and the Administrative Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Administrative Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, examiner, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.19(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Administrative Borrower, each L/C Issuer, the Swing Line Lender and each other Lender promptly following such determination.
“Designated Borrower” has the meaning specified in the introductory paragraph hereto.
“Designated Borrower Notice” has the meaning specified in Section 2.15.
“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.15.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Designated Obligations” means all obligations of the Borrowers with respect to (a) principal of and interest on the Loans, (b) Unreimbursed Amounts and interest thereon (including on account of any Lender Issued Guarantee) and (c) accrued and unpaid fees under the Loan Documents.
“Disclosed Litigation” has the meaning set forth in Section 5.06.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Disposition Carryover Amount” means, for each fiscal year of the Administrative Borrower, an amount by which (if any) the Disposition Prepayment Threshold Amount for the prior fiscal year exceeds the aggregate amount of assets of the Administrative Borrower and its Restricted Subsidiaries Disposed of during such prior fiscal year pursuant to Section 7.05(b); provided, however, that in no event shall such amount exceed 10% of Consolidated Net Tangible Assets as at the end of such prior year (as reflected in the consolidated balance sheet of the Administrative Borrower delivered pursuant to Section 6.01(a) for such prior fiscal year).
“Disposition Prepayment Threshold Amount” has the meaning specified in Section 7.05(b).
“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests of the Administrative Borrower), pursuant to a sinking fund obligation or otherwise, (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests of the Administrative Borrower), in whole or in part, (c) provides for the scheduled, mandatory payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in the case of each of the foregoing clauses (a), (b), (c) and (d), prior to the date that is ninety-one (91) days after the Latest Maturity Date in effect at the time of issuance thereof and except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Obligations that are accrued and payable and the termination of the Commitments (provided, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock). Notwithstanding the foregoing: (i) any Equity Interests issued to any employee or to any plan for the benefit of employees of the Administrative Borrower or the Subsidiaries or by any such plan to such employees shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Administrative Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability and (ii) any class of Equity Interests of such person that by its terms authorizes such person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the L/C Issuers, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“Domestic Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(b), and its agreement to continue its Existing Revolving Credit Loans as Revolving Credit Loans under this Agreement, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment – Domestic Tranche” (or, in the case of any Extended Revolving Credit Commitment, under the caption reflecting such Revolving Extension Series) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement or as amended from time to time pursuant to this Agreement (including in connection with any Revolving Extension Amendment). All Domestic Revolving Credit Commitments are part of, and not in addition to, the Revolving Credit Commitments. As of the Closing Date, the aggregate amount of the Domestic Revolving Credit Commitments is $300,000,000.
“Domestic Revolving Credit Lenders” means, at any time, any Lender that has a Domestic Revolving Credit Commitment at such time (including, any Class of Extended Revolving Credit Commitments comprised (in whole or in part) of Domestic Revolving Credit Commitments).
“Domestic Revolving Credit Loan” has the meaning specified in Section 2.01(b).
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any State thereof or the District of Columbia other than any such Subsidiary that is a Foreign Subsidiary.

“Domestic Subsidiary Guarantor” means, collectively, (i) as of the Closing Date, the Domestic Subsidiaries of the Administrative Borrower listed on Part (b) of Schedule 5.14, and (ii) from time to time thereafter, each other Domestic Subsidiary of the Administrative Borrower that has executed and delivered a guaranty or guaranty supplement pursuant to the requirements of Section 6.12, in each case, unless such guaranty has been released in accordance with Section 9.10(c) or otherwise. Notwithstanding anything to the contrary contained herein, no Excluded Subsidiary shall be a “Domestic Subsidiary Guarantor” hereunder. As of the Closing Date, the Domestic Subsidiary Guarantor is APLLC.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 11.06(b)(iii) and 11.06(b)(v) (subject to such consents, if any, as may be required under Section 11.06(b)(iii)).
“EMU” means the economic and monetary union in accordance with the Treaty of Rome 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992 and the Amsterdam Treaty of 1998.
“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any Hazardous Materials into the environment or into public waste management systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrowers within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which would reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Borrower or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” and “EUR” mean the single currency of the Participating Member States.
“Eurodollar Rate” means:
(a)    With respect to any Credit Extension:

(i)    denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”), or a comparable or successor rate which rate is approved by the Administrative Agent in its reasonable discretion, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent in its reasonable discretion from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period (the “LIBOR Screen Rate”);
(ii)    denominated in Australian dollars, the rate per annum equal to the Bank Bill Swap Reference Bid Rate (“BBSY”) or a comparable or successor rate, which rate is approved by the Administrative Agent in its reasonable discretion, as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent in its reasonable discretion from time to time) at or about 10:30 a.m. (Melbourne, Australia time) on the Rate Determination Date with a term equivalent to such Interest Period;
(iii)    denominated in any other Non-LIBOR Quoted Currency, the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent, the Revolving Credit Lenders and the L/C Issuers pursuant to Section 1.06(a); and
(b)    for any rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at or about 11:00 a.m., London time determined two Business Days prior to such date for U.S. Dollar deposits with a term of one month commencing that day;
provided, that to the extent a comparable or successor rate is approved by the Administrative Agent in its reasonable discretion in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further that to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and if the Eurodollar Rate shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Eurodollar Rate Loan” means a Revolving Credit Loan, or a Term Loan that bears interest at a rate based on clause (a) of the definition of “Eurodollar Rate.” Revolving Credit Loans that are Eurodollar Rate Loans may be denominated in Dollars or in an Alternative Currency. Term Loans that are Eurodollar Rate Loans shall be denominated solely in Dollars. All Loans denominated in an Alternative Currency must be Eurodollar Rate Loans.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Property” means “Excluded Property” as such term is defined in the Collateral Documents.

“Excluded Subsidiary” shall mean any of the following:
(a)    each Immaterial Subsidiary;
(b)    each Subsidiary that is not a Wholly Owned Subsidiary (for so long as such Subsidiary remains a non-Wholly Owned Subsidiary);
(c)    each Subsidiary that is prohibited from Guaranteeing or granting Liens to secure the applicable Obligations by any applicable Law or that would require consent, approval, license or authorization of a Governmental Authority to Guarantee or grant Liens to secure the Obligations (unless (x) such consent, approval, license or authorization has been received or (y) such prohibition or restriction is terminated or rendered unenforceable or otherwise deemed ineffective by any other applicable Law);
(d)    each Subsidiary that is prohibited by any applicable material Contractual Obligation (i) in effect on the Closing Date and set forth on Schedule 1.01(e) from Guaranteeing or granting Liens to secure the Obligations on the Closing Date or (ii) at the time such Subsidiary becomes a Subsidiary (in each case, for so long (x) as such restriction or any replacement or renewal thereof is in effect or (y) such prohibition or restriction is not terminated or rendered unenforceable or otherwise deemed ineffective by any applicable Law);
(e)    any Subsidiary, if a Guarantee or the grant of a Lien to secure the applicable Obligation by such Subsidiary would result in material adverse Tax consequences to the Administrative Borrower or any of its Subsidiaries (as determined in good faith by the Administrative Borrower) (it being agreed and understood that pursuant to this clause (e), as of the Closing Date, a Guarantee of or the granting of a Lien to secure the Obligations of APH or APIO by any Foreign Subsidiary (other than AHBV and its Subsidiaries) would result in material adverse Tax consequences to the Administrative Borrower and its Subsidiaries);
(f)    any other Subsidiary with respect to which the Administrative Agent and the Administrative Borrower reasonably agree that the cost or other consequences (including Tax consequences) of providing a Guarantee of or granting Liens to secure the Obligations are likely to be excessive in relation to the value to be afforded thereby;
(g)    each Unrestricted Subsidiary;
(h)    solely with respect to a Guarantee of or the granting of a Lien to secure any Obligations of a Subsidiary that is organized under the laws of the United States, any State thereof or the District of Columbia, each Foreign Subsidiary; and
(i)    each Limited Risk Distributor, solely to the extent such Limited Risk Distributor is required (pursuant to a Contractual Obligation) to distribute its earnings to one or more of the Loan Parties (other than such earnings representing fees, commissions, royalties or other similar amounts payable to a Limited Risk Distributor in connection with its distribution services in any jurisdiction which are required to be retained by such Limited Risk Distributor by any requirement of Law (or, in good faith, deemed necessary to be retained to achieve favorable tax treatment under its jurisdiction of organization or formation)).
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guaranty of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (including, for the avoidance of doubt, after giving effect to each applicable Sections of each Guaranty (including Article X hereof) entitled “Keepwell” and any other “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Loan Parties) at the time the Guaranty of such Guarantor, or a grant by such Guarantor of a security interest, becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes excluded in accordance with the first sentence of this definition.
“Excluded Taxes” means, any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by its gross or net income (however denominated), franchise Taxes and branch profits Taxes (or Taxes similar to branch profits Taxes imposed by any other jurisdiction), in each case imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof), (b) Other Connection Taxes, (c) U.S. federal Taxes imposed on amounts payable to or for the account of such Recipient pursuant to a Law in effect on the date on which (i) such Recipient becomes a party to this Agreement (or if later, acquires an interest in the applicable Loan or Commitment) (other than pursuant to an assignment requested by the Administrative Borrower under Section 11.13) or (ii) in the case of a Lender, such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or 3.01(a)(iii), amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient became a party hereto or to such Lender immediately before it changed its Lending Office, (d) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (e) any U.S. federal withholding Taxes imposed pursuant to FATCA.
“Existing Credit Agreement” has the meaning specified in the Preliminary Statements to this Agreement.
“Existing Lenders” has the meaning specified in the Preliminary Statements to this Agreement.
“Existing Letters of Credit” means each letter of credit identified on Schedule 1.01 hereto.
“Existing Revolving Credit Commitments” means the “Revolving Credit Commitment” under and as defined in the Existing Credit Agreement.

“Existing Revolving Credit Loans” means the outstanding “Revolving Credit Loans” under and as defined in the Existing Credit Agreement.
“Existing Revolving Maturity Date” shall have the meaning assigned to such term in Section 2.17(a).
“Existing Term Loans” means the outstanding “Term Loans” under and as defined in the Existing Credit Agreement.
“Extended Revolving Credit Commitments” shall have the meaning assigned to such term in Section 2.17(a).
“Extending Revolving Credit Lender” has the meaning assigned to such term in Section 2.17(b).
“Facility” means the Term Facility or the Revolving Credit Facility, as the context may require.
“Fair Market Value” shall mean, with respect to any asset or property, the price that could be negotiated in an arms’-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the management of the Administrative Borrower).
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements entered into in connection therewith (and any rules or guidance implementing such intergovernmental agreements).
“FCPA Investigation” means the investigation being conducted by the Administrative Borrower or its representatives, the U.S. Department of Justice and/or the SEC about, among other things, grant-making activities and compliance with the U.S. Foreign Corrupt Practices Act of 1977 and other Anti-Corruption Laws by the Administrative Borrower and its Subsidiaries, whether directly or indirectly, as well as corresponding internal control issues prior to the Closing Date, in each case, in the jurisdictions of Brazil, Japan, Russia, Turkey and Columbia, as is more fully described in the Administrative Borrower’s Form 10-Q filing for the quarterly period ended March 30, 2018.
“FDA” means the U.S. Food and Drug Administration, or any successor thereto.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America on such day on such transactions as determined by the Administrative Agent.
“Fee Letter” means the amended and restated letter agreement, dated the Closing Date, among the Administrative Borrower, Bank of America and MLPFS.
“Financial Covenants” shall mean the covenants of the Borrowers set forth in clauses (a) and (b) of Section 7.09.
“Foreign Disposition” has the meaning specified in Section 2.05(b)(iv).
“Foreign F/X Swap Contract” means a Swap Contract, where one or more non-Guarantor Foreign Subsidiaries of the Administrative Borrower is a counterparty thereto, for foreign exchange transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions which are entered into to hedge against currency and related risks or any combination of any of the foregoing (including any options to enter into any of the foregoing, but specifically excluding the foregoing entered into to hedge against interest rate risks) whether or not any such transaction is governed by or subject to any agreement.
“Foreign Government Scheme or Arrangement” has the meaning specified in Section 5.13(d).
“Foreign Lender” means, with respect to any Borrower, (a) if the applicable Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the applicable Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Obligor” means a Loan Party that is a Foreign Subsidiary.
“Foreign Obligor Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Foreign Obligor arising under or otherwise with respect to (a) the Loan Documents, (b) any treasury, depository, overdraft, credit or debit card, purchasing card, electronic funds transfer and other cash management services under or in respect of Secured Cash Management Agreements, (c) all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of the foregoing under or in respect of Secured Hedge Agreements, (d) Cash Pooling Arrangements and (e) any Loan, Letter of Credit or Lender Issued

Guarantee in connection with any Credit Extension to a Designated Borrower, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Foreign Obligor in any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, provided that, notwithstanding anything to the contrary in any Loan Document, the “Foreign Obligor Obligations” shall exclude any Excluded Swap Obligations.
“Foreign Plan” has the meaning specified in Section 5.13(d).
“Foreign Stock Holding Company” means a Subsidiary organized under the laws of the United States or any political subdivision thereof that owns no material assets (directly or through subsidiaries) other than Equity Interests in one or more CFCs.
“Foreign Subsidiary” means any Subsidiary that is (a) organized under the laws of a jurisdiction other than the United States, any State thereof or the District of Columbia, (b) a direct or indirect subsidiary of a CFC or (c) Foreign Stock Holding Company.
“Foreign Subsidiary Guarantor” means, collectively, the Foreign Subsidiaries of the Administrative Borrower listed on Part (c) of Schedule 5.14, and each other Foreign Subsidiary of the Administrative Borrower that shall execute and deliver a guaranty or guaranty supplement pursuant to Section 6.12. Notwithstanding anything to the contrary contained herein, no Excluded Subsidiary shall be required to become a “Foreign Subsidiary Guarantor” hereunder. As of the Closing Date, the Foreign Subsidiary Guarantors are AHBV, APH and APIO.
“Foreign Subsidiary F/X Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, each non-Guarantor Foreign Subsidiary of the Administrative Borrower and each other Loan Party arising under or in respect of any Foreign F/X Swap Contract that is entered into by and between any such non-Guarantor Foreign Subsidiary, any such Loan Party and any Hedge Bank, whether absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any non-Guarantor Foreign Subsidiary or any other Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, provided that, notwithstanding anything to the contrary in any Loan Document, the “Foreign Subsidiary F/X Obligations” shall exclude any Excluded Swap Obligations.
“Foreign Swap Obligor” means each non-Guarantor Foreign Subsidiary of the Administrative Borrower and each other Loan Party in its respective capacity as a counterparty to a Foreign F/X Swap Contract with any Hedge Bank.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Global Revolving Credit Lender that is a Defaulting Lender, (a) with respect to each L/C Issuer, such Defaulting Lender’s Applicable Global

Revolving Credit Percentage of the Outstanding Amount of all outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other non-defaulting Global Revolving Credit Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Global Revolving Credit Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other non-defaulting Global Revolving Credit Lenders in accordance with the terms hereof.
“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Global Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(b), and its agreement, if any, to continue its Existing Revolving Credit Loans as Revolving Credit Loans under this Agreement, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment – Global Tranche” (or, in the case of any Extended Revolving Credit Commitment, under the caption reflecting such Revolving Extension Series) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement or as amended from time to time pursuant to this Agreement (including in connection with any Revolving Extension Amendment). All Global Revolving Credit Commitments are part of, and not in addition to, the Revolving Credit Commitments. As of the Closing Date, the aggregate amount of the Global Revolving Credit Commitments is $700,000,000.
“Global Revolving Credit Loan” has the meaning specified in Section 2.01(b).
“Global Revolving Credit Lenders” means, at any time, any Lender that has a Global Revolving Credit Commitment.

“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness or other monetary obligation). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantee Lender” means a foreign branch or subsidiary of Bank of America issuing a Lender Issued Guarantee.
“Guaranteed Subsidiary Obligations” has the meaning specified in Section 10.01.
“Guarantors” means, collectively, (a) the Domestic Subsidiary Guarantors, (b) the Foreign Subsidiary Guarantors, and (c) with respect to the payment and performance by each Specified Loan Party of its obligations under its Guaranty with respect to Swap Obligations, the Administrative Borrower. For the avoidance of doubt, to the extent (x) not otherwise mutually agreed to by the Administrative Borrower and the Administrative Agent, (y) permitted by applicable Law and (z) no material adverse tax consequence would result therefrom, each Designated Borrower shall guarantee the obligations of each other Designated Borrower under the Credit Agreement and the other Loan Documents.
“Guarantor Primary Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, each Guarantor arising under any (x) treasury, depository, overdraft, credit or debit card, purchasing card, electronic funds transfer and other cash management services under or in respect of Secured Cash Management Agreements of the Guarantors, (y) rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of the foregoing under or in respect of Secured Hedge Agreements of the Guarantors, and (z) Cash Pooling Arrangements of the Guarantors, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Guarantor or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, provided that, notwithstanding anything to the contrary in any Loan Document, the “Guarantor Primary Obligations” shall exclude any Excluded Swap Obligations.
“Guaranty” means, collectively, (a) the Amended and Restated Continuing Guaranty (Administrative Borrower) dated as of the Closing Date made by the Administrative Borrower in favor of the Secured Parties, substantially in the form of Exhibit E-1, (b) the Amended and Restated Continuing Guaranty (Domestic Subsidiary Guarantors) dated as of the Closing Date made by the Domestic Subsidiary Guarantors in favor of the Secured Parties, substantially in the form of Exhibit E-2, (c) the Amended and Restated Continuing Guaranty (Foreign Subsidiary Guarantors) dated as of the Closing Date made by the Foreign Subsidiary Guarantors in favor of the Secured Parties with respect to the Foreign Obligor Obligations, substantially in the form of Exhibit E-3, and (d) each other guaranty and guaranty supplement delivered pursuant to Section 6.12.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hedge Bank” means (a) Bank of America and its Affiliates (in each case, to the extent Bank of America remains a Lender hereunder), (b) JPMorgan Chase Bank, N.A. and its Affiliates (in each case, to the extent JPMorgan Chase Bank, N.A. remains a Lender hereunder), (c) any other Lender or Affiliate of a Lender that is a counterparty to a Secured Hedge Agreement or a Foreign F/X Swap Contract on Closing Date (in each case, to the extent such Lender remains a Lender hereunder) and (d) any other Person (as determined at the time it enters into any agreement set forth in clause (i) and (ii) below) is a Lender or an Affiliate of a Lender (in each case, to the extent such Lender remains a Lender hereunder), in each case of the foregoing clauses (a), (b) and (c), in their respective capacities as a party to (i) a Secured Hedge Agreement, or (ii) a Foreign F/X Swap Contract with any non-Guarantor Foreign Subsidiary of the Administrative Borrower; provided that (x) any such Lender or Affiliate that enters into a Secured Hedge Agreement with the Administrative Borrower or any other U.S. Loan Party shall be a “Hedge Bank” solely with respect to the U.S. Loan Parties and (y) any such Lender or Affiliate of a Lender that enters into an Secured Hedge Agreement or Foreign F/X Swap Contract with any Foreign Obligor shall be a “Hedge Bank” solely with respect to the Foreign Obligors.

“IFRS” means international accounting standards within the meaning of IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements delivered under or referred to herein.
“Immaterial Subsidiary” shall mean any Subsidiary that (a) did not, as of the last day of the fiscal quarter of the Administrative Borrower most recently ended for which financial statements have been (or were required to be) delivered pursuant to Section 4.01, 6.01(a) or 6.01(b), have assets with a value in excess of 10.0% of the Consolidated Net Tangible Assets (except solely as a result of its ownership interests in its Subsidiaries) or revenues representing in excess of 10.0% of total revenues of the Administrative Borrower and the Restricted Subsidiaries on a consolidated basis as of such date, and (b) taken together with all other Immaterial Subsidiaries (including each Foreign Subsidiary that is an Immaterial Subsidiary) as of such date, did not have assets with a value in excess of 10.0% of Consolidated Net Tangible Assets (except solely as a result of its ownership interests in its Subsidiaries) or revenues representing in excess of 10.0% of total revenues of the Administrative Borrower and the Restricted Subsidiaries on a consolidated basis as of such date.
“Impacted Loans” has the meaning specified in Section 3.03.
“Increasing Revolving Credit Lender” has the meaning specified in Section 2.16(a)(iii).
“Increasing Term Lender” has the meaning specified in Section 2.16(b)(iii).
“Incremental Amendment” has the meaning specified in Section 2.16(e).
“Incremental Amount” shall mean, at any time, the greater of:
(a)    the excess (if any) of (i) the greater of (x) $500,000,000 and (y) an amount equal to fifty percent (50%) of Consolidated EBITDA for the Measurement Period most recently ended prior to, as applicable, the relevant Revolving Facility Increase Effective Date or Term Facility Increase Effective Date, over (ii) the sum of the aggregate amount of all Incremental Term Commitments and Incremental Revolving Credit Commitments, in each case, established prior to such time and outstanding pursuant to Section 2.16 in reliance on this clause (a); and
(b)    any amounts so long as immediately after giving effect to the establishment of the commitments in respect thereof (and assuming any such Incremental Revolving Credit Commitments are fully drawn) and the use of proceeds of the Loans thereunder, the Administrative Borrower shall be in Pro Forma Compliance (giving effect, for the avoidance of any doubt, to any Acquisition consummated concurrently therewith) only on the date of the initial incurrence of the applicable Incremental Term Commitments and/or Incremental Revolving Credit Commitments; provided that, in calculating the Consolidated Net Leverage Ratio, the net cash proceeds of any Indebtedness incurred pursuant to Section 2.16 at such time shall not be considered Unrestricted Cash.
“Incremental Revolving Credit Commitment” has the meaning specified in Section 2.16(a).

“Incremental Term Commitment” shall mean any Increasing Term Lender’s commitment to make any Incremental Term Loans (including, without limitation, Other Incremental Term Loans) pursuant to Section 2.16(b).
“Incremental Term Loan” shall mean, with respect to each Increasing Term Lender, any incremental term loan (including, without limitation, Other Incremental Term Loans) made by such Increasing Term Lender pursuant to Section 2.16(b) in accordance with its Incremental Term Commitment.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    unreimbursed obligations of such Person under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business);
(d)    monetary obligations (excluding prepaid interest on Indebtedness) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements);
(e)    all Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of such Person (other than in respect of the leases of the Administrative Borrower’s corporate office locations in New Haven, Connecticut and Boston, Massachusetts in an aggregate amount not to exceed $225,000,000); and
(f)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. For purposes of clause (d), the amount of Indebtedness of any Person that is non-recourse to such Person shall be deemed to be equal to the lesser of (i) the aggregate unpaid amount of such Indebtedness and (ii) the fair market value of the property encumbered thereby as determined by such Person in good faith. For the avoidance of doubt, “Indebtedness” does not include obligations representing deferred compensation to employees of the Administrative Borrower and its Subsidiaries incurred in the ordinary course of business.
“Indemnified Taxes” means Taxes, other than Excluded Taxes and Other Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document.

“Indemnitees” has the meaning specified in Section 11.04(b).
“Information” has the meaning specified in Section 11.07.
“Initial Term Loans” means (a) the Existing Term Loans that are continued as Term Loans hereunder on the Closing Date and (b) any Term Loans made by any Term Lender under the Term Facility to the Administrative Borrower on the same terms and conditions as the Term Loans under the Closing Date Term Commitments.
“Interest Payment Date” means, (a) as to any Eurodollar Rate Loan, the last day of each Interest Period applicable to such Loan and the Term Facility Maturity Date or Revolving Credit Facility Maturity Date, as applicable, for such Class of Loans; provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan or Swing Line Loan, the last Business Day of each March, June, September and December and the Term Facility Maturity Date or Revolving Credit Facility Maturity Date, as applicable, for such Class of Loans (with Swing Line Loans being deemed made under the Revolving Credit Facility under the Class of Revolving Credit Commitments (that are Global Revolving Credit Commitments) with the latest Revolving Credit Facility Maturity Date maintained by the Swing Line Lender (in its capacity as a Revolving Credit Lender) for purposes of this definition).
“Interest Period” means, as to each Eurodollar Rate Loan, the period commencing on the date such Eurodollar Rate Loan is disbursed or converted to or continued as a Eurodollar Rate Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability), as selected by the Borrowers in their Committed Loan Notice, or such other period that is twelve months or less requested by the Borrowers and consented to by all of the Appropriate Lenders; provided that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period pertaining to any Eurodollar Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the next earliest Revolving Credit Facility Maturity Date or Term Facility Maturity Date, as applicable.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or interest in, another Person (it being understood, for the avoidance of doubt, that the Guarantee of obligations of another Person that do not constitute

Indebtedness shall not constitute an Investment), or (c) the purchase or other acquisition (for cash or non-cash consideration, in one transaction or a series of transactions) of assets of another Person that constitute a business unit or all or a substantial part of the business of, such Person. For the purposes of measuring the amount of any Investment, the amount of any Investment shall be the amount (or, if other than in cash, the value) of the initial actual Investment, without adjustment for subsequent increases or decreases in the value of such Investment.
“Investment Policy” means the investment policy of the Administrative Borrower and its Subsidiaries approved and duly adopted by the board of directors (or other governing body) of the Administrative Borrower.
“IP Rights” has the meaning specified in Section 5.18.
“Ireland” means Ireland, exclusive of Northern Ireland.
“Irish Borrower” means a Borrower incorporated in Ireland.
“Irish Companies Act” means the Companies Act 2014 of Ireland.
“Irish Qualifying Lender” means a Recipient which is beneficially entitled to the interest payable in respect of an Obligation under this Agreement and:
(a)    which is a bank within the meaning of Section 246(l) of the TCA which is carrying on a bona fide banking business in Ireland for the purposes of Section 246(3)(a) of the TCA and whose Lending Office is located in Ireland; or
(b)    which is a company (within the meaning of Section 4 of the TCA);
(i)    which, by virtue of the law of a Relevant Territory is resident in the Relevant Territory for the purposes of tax and that jurisdiction imposes a tax that generally applies to interest receivable in that jurisdiction by companies from sources outside that jurisdiction; or
(ii)    in receipt of interest which: (I) is exempted from the charge to Irish income tax pursuant to the terms of a double taxation treaty entered into between Ireland and another jurisdiction that is in force on the date the relevant interest is paid; or (II) would be exempted from the charge to Irish income tax pursuant to the terms of a double taxation treaty signed between Ireland and another jurisdiction on or before the date on which the relevant interest is paid but not in force on that date, assuming that treaty had the force of law on that date;
provided that, in the case of both (i) and (ii) above, such company does not provide its commitment in connection with a trade or business which is carried on in Ireland through a branch or agency in Ireland; or
(c)    which is a U.S. corporation that is incorporated in the United States and is taxed in the United States on its worldwide income provided that such U.S. corporation does not provide its commitment in connection with a trade or business which is carried on in Ireland through a branch or agency in Ireland; or
(d)    which is a U.S. limited liability company, where the ultimate recipients of the interest payable to that limited liability company satisfy the requirements set out in clause (b) above and the business conducted through the limited liability company is so structured for market reasons and not for tax avoidance purposes; or
(e)    which is a company (within the meaning of Section 4 of the TCA);
(i)    which advances money in the ordinary course of a trade which includes the lending of money; (ii) in whose hands any interest payable in respect of money so advanced is taken into account in computing the trading income of that company; (iii) which has complied with the notification requirements set out in Section 246(5)(a) of the TCA; and (iv) whose Lending Office is located in Ireland; or
(f)    which is a qualifying company (within the meaning of section 110 of the TCA) and whose Lending Office is located in Ireland; or
(g)    which is an investment undertaking (within the meaning of Section 739B of the TCA) and whose Lending Office is located in Ireland; or
(h)    which is a Treaty Lender.
“Irish Withholding Tax” means any withholding tax imposed by Ireland.
“IRS” means the United States Internal Revenue Service.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and any Borrower (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.
“Judgment Currency” has the meaning specified in Section 11.19.
“Latest Maturity Date” shall mean, at any date of determination, the latest of the latest Revolving Credit Facility Maturity Date and the latest Term Facility Maturity Date applicable to any Class of Loans or Commitments hereunder at such time, in each case then in effect on such date of determination.
“Laws” means, collectively, all applicable international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental

Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“L/C Advance” means, with respect to each Global Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Global Revolving Credit Percentage. All L/C Advances shall be denominated in Dollars.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing under the Global Revolving Credit Commitments. All L/C Borrowings shall be denominated in Dollars.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means, individually and collectively, each of Bank of America, JPMorgan Chase Bank, N.A., in their respective capacities as issuers of Letters of Credit hereunder, and any other Global Revolving Credit Lender from time to time designated by the Administrative Borrower as an L/C Issuer, with the consent of such Lender (in its sole and absolute discretion) and the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed), and their respective successors in such capacity (it being agreed that any such other Global Revolving Credit Lender shall be under no obligation to be an L/C Issuer hereunder). L/C Issuers may, in their discretion, arrange for one or more Letters of Credit to be issued by their Affiliates, in which case the term “L/C Issuer” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate (it being agreed that such L/C Issuer shall, or shall cause such Affiliate to, comply with the requirements of Section 2.03 with respect to such Letters of Credit). At any time there is more than one L/C Issuer, any singular references to the L/C Issuer shall mean any L/C Issuer, either L/C Issuer, each L/C Issuer, the L/C Issuer that has issued the applicable Letter of Credit, or both (or all) L/C Issuers, as the context may require.
“L/C Issuer Sublimits” means, as of the Closing Date, (i) $62,500,000, in the case of Bank of America, (ii) $37,500,000, in the case of JPMorgan Chase Bank, N.A., and (iii) such amount as shall be designated to the Administrative Agent and the Administrative Borrower in writing by an L/C Issuer; provided that any L/C Issuer shall be permitted at any time to increase its L/C Issuer Sublimit upon providing five (5) days’ prior written notice thereof to the Administrative Agent and the Administrative Borrower to an amount not exceeding the Letter of Credit Sublimit.
“L/C Obligations” means, as at any date of determination, (a) the aggregate amount available to be drawn under all outstanding Letters of Credit plus (b) the aggregate of all Unreimbursed Amounts, including all L/C Borrowings, plus (c) without duplication of any amounts described in clauses (a) and (b) above, the aggregate of all Lender Issued Guarantees. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lender” has the meaning specified in the introductory paragraph hereto and, unless the context requires otherwise, includes the Swing Line Lender.
“Lender Issued Guarantee” means a guarantee issued by the Guarantee Lender, the terms, conditions, fees and structure of which shall be determined by the Guarantee Lender in its sole discretion, and which, in any event shall include, without limitation, provisions substantially similar to those set forth in Section 2.18 (as they apply to Letters of Credit) requiring the Borrowers to Cash Collateralize such Lender Issued Guarantee under certain circumstances, and with respect to each Lender’s risk participation and reimbursement obligations, provisions substantially similar to those set forth in Section 2.03 (as they apply to Letters of Credit). Lender Issued Guarantees shall be part of the Letter of Credit Sublimit and all obligations thereunder shall be treated as L/C Obligations for all purposes of this Agreement.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Administrative Borrower and the Administrative Agent which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate. Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“Letter of Credit” means any standby letter of credit issued hereunder providing for the payment of cash upon the honoring of a presentation thereunder and shall include the Existing Letters of Credit. Letters of Credit may be issued in Dollars or in an Alternative Currency and shall be made under the portion of the Revolving Credit Facility that is comprised of Global Revolving Credit Commitments.
“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Expiration Date” means, as to any applicable L/C Issuer, the day that is three (3) Business Days prior to the Revolving Credit Facility Maturity Date for the applicable Class of Revolving Credit Commitments (comprised of Global Revolving Credit Commitments) maintained by such L/C Issuer (in its capacity as a Revolving Credit Lender hereunder) (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(i).
“Letter of Credit Report” means a certificate substantially the form of Exhibit K or any other form approved by the Administrative Agent.
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $100,000,000 and (b) the Revolving Credit Facility comprised of Global Revolving Credit Commitments. Lender Issued Guarantees are part of, and not in addition to, the Letter of Credit Sublimit (provided that such amounts shall not reduce the Letter of Credit Sublimit to the extent such Lender Issued Guarantees are issued on account of any Letter of Credit). The Letter of Credit Sublimit is part of, and not in addition to, the portion of the Revolving Credit Facility comprised of Global Revolving Credit Commitments.
“LIBOR” has the meaning specified in the definition of Eurodollar Rate.
“LIBOR Quoted Currency” means each of the following currencies: Dollars, Euro, Sterling, Swiss Francs and Yen; in each case as long as there is a published LIBOR rate with respect thereto.”
“LIBOR Screen Rate” has the meaning specified in the definition of Eurodollar Rate.
“LIBOR Successor Rate” has the meaning set forth in Section 3.03.
“LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of Base Rate, Interest Period, timing and frequency of determining rates and making payments of interest and other matters as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines in consultation with the Administrative Borrower).
“Lien” means any mortgage, pledge, hypothecation, collateral assignment, deposit arrangement, assignment for security purposes, encumbrance, lien (statutory or other), charge, or similar preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing).
“Limited Condition Acquisition” means any Acquisition, including by means of a merger, amalgamation or consolidation, by the Administrative Borrower or one or more of its Subsidiaries, the consummation of which is not conditioned upon the availability of, or on obtaining, third party financing or in connection with which any fee or expense would be payable by the Administrative Borrower or one or more of its Subsidiaries to the seller or target in the event financing to consummate the acquisition is not obtained as contemplated by the definitive acquisition agreement.
“Limited Risk Distributor” means (a) each of the Subsidiaries of AHBV identified on Schedule 1.01(l) and (b) each other direct or indirect Subsidiary of the Administrative Borrower, in each case, organized for the sole purpose of distribution of pharmaceutical products of the Loan Parties in any foreign jurisdiction pursuant to a distribution agreement with a Loan Party entered into in the ordinary course of business.

“Loan” means an extension of credit by a Lender to any Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Swing Line Loan.
“Loan Documents” means, collectively, (a) this Agreement, (b) each Note, (c) each Guaranty, (d) each Collateral Document, (e) the Fee Letter, (f) each Issuer Document, (g) the Master Assignment and Assumption, (h) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.18 of this Agreement, (i) the Deed of Confirmation, (j) each Designated Borrower Request and Assumption Agreement, (k) the Post-Closing Agreement, and (l) each other agreement or instrument (including, without limitation, any assignment, assumption and ratification agreements) designated as a “Loan Document” by the Administrative Agent and the Administrative Borrower.
“Loan Parties” means, collectively, the Borrowers and each Guarantor. As of the Closing Date, the Loan Parties are the Borrowers, APLLC and AHBV.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.
“Master Assignment and Assumption” has the meaning specified in the Preliminary Statements to this Agreement.
“Material Acquisition” means any Acquisition, inbound license agreement, Investment or other strategic transaction, the aggregate consideration (including all cash and non-cash consideration and all deferred purchase price consideration in the form of earnouts, milestones or other similar contingent obligations) for which exceeds $150,000,000.
“Material Adverse Change” means any event, development or circumstance that has had a material adverse effect upon (a) the business, assets, operations or condition, financial or otherwise, of the Administrative Borrower and its Restricted Subsidiaries taken as a whole; (b) the ability of each Borrower or the other Loan Parties (taken as a whole) to perform its other obligations under any Loan Document to which it is a party; or (c) the rights and remedies of, or benefits available to, the Administrative Agent and the Lenders under the Loan Documents or the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document to which it is a party.
“Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit) of any one or more of the Administrative Borrower or any Subsidiary in an aggregate principal amount exceeding $50,000,000.
“Material Subsidiary” shall mean any Subsidiary, other than an Immaterial Subsidiary.
“Measurement Period” means, at any date of determination, the most recently completed four fiscal quarters of the Administrative Borrower.
“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or deposit account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 100% of the Fronting Exposure of the L/C Issuer with respect to Letters of Credit issued and outstanding at such time, and (b) with respect to Cash Collateral consisting of cash or deposit account balances provided in accordance with the provisions of Sections 2.18(a)(i), (a)(ii) or (a)(iii), an amount equal to 103% of the Outstanding Amount of all LC Obligations.
“MLPFS” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Net Cash Proceeds” means with respect to any Disposition by any Loan Party or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such transaction (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by the applicable asset and that is required to be repaid in connection with such transaction (other than Indebtedness under the Loan Documents), together with any applicable premium, penalty, interest and breakage costs, (B) the reasonable and customary out-of-pocket expenses (including attorneys’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant or other customary fees) incurred by such Loan Party or such Restricted Subsidiary in connection with such transaction, (C) taxes paid or reasonably estimated to be actually payable as a result of any gain recognized in connection therewith; and, where the Disposition is made by a Foreign Subsidiary, any other incremental taxes attributable to repatriating/repaying such proceeds to a Loan Party; provided that, if the amount of any estimated taxes pursuant to subclause (C) exceeds the amount of taxes actually required to be paid in cash in respect of such Disposition, the aggregate amount of such excess shall constitute Net Cash Proceeds, as and when such excess is reasonably determined by the Administrative Borrower in good faith and (D) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Disposition (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds).
“New Lenders” has the meaning specified in the Preliminary Statements to this Agreement.
“Non-Consenting Lender” has the meaning specified in Section 11.01.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.”
“Note” means a Term Note or a Revolving Credit Note, as the context may require.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party or any Subsidiary of a Loan Party arising under or otherwise with respect to (a) any Loan Document, (b) any Secured Cash Management Agreement, (c) any Secured Hedge Agreements, (d) Cash Pooling Arrangements, and (e) any Loan, Letter of Credit or Lender Issued Guarantee, in each case, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, provided that, notwithstanding anything to the contrary in any Loan Document, the “Obligations” shall exclude any Excluded Swap Obligations.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of any present or former connection between such Recipient and the jurisdiction imposing such Tax (other than (i) connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document and (ii) any Dutch Taxes as a result of any Recipient having an interest, directly or indirectly, of 5% or more in AHBV or any other Loan Party that is a resident of the Netherlands for tax purposes).
“Other Incremental Term Loans” shall have the meaning assigned to such term in Section 2.16(b)(i).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording filing or similar Taxes that arise from any payment under, from the execution, delivery, performance,

enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Excluded Taxes.
“Outstanding Amount” means (a) with respect to Term Loans, Revolving Credit Loans and Swing Line Loans (including any Class thereof) on any date, the Dollar Equivalent of the amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Term Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date; (b) with respect to any L/C Obligations on any date, the Dollar Equivalent Amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by any Loan Party of Unreimbursed Amounts and (c) with respect to any Lender Issued Guarantees on any date, the Dollar Equivalent of the maximum amount required to be paid under such Lender Issued Guarantees, including all principal, interest and fees thereunder.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the L/C Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, an overnight rate determined by the Administrative Agent or the L/C Issuer, as the case may be, in accordance with banking industry rules on interbank compensation.
“Participant” has the meaning specified in Section 11.06(d).
“Participant Register” has the meaning specified in Section 11.06(d).
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006, as amended.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Encumbrances” means:
(a)    (i) pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA, (ii) pledges and deposits to secure insurance premiums or reimbursement obligations under insurance policies or (iii) obligations in respect of letters of credit or bank guarantees that have been posted by the Administrative Borrower or any of its Subsidiaries to support the payments of the items set forth in clauses (i) and (ii);
(b)    (i) deposits or other security to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; and (ii) obligations in respect of letters of credit or bank guarantees that have been posted to support payment of the items set forth in clause (i);
(c)    easements, rights-of-way, restrictions and other similar encumbrances affecting real property of any Person which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(d)    encumbrances consisting of (i) leases, licenses, subleases or sublicenses granted to other Persons in the ordinary course of business (including with respect to IP Rights and software) which do not (A) interfere in any material respect with the business of the Administrative Borrower or the other Loan Parties, (B) secure any Indebtedness for borrowed money or (C) otherwise contravene any other provision of this Agreement or (ii) the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by Administrative Borrower or any of its Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;
(e)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(f)    Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business or (iii) in favor of a banking institution or securities intermediary arising as a matter of law or under the banking institution’s general terms of business encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
(g)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Administrative Borrower or any of its Subsidiaries in the ordinary course of business and not prohibited by this Agreement;

(h)    Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers of the Administrative Borrower or any of its Subsidiaries in the ordinary course of business;
(i)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(j)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under this Agreement;
(k)    Liens on earnest money deposits of cash or Cash Equivalents made by the Administrative Borrower or any of the Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;
(l)    Liens imposed by law, constituting landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, supplier’s, construction, tax or other like Liens, securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the applicable Borrower or any Subsidiary shall have set aside on its books reserves in accordance with GAAP;
(m)    the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;
(n)    Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or other obligations not constituting Indebtedness;
(o)    Liens securing insurance premiums financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums;
(p)    Liens on cash and Cash Equivalents in connection with a Secured Hedge Agreement securing customary initial deposits and margin deposits which are required as a matter of Law;
(q)    Liens securing obligations in respect of customary letters of credit, bank guarantees, warehouse receipts or similar obligations permitted hereunder and incurred in the ordinary course of business or consistent with past practice (provided that no such letters of credit, bank guarantees, warehouse receipts or similar obligations support obligations in respect of Indebtedness); and
(r)    Liens on any amounts held by a trustee under any indenture issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture pursuant to customary discharge, redemption or defeasance provisions.
“Permitted Junior Intercreditor Agreement” shall mean, with respect to any Liens on Collateral that are intended to be junior to any Liens securing the Initial Term Loans (and other Obligations that are secured by Liens on the Collateral ranking equally and ratably with the Liens securing the Initial Term Loans) (including, for the avoidance of doubt, junior Liens pursuant to Section 2.16(d)(iii)), one or more intercreditor agreements, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent.

“Permitted Liens” has the meaning specified in Section 7.01.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Borrower or any ERISA Affiliate or any such Plan to which any Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.02.
“Post-Closing Agreement” means that certain Post-Closing Agreement dated as of Closing Date, among the Borrowers and the Administrative Agent with respect to certain documents and actions to be delivered or taken after the Closing Date, as amended, restated, supplemented or otherwise modified from time to time.
“Priority Indebtedness” means, without duplication, (a) any Indebtedness of Restricted Subsidiaries that are not Loan Parties (whether or not any such Indebtedness is secured by any Liens), (b) any Indebtedness (other than pursuant to a Loan Document) of any Loan Party that is secured by any Lien and (c) any Indebtedness of any Loan Party in respect of any Guarantee by any such Loan Party of any Indebtedness of any Unrestricted Subsidiary. Priority Indebtedness shall be determined on a Pro Forma Basis.
“Pro Forma Basis” shall mean, as to any Person, for any events as described below that occur subsequent to the commencement of a period for which the financial effect of such events is being calculated, and giving effect to the events for which such calculation is being made, such calculation as will give pro forma effect to such events as if such events occurred on the first day of the most recent Measurement Period ended on or before the occurrence of such event (the “Reference Period”): (i) any Disposition and any asset acquisition, Investment (or series of related Investments), merger, amalgamation, consolidation (or any similar transaction or transactions), any dividend, distribution or other similar payment, (ii) any operational changes or restructurings of the business of the Administrative Borrower or any of its Subsidiaries that the Administrative Borrower or any of its Subsidiaries has determined to make and/or made during or subsequent to the Reference Period (including in connection with Disposition or asset acquisition described in clause (i)) and which are expected to have a continuing impact and are factually supportable, which would include cost savings resulting from head count reduction, closure of facilities and other operational changes and other cost savings in connection therewith, (iii) the designation of any Restricted Subsidiary as an Unrestricted Subsidiary or of any Unrestricted Subsidiary as a Restricted Subsidiary and (iv) any incurrence, repayment, repurchase or redemption of Indebtedness (or any issuance, repurchase or redemption of Disqualified Stock or preferred stock), other than fluctuations in revolving borrowings in the ordinary course of business (and not resulting from a transaction as described in clause (i) above).
Pro forma calculations made pursuant to the definition of this term “Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Administrative Borrower. Any

such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of the Administrative Borrower and set forth in a certificate of a Responsible Officer, to reflect operating expense reductions, other operating improvements, synergies or such operational changes or restructurings described in clause (ii) of the immediately preceding paragraph reasonably expected to result from the applicable pro forma event in the fifteen (15) month period following the consummation of the pro forma event; provided, that the aggregate amount of adjustments in respect of pro forma operating improvements or synergies shall not exceed 10.0% of Consolidated EBITDA for such period prior to giving effect to any such adjustment. The Administrative Borrower shall deliver to the Administrative Agent a certificate of a Responsible Officer of the Administrative Borrower setting forth such demonstrable or additional operating expense reductions and other operating improvements or synergies and information and calculations supporting them in reasonable detail.
If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date on which the relevant calculation is being made had been the applicable rate for the entire period (taking into account any hedging obligations applicable to such Indebtedness if such hedging obligation has a remaining term in excess of 12 months). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Administrative Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period, except to the extent the outstandings thereunder are reasonably expected to increase as a result of any transactions described in clause (i) of the first paragraph of this definition of “Pro Forma Basis” which occurred during the respective period or thereafter and on or prior to the date of determination. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Administrative Borrower may designate.
“Pro Forma Compliance” shall mean, at any date of determination (a) no Event of Default has occurred and is continuing or, on a Pro Forma Basis after giving effect to the relevant transactions (including, without limitation, the assumption, the issuance, incurrence and permanent repayment of Indebtedness), would result therefrom and (b) that on a Pro Forma Basis after giving effect to the relevant transactions (including, without limitation, the assumption, the issuance, incurrence and permanent repayment of Indebtedness), Administrative Borrower and its Subsidiaries shall have demonstrated (in a manner, and pursuant to calculations reasonably satisfactory to the Administrative Agent) that Consolidated Net Leverage Ratio is not greater than the maximum ratio then permitted pursuant to Section 7.09(a) minus 0.25x, as recomputed as at the last day of the most recently ended fiscal quarter of the Administrative Borrower for which the financial statements required pursuant to Section 6.01(a) or 6.01(b) (including, applicable Compliance Certificates in connection therewith), as applicable, have been delivered.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“Qualified ECP Guarantor” shall mean, at any time in respect of any Swap Obligations, each Loan Party with total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of relevant security interest becomes effective with respect to such Swap Obligation or such other Person that qualifies at such time as an “eligible contract participant” under the Commodity Exchange Act and can cause another person to qualify as an “eligible contract participant” at such time under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified Equity Interests” shall mean any Equity Interest other than Disqualified Stock.
“Rate Determination Date” means two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as reasonably determined by the Administrative Agent; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such other day as otherwise reasonably determined by the Administrative Agent).
“Recipient” means the Administrative Agent, any Lender (including the Swing Line Lender), any L/C Issuer or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder.
“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”
“Register” has the meaning specified in Section 11.06(c).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Territory” means (a) a member state of the European Union (other than Ireland), or (b) to the extent not a member state of the European Union, a jurisdiction with which Ireland has entered into a double taxation treaty that either has the force of law by virtue of section 826(1) of the TCA or which will have the force of law on completion of the procedures set out in section 826(1) of the TCA.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Term Loans or Revolving Credit Loans, a Committed Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, at any time, Lenders having Aggregate Credit Exposures representing more than 50% of the Aggregate Credit Exposures of all Lenders. The Aggregate Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that any Defaulting Lender has failed to fund that have not been reallocated to and funded by another Non-Defaulting Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.
“Required Revolving Lenders” means, at any time, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) at such time and (b) aggregate unused portion of the Revolving Credit Commitment at such time. The unused portion of the Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be disregarded in determining Required Revolving Lenders at any time; provided that the amount of any participation in any Swing Line Loan and Unreimbursed Amounts that such Defaulting Lender has failed to fund that have not been reallocated to and funded by another Non-Defaulting Lender shall be deemed to be held by the Lender that is the Swing Line Lender or L/C Issuer, as the case may be, in making such determination.
“Required Term Lenders” means, at any time, Term Lenders holding more than 50% of the Term Facility on such date; provided that the portion of the Term Facility held by any Defaulting Lender shall be disregarded in determining Required Term Lenders at any time.
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, vice president, assistant treasurer, controller, secretary or any assistant secretary of a Loan Party and, with respect to any Loan Party incorporated under the laws of the Netherlands, a member of the management board of such Loan Party, and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of any Person, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to any Person’s stockholders, partners or members (or the equivalent of any thereof).
“Restricted Subsidiary” means, at any time, any Subsidiary of the Administrative Borrower that is not an Unrestricted Subsidiary.

“Revaluation Date” means (a) with respect to any Revolving Credit Loan, each of the following: (i) each date of a Borrowing of a Eurodollar Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurodollar Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall reasonably determine or the Required Revolving Lenders shall reasonably require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in an Alternative Currency, (iv) in the case of all Existing Letters of Credit denominated in Alternative Currencies, the Closing Date, and (v) such additional dates as the Administrative Agent or any L/C Issuer shall reasonably determine or the Required Revolving Lenders shall reasonably require.
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans (a) of the same Type, (b) in the same currency, (c) in the case of Global Revolving Credit Loans, under the Global Revolving Credit Commitments, (d) in the case of Domestic Revolving Credit Loans, under the Domestic Revolving Credit Commitments and (e) in the case of Eurodollar Rate Loans, having the same Interest Period, made by each of the applicable Revolving Credit Lenders pursuant to Section 2.01(b).
“Revolving Credit Commitment” means, as applicable and as the context may require, at any time (a) the aggregate amount of the Revolving Credit Lenders’ Global Revolving Credit Commitments at such time and/or (b) the aggregate amount of the Revolving Credit Lenders’ Domestic Revolving Credit Commitments at such time.
“Revolving Credit Exposure” means, as applicable and as the context may require, (a) with respect to any Domestic Revolving Credit Lender at any time, the aggregate Outstanding Amount at such time of its outstanding Domestic Revolving Credit Loans and (b) with respect to any Global Revolving Credit Lender at any time, the aggregate Outstanding Amount at such time of its outstanding Global Revolving Credit Loans and the aggregate Outstanding Amount of such Global Revolving Credit Lender’s participation in L/C Obligations and Swing Line Loans at such time.
“Revolving Credit Extension Requirements” means, in connection with any Credit Extension under the Revolving Credit Facility, satisfaction of each of the following conditions: (a) the Total Global Revolving Credit Outstandings shall not exceed the Revolving Credit Facility comprised of Global Revolving Credit Commitments, (b) the Total Domestic Revolving Credit Outstandings shall not exceed the Revolving Credit Facility comprised of Domestic Revolving Credit Commitments, (c) the Revolving Credit Exposure of any Global Revolving Credit Lender shall not exceed such Global Revolving Credit Lender’s Global Revolving Credit Commitment, (d) the Revolving Credit Exposure of any Domestic Revolving Credit Lender shall not exceed such Domestic Revolving Credit Lender’s Domestic Revolving Credit Commitment, (e) the Revolving Credit Exposure of any Global Revolving Credit Lender under any Class of Global Revolving Credit Commitments shall not exceed such Global Revolving Credit Lender’s Global Revolving Credit Commitment of such Class and (f) the Revolving Credit Exposure of any Domestic Revolving

Credit Lender under any Class of Domestic Revolving Credit Commitments shall not exceed such Domestic Revolving Credit Lender’s Domestic Revolving Credit Commitment of such Class.
“Revolving Credit Facility” means, as applicable and as the context may require, at any time (a) the aggregate amount of all Revolving Credit Lenders’ Revolving Credit Commitments at such time or (b) the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments under any specific Class. The aggregate amount of the Revolving Credit Facility on the Closing Date is $1,000,000,000.
“Revolving Credit Facility Maturity Date” shall mean, as the context may require, (a) with respect to Revolving Credit Commitments (except Extended Revolving Credit Commitments), June 7, 2023 and (b) with respect to any Class of Extended Revolving Credit Commitments, the maturity date set forth in the Revolving Extension Amendment with respect to such Class of Extended Revolving Credit Commitments; provided in each case that if such day is not a Business Day, the Revolving Credit Facility Maturity Date shall be the Business Day immediately preceding such day.
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time (including, any Class of Extended Revolving Credit Commitments).
“Revolving Credit Loan” has the meaning specified in Section 2.01(b).
“Revolving Credit Note” means a promissory note made by the applicable Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or, as applicable, Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit B-1.
“Revolving Extension Amendment” has the meaning assigned to such term in Section 2.17(c).
“Revolving Extension Request” has the meaning assigned to such term in Section 2.17(a).
“Revolving Extension Series” has the meaning assigned to such term in Section 2.17(e).
“Revolving Facility Increase Effective Date” has the meaning specified in Section 2.16(a)(iv).
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.

“Sanction(s)” means any international economic sanction administered or enforced by (a) the U.S. government, including but not limited to OFAC, (b) the United Nations Security Council, (c) the European Union, or (d) Her Majesty’s Treasury.
“Scheduled Unavailability Date” has the meaning set forth in Section 3.03.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Secured Cash Management Agreement” means (a) for any U.S. Loan Party, any Cash Management Agreement that is entered into by and between the Administrative Borrower or any other U.S. Loan Party and any Cash Management Bank and (b) for any Foreign Obligor, any Cash Management Agreement that is entered into by and between any Designated Borrower or any other Foreign Obligor and any Cash Management Bank.
“Secured Hedge Agreement” means (a) for any U.S. Loan Party, any Swap Contract that is entered into by and between the Administrative Borrower or any other U.S. Loan Party and any Hedge Bank and (b) for any Foreign Obligor, any Swap Contract that is entered into by and between a Designated Borrower or any other Foreign Obligor and any Hedge Bank.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders (including the Swing Line Lender), the L/C Issuers, the Hedge Banks party to a Secured Hedge Agreement, the Cash Management Banks party to a Secured Cash Management Agreement, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 9.05, and the other Persons the Obligations owing to which are or are purported to be secured by the Collateral under the terms of the Collateral Documents.
“Securities Pledge Agreement” means, collectively, (a) that certain Amended and Restated Securities Pledge Agreement (U.S. Loan Parties), executed and delivered on the Closing Date, by and between the U.S. Loan Parties and the Administrative Agent, (b) that certain deed of charge over shares, dated 22 June 2015, by and between AHBV and the Administrative Agent, (c) that certain deed of charge over shares, dated 22 June 2015, by and between APH and the Administrative Agent, (d) that certain deed of charge over shares, executed and delivered on the Closing Date by and between APH and the Administrative Agent and (e) any other securities pledge agreement that may be entered into after the Closing Date with respect to a Subsidiary of the Administrative Borrower pursuant to Section 6.12, in each case, in form and substance reasonably satisfactory to the Administrative Agent and as amended and in effect from time to time.
“Solvent” and “Solvency” mean, with respect to any Person on any date of determination, that on such date (a) the fair value of the assets of such Person and its Subsidiaries on a consolidated basis exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person and its Subsidiaries on a consolidated basis, (b) the present fair saleable value of the property of such Person and its Subsidiaries on a consolidated basis will be no less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries on a consolidated basis on their existing debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (d) such Person and its Subsidiaries on a consolidated basis do not have unreasonably small capital with which to conduct the businesses in which they are engaged, as such businesses are now conducted and are proposed to be conducted and (e) such Person and its Subsidiaries do not intend to, nor do they believe they will, incur debts beyond their ability to pay such debts as they mature. For the purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability.
“Special Notice Currency” means at any time an Alternative Currency, other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.
“Specified Loan Party” means any Loan Party that is not an “eligible contract participant” under the Commodity Exchange Act and the regulations thereunder (without giving effect to the applicable section in each Guaranty (including Article X hereof) entitled “Keepwell”).
“Specified Products” means the Administrative Borrower and its Subsidiaries’ products commonly known as Soliris, Strensiq and Kanuma.
“Specified Representations” shall mean those representations and warranties of the Loan Parties set forth in Section 5.01(a) and (b)(ii), Section 5.02 (other than clause (b)(ii)), Section 5.04, Section 5.06, Section 5.12 (with respect to the use of proceeds), Section 5.15, Section 5.17(b), Section 5.19 (as to the Administrative Borrower and its Restricted Subsidiaries on a consolidated basis), Section 5.20 (subject to the final paragraph of Section 4.01(a) relating to Collateral), Section 5.21, and Section 5.23 (provided, however, the representations and warranties contained in Section 5.21 and Section 5.23, as to any target company and its subsidiaries, shall be limited to those representations made by the target company in the applicable acquisition agreement, except to the extent that the use of proceeds of the Facilities by the Administrative Borrower and its affiliates on the closing date of such Limited Condition Acquisition could reasonably be expected to result in liability of any Arranger, the Administrative Agent, any Lender or any Affiliate of any of the foregoing, as a result of any failure of the target company or its subsidiaries to comply with the representations and warranties contained in Section 5.21 or Section 5.23).
“Spot Rate” for a currency means the rate determined by the Administrative Agent or the L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent or the L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or the L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; and provided further that the L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.

“SSM Regulation” means Council Regulation (EU) No 1024/2013 of 15 October 2013 conferring specific tasks on the European Central Bank concerning policies relating to the prudential supervision of credit institutions.
“Sterling” and “£” mean the lawful currency of the United Kingdom.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having power to elect a majority of directors or other governing body of such entity (other than securities or interests having such power only by reason of the happening of a contingency), are at the time beneficially owned, and/or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Administrative Borrower.
“Subsidiary Redesignation” has the meaning specified in the definition of Unrestricted Subsidiary.
“Successor Administrative Borrower” has the meaning specified in Section 7.04(d).
“Successor Designated Borrower” has the meaning specified in Section 7.04(d).
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Obligations” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such

Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Lender” means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit F or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Administrative Borrower.
“Swing Line Sublimit” means an amount equal to the lesser of (a) $25,000,000 and (b) the Revolving Credit Facility comprised of Global Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Revolving Credit Facility comprised of Global Revolving Credit Commitments.
“Swiss Francs” and “CHF” mean the lawful currency of Switzerland.
“Syndication Agents” means DNB Markets, Inc., JPMorgan Chase Bank, N.A., MUFG Bank, Ltd. and Sumitomo Mitsui Banking Corporation, in their capacities as co-syndication agents.
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property (including sale and leaseback transactions), in each case, creating obligations that do not appear on the balance sheet of such Person but which, upon the application of any Debtor Relief Laws to such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges, in the nature of taxes, imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“TCA” means the Taxes Consolidation Act, 1997.
“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Type and Class, denominated in Dollars and, in the case of Eurodollar Rate Loans, having the same Interest Period made by each of the Term Lenders pursuant to Section 2.01(a) or any in connection with any increase in the Term Facility pursuant to Section 2.16(b) (including any Borrowing of Other Terms Loan, in accordance with the terms thereof).
“Term Commitment” means, with respect to each Term Lender, collectively, its (a) Closing Date Term Commitment and (b) Incremental Term Commitment, if any.
“Term Facility” means, at any time, (a) on or prior to the Closing Date, the aggregate amount of the Closing Date Term Commitments at such time and (b) thereafter, as applicable and as the context may require, (i) the aggregate principal amount of the Term Loans of all Term Lenders outstanding at such time (after giving effect to any Incremental Term Loans (including, without limitation, Other Incremental Term Loans) made or to be made with respect to any Incremental Term Commitment) or (ii) the aggregate principal amount of any specific Class of Term Loans of the applicable Term Lenders outstanding at such time (after giving effect to any Incremental Term Loans (including, without limitation, Other Incremental Term Loans) made or to be made with respect to any Incremental Term Commitment). The aggregate amount of the Term Facility on the Closing Date is $2,612,500,000.
“Term Facility Maturity Date” shall mean, as the context may require, (a) with respect to all Terms Loans (except Other Incremental Term Loans), June 7, 2023, and (b) with respect to any Class of Other Incremental Term Loans, the maturity date set forth in the Incremental Amendment with respect to such Class of Other Incremental Term Loans; provided in each case that if such day is not a Business Day, the Term Facility Maturity Date shall be the Business Day immediately preceding such day.
“Term Facility Increase Effective Date” has the meaning specified in Section 2.16(b)(iv).
“Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has a Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans at such time or Incremental Term Commitment at such time.
“Term Loan” means an advance made by any Term Lender under the Term Facility (including any Incremental Term Loans made pursuant to Section 2.16(b)).
“Term Loan Amortization Amount” means, at any applicable time, an amount equal to the product of (a) the sum of (x) the Term Facility comprised of Closing Date Term Commitments on the Closing Date plus (y) the aggregate amount of all Incremental Term Loans (except Other Incremental Term Loans) made pursuant to Section 2.16(b) times (b) 1.25%.
“Term Note” means a promissory note made by any applicable Borrower in favor of a Term Lender evidencing Term Loans made by such Term Lender, substantially in the form of Exhibit B-2.

“Threshold Amount” means $50,000,000.
“Total Domestic Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Domestic Revolving Credit Loans.
“Total Global Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Global Revolving Credit Loans, Swing Line Loans and L/C Obligations.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Credit Outstandings” mean the aggregate amount of Total Domestic Revolving Credit Outstandings and Total Global Revolving Credit Outstandings.
“Transaction” means, collectively, (a) the execution and delivery of this Agreement and the other Loan Documents and the funding and continuation (as applicable) of the Loans on the Closing Date, (b) the repayment of a portion of the Existing Term Loans on the Closing Date, (c) the consummation of any other transactions in connection with the foregoing, and (d) the payment of the fees and expenses incurred in connection with any of the foregoing.
“Transaction Expenses” means any fees (other than commitment fees, letter of credit fees and other similar fees on account of loans and letters of credit, but including upfront fees, annual agency fees and arrangement fees) or expenses (other than interest expense) incurred or paid by the Administrative Borrower or any of its Subsidiaries in connection with the Transaction, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
“Treaty Lender” means a Recipient other than a Recipient falling within paragraph (b), (c) or (d) of the definition of Irish Qualifying Lender set out above which is on the date any relevant payment is made entitled under a double taxation agreement (a “Treaty”) in force on that date to that payment without any deduction of Tax.
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurodollar Rate Loan.
“UCC” means the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce (“ICC”) Publication No. 600 (or such later version thereof as may be in effect at the time of issuance).
“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted Cash” shall mean the aggregate amount of cash or Cash Equivalents of the Administrative Borrower or any of its Subsidiaries that (i) would not appear as “restricted” on a consolidated balance sheet of the Administrative Borrower or any of its Subsidiaries and (ii) is not otherwise subject to any Lien, except in favor of the Administrative Agent pursuant to any Loan Document to secure the Obligations.
“Unrestricted Cash Amount” shall mean, on any date, the lesser of (a) an amount equal to $500,000,000 and (b) the sum of (i) Unrestricted Cash of the Administrative Borrower and the Domestic Subsidiary Guarantors maintained in the United States, and (ii) solely to the extent of Revolving Credit Loans made to, and Letters of Credit issued for the account of, Designated Borrowers that are Foreign Subsidiaries, Unrestricted Cash of such Designated Borrowers and Foreign Subsidiary Guarantors.
“Unrestricted Subsidiary” shall mean any Subsidiary of the Administrative Borrower, whether now owned or acquired or created after the Closing Date, that is designated on or after the Closing Date by the Administrative Borrower as an Unrestricted Subsidiary hereunder by written notice to the Administrative Agent; provided, that the Administrative Borrower shall only be permitted to so designate a new Unrestricted Subsidiary on or after the Closing Date so long as (a) no Default or Event of Default has occurred and is continuing or would result therefrom, (b) immediately after giving effect to such designation, the Administrative Borrower shall be in Pro Forma Compliance with the Financial Covenants as of the last day of the then most recently ended Measurement Period, (c) (i) all Investments in such Unrestricted Subsidiary at the time of designation (as contemplated by the immediately following sentence) are permitted in accordance with the relevant requirements of Section 7.03 and (ii) the aggregate amount of all Investments (including Guarantees of Indebtedness of any such Unrestricted Subsidiary) in Unrestricted Subsidiaries (with each such Unrestricted Subsidiary being valued at its Fair Market Value at the time such Unrestricted Subsidiary was so designated) shall not exceed in the aggregate $250,000,000 during the term of this Agreement (it being understood and agreed that such aggregate limitation for purposes of determining compliance with this clause (c) shall be calculated without giving effect to any return representing a return of capital with respect to such Unrestricted Subsidiary, whether or not repaid in cash prior to such time of determination (including as a result of Subsidiary Redesignation)), (d) such Subsidiary being designated as an “Unrestricted Subsidiary” shall also, concurrently with such designation and thereafter, constitute an “unrestricted subsidiary” under any Material Indebtedness issued or incurred on or after the Closing Date, (e) such Subsidiary was not previously designated as an Unrestricted Subsidiary and thereafter re-designated as a Restricted Subsidiary and (f) if such designation is on the Closing Date, the designation shall not occur until the conditions set forth in Section 4.02 are satisfied (or waived in accordance with Section 11.01) and the funding of the initial Loans has occurred. The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Administrative Borrower (or its Restricted Subsidiaries) therein at the date of designation in an amount equal to the Fair Market Value of the Administrative Borrower’s (or its Restricted Subsidiaries’) Investments therein, which shall be required to be permitted on such date in accordance with Section 7.03 (and not as an Investment permitted thereby in a Restricted Subsidiary). The Administrative Borrower may designate any Unrestricted

Subsidiary to be a Restricted Subsidiary for purposes of this Agreement (each, a “Subsidiary Redesignation”); provided, that (i) no Default or Event of Default has occurred and is continuing or would result therefrom (after giving effect to the provisions of the immediately succeeding sentence), (ii) immediately after giving effect to such redesignation, the Administrative Borrower shall be in Pro Forma Compliance with the Financial Covenants as of the last day of the most recently ended Measurement Period and (iii) the Administrative Borrower shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Administrative Borrower, certifying to the best of such officer’s knowledge, compliance with the requirements of preceding clause (i). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary on or after the Closing Date shall constitute the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time.
“U.S. Loan Party” means any Loan Party that is not a Foreign Obligor.
“U.S. Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any U.S. Loan Party arising under or otherwise with respect to (a) the Loan Documents, (b) any treasury, depository, overdraft, credit or debit card, purchasing card, electronic funds transfer and other cash management services under or in respect of Secured Cash Management Agreements, (c) all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of the foregoing under or in respect of Secured Hedge Agreements, (d) Cash Pooling Arrangements, and (e) any Loan, Letter of Credit or Lender Issued Guarantee, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any U.S. Loan Party in any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wholly Owned Subsidiary” of any Person shall mean a Subsidiary of such person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable Law) are owned by such Person or another Wholly Owned Subsidiary of such Person. Unless the context otherwise requires, “Wholly Owned Subsidiary” shall mean a Subsidiary of the Administrative Borrower that is a Wholly Owned Subsidiary of the Administrative Borrower.
“Wilson Acquisition” means the Acquisition by the Administrative Borrower, through its Wholly Owned Subsidiary Alexion Pharma Nordics Holding AB, of substantially all of the Equity Interests of Wilson Therapeutics AB, which Acquisition was consummated on or about May 30, 2018.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
“Yen” means the lawful currency of Japan.
1.02    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto”, “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Preliminary Statements, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Preliminary Statements, Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03    Accounting Terms. (a) Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of the Financial Covenants) contained herein, Indebtedness of the Borrowers and their Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded.
(a)    Changes in GAAP. If at any time any change in GAAP (including the adoption of IFRS or the election by the Administrative Borrower to adopt IFRS as provided in the last sentence of this subsection (b)) would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (A) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein (or adoption of IFRS) and (B) the Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP (or adoption of IFRS). Without limiting the foregoing, leases shall continue to be classified and accounted for on a basis consistent with that reflected in the Audited Financial Statements for all purposes of this Agreement, notwithstanding any change in GAAP relating thereto, unless the parties hereto shall enter into a mutually acceptable amendment addressing such changes, as provided for above. If the Administrative Borrower notifies the Administrative Agent that it is required to report under IFRS or has elected to do so through an early-adoption policy, “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, the Administrative Borrower cannot elect to report under U.S. generally accepted accounting principles).
(b)    Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Borrowers and their Subsidiaries or to the determination of any amount for the Borrowers and their Subsidiaries on a consolidated basis or any similar reference shall, in each case, be deemed to exclude each variable interest entity that any Borrower is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.
1.04    Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component,

carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Exchange Rates; Currency Equivalents.
(a)    The Administrative Agent or the applicable L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating the Financial Covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable L/C Issuer, as applicable.
(b)    Wherever in this Agreement in connection with a Committed Borrowing, conversion, continuation or prepayment of a Eurodollar Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Committed Borrowing, Eurodollar Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or that applicable L/C Issuer, as the case may be. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurodollar Rate” or with respect to any comparable or successor rate thereto (provided, however, that the foregoing shall in no way limit the liability, or derogate from any obligations, of the Administrative Agent in carrying out its duties under this Agreement and the other Loan Documents, in accordance with this Agreement and the other Loan Documents).
1.06    Additional Alternative Currencies.
(a)    The Administrative Borrower may from time to time after the Closing Date request that Revolving Credit Loans that are Eurodollar Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency;” provided that such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Revolving Credit Loans that are Eurodollar Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Revolving Credit Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the L/C Issuers.
(b)    Any such request shall be made to the Administrative Agent not later than 11:00 a.m., ten (10) Business Days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the L/C Issuers, in its or their sole discretion). In the case of any such request pertaining to Revolving Credit Loans, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify each L/C Issuer thereof. Each Revolving Credit Lender (in the case of any such request pertaining to Revolving Credit Loans) or each L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., five (5) Business Days after receipt of such request whether it consents, in its sole discretion, to the making of Revolving Credit Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
(c)    Any failure by a Revolving Credit Lender or a L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding sentence shall be deemed to be a refusal by such Revolving Credit Lender or such L/C Issuer, as the case may be, to permit Revolving Credit Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Credit Lender consent to making Revolving Credit Loans in such requested currency, the Administrative Agent shall so notify the Administrative Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Revolving Credit Loans; and if the Administrative Agent and all the L/C Issuers consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Administrative Borrower and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Administrative Borrower.
1.07    Change of Currency.
(a)    Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Committed Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Committed Borrowing, at the end of the then current Interest Period.
(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent and the Borrowers may from time to time agree (such consent of the Borrowers not to be unreasonably withheld, delayed or conditioned) to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.

(c)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent and the Borrowers may from time to time agree (such consent of the Borrowers not to be unreasonably withheld, delayed or conditioned) to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
1.08    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).
1.09    Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.10    References to Certain Irish Terms. In this Agreement, “examiner” and “examinership” shall have the meaning ascribed to such terms in the Irish Companies Act.

ARTICLE II.
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01    The Loans. (a) Existing Term Loans; The Term Borrowing. Subject to the terms and conditions set forth herein, all Existing Term Loans made to the Administrative Borrower shall be deemed to have been made pursuant hereto, and upon the Closing Date, all Existing Term Loans shall continue as Term Loans in Dollars made to the Administrative Borrower hereunder. The Term Borrowing on the Closing Date shall consist of Term Loans continued simultaneously by the Term Lenders in accordance with their respective Closing Date Term Commitment. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed. Term Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein. No Term Loan shall be denominated in an Alternative Currency.
(a)    The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, (i) all Existing Revolving Credit Loans made to each Borrower shall be deemed to have been made pursuant hereto, and upon the Closing Date, shall continue as Revolving Credit Loans made to such Borrower hereunder (and shall continue, as applicable, as Global Revolving Credit Loans or Domestic Revolving Credit Loans hereunder in accordance with the Global Revolving Credit Commitments or Domestic Revolving Credit Commitments, as applicable), (ii) each Global Revolving Credit Lender severally agrees to make loans (each such loan, a “Global Revolving Credit Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies from time to time, on any Business Day during the applicable Availability Period, in an aggregate Dollar Equivalent amount not to exceed at any time outstanding the amount of such Lender’s Global Revolving Credit Commitment and (iii) each Domestic Revolving Credit Lender severally agrees to make loans (each such loan, a “Domestic Revolving Credit Loan” and, together with the Global Revolving Credit Loans, collectively, the “Revolving Credit Loans” or, each, a “Revolving Credit Loan”) to the Administrative Borrower in Dollars from time to time, on any Business Day during the applicable Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Domestic Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, each of the Revolving Credit Extension Requirements shall be satisfied. Within the limits of each Revolving Credit Lender’s applicable Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans or Eurodollar Rate Loans, as further provided herein.
2.02    Borrowings, Conversions and Continuations of Loans. (a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurodollar Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by (A) telephone or (B) a Committed Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a Committed Loan Notice. Each such Committed Loan Notice must be received by the Administrative Agent not later than 12:00 noon (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of Eurodollar Rate Loans or of any conversion of Eurodollar Rate Loans to Base Rate Loans, (ii) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurodollar Rate Loans denominated in Alternative Currencies, and (iii) on the requested date of any Borrowing of Base Rate Loans; provided, however, that if the Borrowers wish to request Eurodollar Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period,” the applicable notice must be received by the Administrative Agent not later than 12:00 noon (i) four Business Days prior to the requested date of such Borrowing, conversion or continuation of Eurodollar Rate Loans denominated in Dollars, or (ii) five Business Days (or six Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurodollar Rate Loans denominated in Alternative Currencies, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them. Not later than 12:00 noon, (i) three Business Days before the requested date of such Borrowing, conversion or continuation of Eurodollar Rate Loans denominated in Dollars, or (ii) four Business Days (or five Business days in the case of a Special Notice Currency) prior to the requested date of such Borrowing, conversion or continuation of Eurodollar Rate Loans denominated in Alternative Currencies, the Administrative Agent shall notify the applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Appropriate Lenders. Each Borrowing of, conversion to or continuation of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $5,000,000 in excess thereof, or otherwise equal to the remaining balance of applicable Commitments. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof, or otherwise equal to the remaining balance of applicable Commitments. Each Committed Loan Notice shall specify (i) whether the applicable Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of Term Loans or Revolving Credit Loans from one Type to the other, or a continuation of Eurodollar Rate Loans, (ii) in the case of any Revolving Credit Loan, whether such Revolving Credit Loan is to be a Domestic Revolving Credit Loan or Global Revolving Credit Loan, as applicable, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Loans to be borrowed, converted or continued, (v) the Type of Loans to be borrowed or to which existing Term Loans or Revolving Credit Loans are to be converted, (vi) if applicable, the duration of the Interest Period with respect thereto, (vii) the currency of the Loans to be borrowed, (viii) if applicable, the Class of Loans and/or Commitments that is the subject of such request, and (ix) if applicable, the Designated Borrower. If the applicable Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the applicable Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans; provided, however, that with respect to any such Loan denominated in an Alternative Currency, such Loan shall be automatically continued as a Eurodollar Rate Loan of the same currency with an Interest Period of one month. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurodollar Rate Loans. If any Borrower requests a Borrowing of, conversion to, or continuation of Eurodollar Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, (a) a Swing Line Loan may not be converted to a Eurodollar Rate Loan, (b) no Revolving Credit Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency and (c) no Term Loan may be converted into or continued as a Loan denominated in an Alternative Currency. Notwithstanding anything to the contrary herein, a Committed Loan Notice with respect to Loans to be made on the Closing Date may be conditioned upon the occurrence of the Closing Date and may be revoked if the Closing Date does not occur, subject to the reimbursement of any breakage costs (in respect of Eurodollar Rate Loans) as provided for in any funding indemnity agreement between the Borrowers and the Administrative Agent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided pursuant to any such conditional Committed Loan Notice, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the Closing Date are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(a)    Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount (and currency) of its relevant Applicable Percentage under the applicable Facility of the applicable Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case as described in the preceding subsection. In the case of a Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 1:00 p.m. in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (or, if such Borrowing is the initial Credit Extension, Section 4.01, or, if applicable, Section 2.17), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower; provided, however, that if, (x) on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing for the Administrative Borrower denominated in Dollars under the Global Revolving Credit Commitments is given by the Administrative Borrower, there are L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such L/C Borrowings, and second, shall be made available to the Administrative Borrower as provided above and (y) on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing under the Global Revolving Credit Commitments for any Designated Borrower is given by a Designated Borrower, there are Designated Borrower L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such Designated Borrower L/C Borrowings, and second, shall be made available to the Designated Borrower as provided above, provided, however, that notwithstanding anything to the contrary contained in this Agreement, no Revolving Credit Borrowing by a Designated Borrower that is a Foreign Obligor shall be used to pay any L/C Borrowings of or attributed to any U.S. Loan Party (or any other Subsidiary that is organized under the laws of the United States or any political subdivision thereof).
(b)    Except as otherwise provided herein, a Eurodollar Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurodollar Rate Loan. During the existence of an Event of Default, no Loans may be requested as, converted to or continued as Eurodollar Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Revolving Lenders may demand that any or all of the then outstanding Eurodollar Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.
(c)    The Administrative Agent shall promptly notify the Administrative Borrower and the Lenders of the interest rate applicable to any Interest Period for Eurodollar Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Administrative Borrower and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(d)    After giving effect to all Term Borrowings, all conversions of Term Loans from one Type to the other, and all continuations of Term Loans as the same Type, there shall not be more than eight (8) Interest Periods in effect in respect of the Term Facility. After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than eight (8) Interest Periods in effect in respect of the Revolving Credit Facility.
(e)    Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, incremental increase, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Administrative Borrower, the Administrative Agent, and such Lender.
2.03    Letters of Credit. (a) The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the applicable Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of any Borrower or any of its respective Restricted Subsidiaries (other than any Foreign Stock Holding Company), and to amend or extend Letters of Credit previously issued by it, in accordance with Section 2.03(b), and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of any Borrower or any of its respective Restricted Subsidiaries (other than any Foreign Stock Holding Company) and any drawings thereunder; provided that after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (x) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility, (y) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment, and (z) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit. Each request by any Borrower for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrowers that the L/C Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Notwithstanding the foregoing or anything to the contrary contained herein, no L/C Issuer shall be obligated to issue. amend or extend any Letter of Credit if, immediately after giving effect thereto, the outstanding L/C Obligations in respect of all Letters of Credit issued by such L/C Issuer would exceed such Person’s L/C Issuer Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ and their Restricted Subsidiaries’ (other than, for the avoidance of any doubt, any Foreign Stock Holding Company) ability to obtain Letters of Credit (as provided herein) shall be fully revolving, and accordingly the Borrowers and their Restricted Subsidiaries (other than any Foreign Stock Holding Company) may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed in accordance with the terms hereof. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof.
(i)    No L/C Issuer shall issue any Letter of Credit if:
(A)    subject to Section 2.03(b)(iii), the expiry date of the requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the applicable L/C Issuer and the Administrative Agent have approved such expiry date; or

(B)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date of such L/C Issuer, unless the Administrative Agent and the applicable L/C Issuer have approved such expiry date (it being understood that in the event the expiry date of any requested Letter of Credit would occur after such Letter of Credit Expiration Date, from and after such Letter of Credit Expiration Date, the Borrowers shall immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations in respect of such Letters of Credit in accordance with Section 2.18).
(ii)    No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing the Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or the Letter of Credit in particular or shall impose upon such L/C Issuer with respect to the Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
(B)    the issuance of the Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally;
(C)    except as otherwise agreed by the Administrative Agent and such L/C Issuer, the Letter of Credit is in an initial stated amount less than $50,000;
(D)    the Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency;
(E)    if other than in Dollars, such L/C Issuer does not as of the issuance date of the requested Letter of Credit issue Letters of Credit in the requested currency;
(F)    the Letter of Credit contains any provisions for automatic reinstatement of the stated amount after any drawing thereunder; or
(G)    any Global Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to such L/C Issuer (in its sole discretion) with the applicable Borrower or such Revolving Credit Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.19(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such

L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iii)    No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue the Letter of Credit in its amended form under the terms hereof.
(iv)    No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue the Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of the Letter of Credit does not accept the proposed amendment to the Letter of Credit.
(v)    Each L/C Issuer shall act on behalf of the Global Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included each L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the L/C Issuers.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Administrative Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Administrative Borrower making such request. Such Letter of Credit Application may be sent by facsimile, by United States mail, by overnight courier, by electronic transmission using the system provided by the applicable L/C Issuer, by personal delivery or by any other means acceptable to the applicable L/C Issuer. Such Letter of Credit Application must be received by such L/C Issuer and the Administrative Agent not later than 12:00 noon at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as such L/C Issuer may reasonably request. Additionally, the Borrowers shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may reasonably require.
(ii)    Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless the applicable L/C Issuer has received written notice from the Required Revolving Lenders, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the applicable Borrower (or the applicable Restricted Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Global Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Global Revolving Credit Lender’s Applicable Global Revolving Credit Percentage (determined without regard to any Class or Classes of Global Revolving Credit Commitments of such Lender) times the amount of such Letter of Credit.
(iii)    If any Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the applicable L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by such L/C Issuer, no Borrower shall be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Global Revolving Credit Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the applicable Letter of Credit Expiration Date of such L/C Issuer (except as contemplated under Section 2.03(a)(ii)(B)); provided, however, that such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-

Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent or any Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
(iv)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the applicable Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations. (i) Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the applicable Borrower and the Administrative Agent thereof; provided that any failure to give or delay in giving such notice shall not relieve the applicable Borrower of its obligation to reimburse such L/C Issuer and the Lenders with respect to any drawing under any Letter of Credit. In the case of a Letter of Credit denominated in an Alternative Currency, the applicable Borrower shall reimburse the applicable L/C Issuer in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the applicable Borrower shall have notified the applicable L/C Issuer promptly following receipt of the notice of drawing that the applicable Borrower will reimburse the applicable L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, the applicable L/C Issuer shall notify the applicable Borrower of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. If the applicable Borrower shall have received such notice from the applicable L/C Issuer on or prior to 11:00 a.m. on any Business Day, not later than 4:00 p.m. on such Business Day, or, if the applicable Borrower shall have received such notice later than 11:00 a.m. on any Business Day, not later than 11:00 a.m. on the immediately following Business Day (each such Business Day or immediately following Business Day, as the case may be, an “Honor Date”), the applicable Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the applicable currency. In the event that (A) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (B) the Dollar amount paid by the applicable Borrower, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the applicable Borrower agrees, as a separate and independent obligation, to indemnify the applicable L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the applicable Borrower fails to so reimburse such L/C Issuer by such time, the Administrative Agent shall promptly notify each Global Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Global Revolving Credit Lender’s Applicable Global Revolving Credit Percentage thereof. In such event, the applicable Borrower shall be deemed to have requested a Borrowing of Base Rate Loans under the Global Revolving Credit Commitments to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Global Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by any L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(i)    Each Global Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Global Revolving Credit Percentage (determined without regard to any separate Class or Classes of Global Revolving Credit Commitments of such Lender) of the Unreimbursed Amount not later than 1:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Global Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower under the Global Revolving Credit Commitments in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.
(ii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans under the Global Revolving Credit Commitments because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the applicable Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Global Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iii)    Until each Global Revolving Credit Lender funds its Global Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Global Revolving Credit Percentage of such amount shall be solely for the account of such L/C Issuer.
(iv)    Each Global Revolving Credit Lender’s obligation to make Global Revolving Credit Loans or L/C Advances to reimburse each L/C Issuer for amounts drawn under Letters of Credit of such L/C Issuer, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the applicable L/C Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, (C) any existing Class of Revolving Credit Commitments or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Global Revolving Credit Lender’s obligation to make Global Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the applicable Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the applicable Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(v)    If any Global Revolving Credit Lender fails to make available to the Administrative Agent for the account of any L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the applicable L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the applicable L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Global Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Global Revolving Credit Loan included in the relevant Committed Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of any L/C Issuer submitted to any Global Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(c)(vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations. (i) At any time after any L/C Issuer has made a payment under any Letter of Credit and has received from any Global Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the applicable L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the applicable Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Global Revolving Credit Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.
(i)    If any payment received by the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Global Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Global Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Global Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligation of the applicable Borrower to reimburse each L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that any Borrower or any Restricted Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;
(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    waiver by the applicable L/C Issuer of any requirement that exists for such L/C Issuer’s protection and not the protection of the Borrowers or any waiver by the applicable L/C Issuer which does not in fact materially prejudice the Borrowers;
(v)    honor of a demand for payment presented electronically even if such Letter of Credit requires that demand be in the form of a draft;
(vi)    any payment made by the applicable L/C Issuer in respect of an otherwise complying item presented after the date specified as the expiration date of, or the date by which documents must be received under such Letter of Credit if presentation after such date is authorized by the UCC, the ISP or the UCP, as applicable;
(vii)    any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

(viii)    any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Borrowers or any Restricted Subsidiary or in the relevant currency markets generally; or
(ix)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrowers or any of their respective Restricted Subsidiaries.
The applicable Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with any of the applicable Borrower’s instructions or other irregularity, the applicable Borrower will immediately notify the applicable L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuers. Each Lender and each Borrower agree that, in paying any drawing under a Letter of Credit, no L/C Issuer shall have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Global Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude any applicable Borrower pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of the L/C Issuers, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (ix) of Section 2.03(e); provided, however, that anything in such clauses to the contrary notwithstanding, the applicable Borrower may have a claim against the applicable L/C Issuer, and such L/C Issuer may be liable to the applicable Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, special, indirect, punitive or exemplary, damages suffered by such Borrower which such Borrower proves were caused by such L/C Issuer’s willful misconduct or gross negligence or such L/C Issuer’s willful failure to pay under any letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit, in each case, by obtaining a final and nonappealable judgment in such Borrowers’ favor by a court of competent jurisdiction. In furtherance and not in limitation of the foregoing, each L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. Any L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)    Certain Matters Regarding Irish Beneficiaries. Each L/C Issuer that may from time to time issue any Letter of Credit for the benefit of an Irish beneficiary represents and warrants to the Administrative Borrower that it is (and at all times while any such Letter of Credit remains outstanding shall be) authorized to Issue Letters of Credit and/or Lender Issued Guarantees by reason of being either: (i) a credit institution within the meaning of Directive 2013/36/EC (the Directive) who has obtained a valid and continuing authorization within the meaning of the Directive from a competent authority in a Member State of the European Union and that the authority responsible for the supervision of that entity under the Directive has notified the Central Bank of Ireland of the intention of that entity to carry on the business of issuing guarantees and letters of credit in Ireland; (ii) such entity is the holder of a valid and effective banking license granted by the Central Bank of Ireland pursuant to section 9 of the Central Bank Act 1971 (as amended) before the commencement of the European Union (Single Supervisory Mechanism) Regulations 2014 that is deemed, in accordance with Council Regulation (EU) No. 1024/2013 of 15 October 20139 conferring specific tasks on the European Central Bank (the “ECB”) concerning policies relating to the prudential supervision of credit institutions”, to be an authorisation granted by the ECB under that Regulation; or (iii) an insurance company authorised by the Central Bank of Ireland under the European Communities (Non-Life Insurance) Framework Regulations, 1994 (as amended).
(h)    Applicability of ISP; Limitation of Liability. Unless otherwise expressly agreed by an L/C Issuer and the applicable Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit and it being understood the applicable L/C Issuer and applicable Borrower may agree that the rules of the UCP shall apply to a Letter of Credit), the rules of the ISP shall apply to each Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the applicable Borrower for, and each L/C Issuer’s rights and remedies against the applicable Borrower shall not be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(i)    Letter of Credit Fees. The applicable Borrower shall pay to the Administrative Agent for the account, subject to Section 2.19, of each Global Revolving Credit Lender in accordance with its Applicable Global Revolving Credit Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on each applicable Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(j)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuers. The applicable Borrower shall pay directly to the applicable L/C Issuer for its own account, in Dollars, a fronting fee with respect to each Letter of Credit issued by such L/C Issuer, at the rate per annum equal to 0.125% (or such lesser amount to any respective L/C Issuer as the applicable Borrower may agree in writing with such L/C Issuer), computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on each applicable Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the applicable Borrower shall pay directly to each L/C Issuer for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(k)    Release of Lenders’ Obligations. Notwithstanding anything to the contrary contained herein or in any other Loan Document, in the event that (i) any L/C Issuer shall have issued, in accordance with Section 2.03(a)(ii)(B), a Letter of Credit with an expiry date occurring after the Letter of Credit Expiration Date and (ii) the applicable Borrower shall have Cash Collateralized the Outstanding Amount of all such L/C Obligations in respect of such Letter of Credit pursuant to Section 2.18, then, upon the provision of such Cash Collateral and without any further action, each Revolving Credit Lender hereunder shall be automatically released from any further obligation to such L/C Issuer in respect of such Letter of Credit, including, without limitation, any obligation of any such Revolving Credit Lender to reimburse such L/C Issuer for amounts drawn under such Letter of Credit or to purchase any risk participation therein; provided, however, that all such obligations of each applicable Revolving Credit Lender hereunder to such L/C Issuer in respect of such Letter of Credit shall be revived if any Cash Collateral provided by the relevant Borrower in respect of such Letter of Credit is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such L/C Issuer) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such Cash Collateral had not been provided. The obligations of the Revolving Credit Lenders under this paragraph shall survive termination of this Agreement.
(l)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(m)    Letters of Credit and Lender Issued Guarantees Issued for Restricted Subsidiaries. Notwithstanding that a Letter of Credit or Lender Issued Guarantee issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Restricted Subsidiary of the Administrative Borrower, the Administrative Borrower shall be obligated to reimburse each L/C Issuer or Guarantee Lender, as applicable, hereunder for any and all drawings under each Letter of Credit issued by such L/C Issuer or Lender Issued Guarantee (including, in the case of any Letter of Credit or Lender Issued Guarantee issued for the account of a Designated Borrower, to the extent such Designated Borrower fails to reimburse such L/C Issuer or Guarantee Lender for any drawing under any such Letter of Credit or Lender Issued Guarantee, as applicable, in accordance with the terms hereof). The Administrative Borrower hereby acknowledges that the issuance of Letters of Credit and Lender Issued Guarantees for the account of Restricted Subsidiaries of the Administrative Borrower inures to the benefit of the Administrative Borrower, and that the Administrative Borrower’s business derives substantial benefits from the businesses of such Restricted Subsidiaries.
(n)    Discretionary Issuance of Lender Issued Guarantees. Upon request of any Borrower, and at the sole discretion of the Administrative Agent, the Guarantee Lender shall issue Lender Issued Guarantees (within the Letter of Credit Sublimit) in support of obligations of the Administrative Borrower or any of its Restricted Subsidiaries, the form and substance of which shall be satisfactory to the Administrative Agent.
(o)    L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section, provide the Administrative Agent a Letter of Credit Report, as set forth below:
(i)    on any Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and
(ii)    for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.
2.04    Swing Line Loans. (a) The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender, in reliance upon the agreements of the other Global Revolving Credit Lenders set forth in this Section 2.04, may in its sole discretion make loans in Dollars (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Global Revolving Credit Percentage of the Outstanding Amount of Global Revolving Credit Loans and L/C Obligations of the Lender acting as Swing Line Lender, may exceed the amount of such Lender’s Global Revolving Credit Commitment; provided, however, (x) after giving effect to any Swing Line Loan, each of the Revolving Credit Extension Requirements shall be satisfied, (y) the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan and (z) the Swing Line Lender shall not be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall bear interest only at a rate based on the Base Rate. Immediately upon the making of a Swing Line Loan, each Global Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Global Revolving Credit Lender’s Applicable Global Revolving Credit Percentage (determined without regard to any separate Class or Classes of Revolving Credit Commitments of such Lender) times the amount of such Swing Line Loan. All Swing Line Loans shall be issued under the Global Revolving Credit Commitments and no Domestic Revolving Credit Lender shall have any obligation or be deemed to participate in any Swing Line Loan on account of its Domestic Revolving Credit Commitments.
(a)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon any Borrower’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by (A) telephone or (B) by a Swing Line Loan Notice; provided that any telephonic notice must be confirmed promptly by delivery to the Swing line Lender and the Administrative Agent of a Swing Line Loan Notice. Each such Swing Line Loan Notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000, (ii) the requested borrowing date, which shall be a Business Day, and (iii) if such request is made by the Administrative Borrower on behalf of a Designated Borrower, the applicable Designated Borrower. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice from the Administrative Agent (including at the request of any Global Revolving Credit Lender) prior to 2:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender shall be free to, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrowers either at its office by crediting the account of a Borrower on the books of the Swing Line Lender in Same Day Funds or by wire transfer of such funds, in each case in accordance with instructions provided to, and reasonably acceptable to, the Swing Line Lender by the applicable Borrower.
(b)    Refinancing of Swing Line Loans.
(i)    The Swing Line Lender at any time in its sole discretion may request, on behalf of the Borrowers (each of whom hereby irrevocably authorize the Swing Line Lender to so request on its behalf), that each Global Revolving Credit Lender make a Base Rate Loan in an amount equal to such Lender’s Applicable Global Revolving Credit Percentage of the amount of Swing Line Loans then outstanding for the account of such Borrower. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02 (other than delivery of a Committed Loan Notice). The Swing Line Lender shall furnish the applicable Borrower with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Global Revolving Credit Lender shall make an amount equal to its Applicable Global Revolving Credit Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Global Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the applicable Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.
(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Global Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Global Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Global Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any Global Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. If such Global Revolving Credit Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Global Revolving Credit Loan included in the relevant Committed Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lender submitted to any Global Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Global Revolving Credit Lender’s obligation to make Global Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, any Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, (C) the Class of any such Loans or (D) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Global Revolving Credit Lender’s obligation to make Global Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 (other than delivery of a Committed Loan Notice). No such funding of risk participations shall relieve or otherwise impair the obligation of any Borrower to repay Swing Line Loans made for such Borrower’s account, together with interest as provided herein.
(c)    Repayment of Participations. (i) At any time after any Global Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Global Revolving Credit Lender its Applicable Global Revolving Credit Percentage (determined without regard to any separate Class or Classes of Global Revolving Credit Commitments of such Lender) thereof in the same funds as those received by the Swing Line Lender.
(i)    If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender under any of the circumstances described in Section 11.05 (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), each Global Revolving Credit Lender shall pay to the Swing Line Lender its Applicable Global Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of the Swing Line Lender. The obligations of the Global Revolving Credit Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(d)    Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the applicable Borrower for interest on the Swing Line Loans. Until each Global Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Global Revolving Credit Lender’s Applicable Global Revolving

Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Global Revolving Credit Percentage shall be solely for the account of the Swing Line Lender.
(e)    Payments to Swing Line Lender. The applicable Borrower shall make all payments with respect to Swing Line Loans directly to the Administrative Agent for the benefit of the Swing Line Lender.
2.05    Prepayments. (a) Optional. (i) Subject to the last sentence of this Section 2.05(a)(i), the Borrowers may, upon notice to the Administrative Agent by the Administrative Borrower, at any time or from time to time voluntarily prepay Term Loans or Revolving Credit Loans in whole or in part without premium or penalty; provided that (i) such notice must be in a form reasonably acceptable to the Administrative Agent and be received by the Administrative Agent not later than 11:00 a.m. (A) three Business Days prior to any date of prepayment of Eurodollar Rate Loans denominated in Dollars, (B) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurodollar Rate Loans denominated in Alternative Currencies, and (C) on the date of prepayment of Base Rate Loans; (ii) any prepayment of Eurodollar Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $5,000,000 in excess thereof, (iii)  any prepayment of Base Rate Loans shall be in a principal amount of $2,000,000 or a whole multiple of $1,000,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding, (iv) the Borrowers shall cause any prepayment of the Term Facility to be made by such applicable Borrowers, in such a manner, and in such amounts as will result in the aggregate amount of such prepayment by all such Borrowers being applied ratably to each Class of Term Loans (or, with respect to Other Incremental Term Loans, less than ratably if so required by the terms thereof), (v) Borrowers may specify prepayments on account of Revolving Credit Loans be applied only to Global Revolving Credit Loans or Domestic Revolving Credit Loans, ratably within such Class. Each such notice shall specify the date and amount of such prepayment, the Borrowers making such prepayments and the Type(s) of Loans of each such Borrower to be prepaid by such Borrower and, if Eurodollar Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s relevant Applicable Percentage in respect of the relevant Facility). If such notice is given by any Borrower, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein; provided that a notice of optional prepayment may state that such notice is conditional upon the effectiveness of any facility or instrument refinancing all or a portion of the outstanding Term Loans or Revolving Credit Commitments or upon the consummation of any other transaction or event, in which case such notice of prepayment may be revoked by the Administrative Borrower (by notice to the Administrative Agent on or prior to the specified date) if such condition is not satisfied. Any prepayment of a Eurodollar Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.19, each prepayment of the outstanding Term Loans pursuant to this Section 2.05(a) shall be applied to the Term Loans of the Term Lenders (in the manner specified in Section 2.05(a)(iii)) in accordance with their respective relevant Applicable Percentages.

(i)    The applicable Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $500,000. Each such notice shall specify the date and amount of such prepayment and the relevant Class (if applicable) of the Loans being prepaid. If such notice is given by the Administrative Borrower, the Administrative Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(ii)    Voluntary prepayments of Term Loans permitted hereunder shall be applied, subject to the requirements set forth in Section 2.05(a)(i), to the remaining scheduled installments of principal thereof in a manner determined and directed by the Borrowers, provided that in the event that the Borrowers do not specify the order in which to apply voluntary prepayments to reduce scheduled installments of principal, the Borrowers shall be deemed to have elected that such voluntary prepayment be applied on a pro rata basis among all Classes of Term Loans, and, within each Class of Term Loans, to reduce the remaining scheduled installments of principal thereof in direct order of maturity.
(b)    Mandatory.
(i)    If any Loan Party or any of its Subsidiaries Disposes of any property pursuant to Section 7.05(b)) and, in connection therewith, is required to prepay the outstanding principal amount of the Loans, the Borrowers shall prepay an aggregate principal amount of their respective Loans (in such proportionate amounts as the Borrowers shall determine in their discretion, subject to the limitations set forth herein) equal to 100% of such Net Cash Proceeds of such Disposition so required to be applied to the prepayment of Loans pursuant to Section 7.05(b) on or prior to the date that is five (5) Business Days after the date of receipt thereof by such Person (such prepayments to be applied as set forth in clause (ii) below); provided, however, that, with respect to any Net Cash Proceeds realized under a Disposition described in this Section 2.05(b)(i), at the election of the Borrowers (as notified by the Administrative Borrower to the Administrative Agent on or prior to the date of such Disposition), and so long as no Event of Default shall have occurred and be continuing, such Loan Party or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds in assets useful for its business so long as within 365 days after the receipt of such Net Cash Proceeds, such reinvestment shall have been consummated (as certified by the Administrative Borrower in writing to the Administrative Agent); and provided further, however, that any Net Cash Proceeds not so reinvested within such 365 day period shall be promptly applied to the prepayment of the Loans as set forth in Section 2.05(b)(ii).
Notwithstanding any other provisions of this Section 2.05(b)(i), (A) to the extent that any or all of the Net Cash Proceeds of any Disposition by a Foreign Subsidiary giving rise to a prepayment event pursuant to the foregoing provisions of this Section 2.05(b)(i) (a “Foreign Disposition”) are prohibited by applicable Law from being repatriated to the United States, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Foreign Subsidiary so long as applicable Law will not permit repatriation to the United States (the Borrowers hereby agreeing to use commercially reasonable efforts to cause the applicable Foreign Subsidiary to promptly take all actions reasonably required by the applicable Law to permit such repatriation), and once such repatriation of any of such affected Net Cash Proceeds is permitted under the applicable Law, such repatriation will be immediately effected and such repatriated Net Cash Proceeds will be promptly applied to the repayment of the Loans pursuant to this Section 2.05(b) to the extent provided herein and (B) to the extent that the Borrowers have determined in good faith that repatriation of any of or all the Net Cash Proceeds of any Foreign Disposition would have material adverse tax consequences (taking into account any foreign tax credit or benefit actually realized in connection with such repatriation) with respect to such Net Cash Proceeds, the Net Cash Proceeds so affected will not be required to be applied to repay Loans at the times provided in this Section 2.05(b) but may be retained by the applicable Foreign Subsidiary.
(ii)    Each prepayment of Loans pursuant to Section 2.05(b)(i) shall be applied, first, to the Term Facility and second, to the Revolving Credit Facility in the manner set forth in clause (viii) of this Section 2.05(b). Mandatory prepayments of Term Loans required hereunder shall be applied on a pro rata basis among all Classes of Term Loans, and, within each Class of Term Loans, to reduce the remaining scheduled installments of principal thereof on a pro rata basis. The Borrowers shall cause any such mandatory prepayment of Term Loans to be made by such applicable Borrowers, in such a manner, and in such amounts as will result in the aggregate amount of such prepayment by all such Borrowers being applied to each Class of Term Loans, on a pro rata basis among all Classes of Term Loans.
(iii)    Notwithstanding any of the other provisions of this Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if, on any date on which a prepayment would otherwise be required to be made pursuant to this Section 2.05(b), the aggregate amount of Net Cash Proceeds required by such clause to be applied to prepay Loans on such date is less than or equal to $5,000,000, the Borrowers may defer such prepayment until the first date on which the aggregate amount of Net Cash Proceeds or other amounts otherwise required under this Section 2.05(b) to be applied to prepay Loans exceeds $5,000,000. During such deferral period the Borrowers may apply all or any part of such aggregate amount to prepay Revolving Credit Loans and may, subject to the fulfillment of the applicable conditions set forth in Article IV, reborrow such amounts (which amounts, to the extent originally constituting Net Cash Proceeds, shall be deemed to retain their original character as Net Cash Proceeds when so reborrowed) for application as required by this Section 2.05(b). Upon the occurrence of an Event of Default during any such deferral period, the Borrowers shall promptly prepay the Loans in the amount of all Net Cash Proceeds received by the Borrowers and other amounts, as applicable, that are required to be applied to prepay Loans under this Section 2.05(b) (without giving effect to the first sentence of this clause (iii)) but which have not previously been so applied.

(iv)    Notwithstanding any of the other provisions of this Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of Eurodollar Rate Loans is required to be made under this Section 2.05(b) prior to the last day of the Interest Period therefor, in lieu of making any payment pursuant to this Section 2.05(b) in respect of any such Eurodollar Rate Loan prior to the last day of the Interest Period therefor, the Borrowers may, in their sole discretion an upon prior notice to the Administrative Agent, deposit an amount sufficient to make any such prepayment otherwise required to be made thereunder together with accrued interest to the last day of such Interest Period into a segregated deposit account (which is subject to sole and exclusive control of the Administrative Agent) until the last day of such Interest Period, at which time the Administrative Agent shall be irrevocably authorized (without any further action by or notice to or from the Borrowers or any other Loan Party) to apply such amount in such deposit account to the prepayment of such Loans in accordance with this Section 2.05(b) (and to the extent requested by the Administrative Agent, the Administrative Borrower shall confirm in writing the authorization set forth herein). Notwithstanding the foregoing to the contrary, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be irrevocably authorized (without any further action by or notice to or from the Borrowers or any other Loan Party) to apply such amount in such deposit account to the prepayment of the outstanding Loans in accordance with the relevant provisions of this Section 2.05(b).
(v)    If for any reason (other than as result of any fluctuation in currency exchange rates contemplated by clause (vi) below) the Total Global Revolving Credit Outstandings at any time exceed the Revolving Credit Facility comprised of Global Revolving Credit Commitments at such time, the applicable Borrowers shall immediately prepay their respective Global Revolving Credit Loans, Swing Line Loans and L/C Borrowings and/or Cash Collateralize their respective L/C Obligations (other than the L/C Borrowings) in an aggregate amount equal to such excess; provided, that the applicable Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(v) unless after the prepayment in full of the Global Revolving Credit Loans, Swing Line Loans and L/C Borrowings such Total Global Revolving Credit Outstandings exceeds the Revolving Credit Facility comprised of Global Revolving Credit Commitments then in effect.
(vi)    If, as result of any fluctuation in currency exchange rates, the Administrative Agent notifies the Administrative Borrower at any time (A) that the Total Global Revolving Credit Outstandings at such time exceed an amount equal to 105% of the Global Revolving Credit Commitments then in effect, (B) L/C Obligations at such time exceed an amount equal to 105% of any applicable L/C Issuer Sublimit or the Letter of Credit Sublimit (as applicable), or (C) L/C Obligations owing to any L/C Issuer at such time exceed an amount equal to 105% of such L/C Issuer’s L/C Issuer Sublimit, then (in each case), within two Business Days after receipt of such notice, the applicable Borrowers shall prepay Global Revolving Credit Loans and/or the applicable Borrowers shall Cash Collateralize the L/C Obligations in an aggregate amount at least equal to such excess; provided, however, that, subject to the provisions of Section 2.18, the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(vi)(A) unless after the prepayment in full of the Global Revolving Credit Loans, the Total Global Revolving Credit Outstandings exceed the Global Revolving Credit Commitments then in effect. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from any Borrower or any other Loan Party) to reimburse the L/C Issuers or the Revolving Credit Lenders, as applicable.
(vii)    If for any reason the Total Domestic Revolving Credit Outstandings at any time exceed the Revolving Credit Facility comprised of Domestic Revolving Credit Commitments at such time, the applicable Borrowers shall immediately prepay their respective Domestic Revolving Credit Loans in an aggregate amount equal to such excess.
(viii)    Except as otherwise provided in clauses (v), (vi) or (vii), prepayments of the Revolving Credit Facility made pursuant to this Section 2.05(b), shall be applied to the first, shall be applied ratably to the L/C Borrowings and the Swing Line Loans, and second, shall be applied ratably across each outstanding Class of Revolving Credit Loans, in each case, without a corresponding reduction in the Revolving Credit Commitment, and the amount remaining, if any, after the prepayment in full of all L/C Borrowings, Swing Line Loans and Revolving Credit Loans may be retained by the applicable Borrower for use in the ordinary course of business.
(ix)    Notwithstanding anything to the contrary in this Agreement (including this Section 2.05), no prepayment by a Foreign Obligor shall be used to pay or be applied against any obligations of or attributed to any U.S. Loan Party (or any other Subsidiary that is organized under the laws of the United States or any political subdivision thereof).
2.06    Termination or Reduction of Commitments. (a) Optional. The Borrowers may, upon notice to the Administrative Agent by the Administrative Borrower, terminate the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Revolving Credit Facility, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three (3) Business Days prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $5,000,000 in excess thereof and (iii) the Borrowers shall not terminate or reduce (A) the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, (x) the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility, (y) the Total Global Revolving Credit Outstandings would exceed the Global Revolving Credit Commitments then in effect, or (z) the Total Domestic Revolving Credit Outstandings would exceed the Domestic Revolving Credit Commitments then in effect, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit; and provided, further, that any notice of reduction or termination may state that such notice is conditional upon the effectiveness of any facility or instrument refinancing all or a portion of the outstanding Term Loans or Revolving Credit

Commitments or upon the consummation of any other transaction or event, in which case such notice may be revoked by the Administrative Borrower (by notice to the Administrative Agent on or prior to the specified date) if such condition is not satisfied.
(a)    Mandatory. (i) The aggregate Closing Date Term Commitments shall be automatically and permanently reduced to zero upon the continuation of each Term Lender’s Existing Term Loan as Term Loans hereunder on the Closing Date.
(i)    The aggregate Incremental Term Commitments shall be automatically and permanently reduced to zero on the Term Facility Increase Effective Date applicable thereto upon the making of such Incremental Term Loans.
(ii)    If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the Revolving Credit Facility comprised of the Global Revolving Credit Commitments at such time, the Letter of Credit Sublimit or the Swing Line Sublimit, as the case may be, shall be automatically reduced by the amount of such excess.
(b)    Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the Appropriate Lenders of any termination or reduction of the Letter of Credit Sublimit, Swing Line Sublimit, the Revolving Credit Commitment or the Term Commitments under this Section 2.06. Upon any reduction of the Term Commitments of any Class, the Term Commitment of each Term Lender under a relevant Class, if any, shall be reduced by such Lender’s Applicable Percentage of such reduction amount. Upon any reduction of the Revolving Credit Commitments, the Revolving Credit Commitment of each Revolving Credit Lender shall be reduced on a pro rata basis across all Classes of Revolving Credit Commitments (including, without limitation, Global Revolving Credit Commitments and Domestic Revolving Credit Commitments) by such Lender’s Applicable Revolving Credit Percentage of such reduction amount. All fees in respect of the Revolving Credit Facility accrued until the effective date of any termination of the Revolving Credit Facility shall be paid on the effective date of such termination.
2.07    Repayment of Loans. (a) Term Loans.
(i)    On the last Business Day of each March, June, September and December (commencing on June 30, 2019), the Administrative Borrower shall repay the Outstanding Amount of the Term Loans (other than Other Incremental Term Loans) in installments equal to the Term Loan Amortization Amount (after giving effect to the application of prepayments of Term Loans in accordance with the terms of this Agreement); provided that the final principal repayment installment of such Term Loans shall be repaid on the Term Facility Maturity Date and in any event shall be in an amount equal to the aggregate Outstanding Amount of all such Term Loans on such date.
(ii)    [Reserved].
(iii)    In the event that any Other Incremental Term Loans are made, the applicable Borrower shall repay each Class of Other Incremental Term Loans on the dates and in the amounts set forth in the related Incremental Amendment for such class of Other Incremental Term Loans (after giving effect to the application of prepayments of Term Loans in accordance with the terms of this Agreement); provided that the final principal repayment installment of each such Class of Term Loans shall be repaid on the Term Facility Maturity Date for such Class and in any event shall be in an amount equal to the aggregate Outstanding Amount of all such Term Loans of such Class on such date.
(b)    Revolving Credit Loans. The applicable Borrower shall repay to the relevant Revolving Credit Lenders on the applicable Revolving Credit Facility Maturity Date for each Class of Revolving Credit Loans of such Borrower the aggregate principal amount of Revolving Credit Loans of such Class outstanding to such Borrower on such date (it being understood and agreed that, subject to the other terms and conditions hereof, the Borrowers may make Borrowings of Revolving Credit Loans under any remaining Revolving Credit Commitments of any other Class to effect such repayment).
(c)    Swing Line Loans. The applicable Borrower shall repay the Swing Line Loans of such Borrower on the earlier to occur of (i) the date ten Business Days after such Loan is made and (ii) the latest Revolving Credit Facility Maturity Date for any Class of Revolving Credit Commitments maintained by the Swing Line Lender (in its capacity as a Revolving Credit Lender).
(d)    Reallocation of Applicable Percentages after Maturity. Upon the occurrence of a Revolving Credit Facility Maturity Date for any applicable Class of Revolving Credit Loans, the relevant Applicable Percentages with respect to each remaining Class of Revolving Credit Commitments shall be readjusted without any further action or consent of any other party (calculated without regard to the Class of Revolving Credit Commitments as to which the Revolving Credit Facility Maturity Date has occurred), to reflect the expiration of the Class of Revolving Credit Commitments as to which the Revolving Credit Facility Maturity Date has occurred.
2.08    Interest. (a) Subject to the provisions of Section 2.08(b), (i) each Eurodollar Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurodollar Rate for such Interest Period plus the Applicable Rate; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate of the Revolving Credit Commitments of such Class.
(a)    (i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(i)    If any Event of Default exists under Section 8.01(f) or 8.01(g), the applicable Borrowers shall pay interest on the principal amount of their outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)    Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the applicable Borrowers shall pay interest on the principal amount of their outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(b)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09    Fees. In addition to certain fees described in Sections 2.03(i) and 2.03(j):
(a)    Commitment Fee. The Administrative Borrower shall pay to the Administrative Agent for the account of each (i) Global Revolving Credit Lender in accordance with its Applicable Global Revolving Credit Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Revolving Credit Facility comprised of Global Revolving Credit Commitments exceeds the sum of (x) the Dollar Equivalent of the Outstanding Amount of Global Revolving Credit Loans and (y) the Dollar Equivalent of the Outstanding Amount of L/C Obligations (including Obligations under Lender Issued Guarantees), subject to adjustment as provided in Section 2.19, and (ii) Domestic Revolving Credit Lender in accordance with its Applicable Domestic Revolving Credit Percentage, a commitment fee in Dollars equal to the Applicable Rate times the actual daily amount by which the Revolving Credit Facility comprised of Domestic Revolving Credit Commitments exceeds the Outstanding Amount of Domestic Revolving Credit Loans. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Commitments for purposes of determining the commitment fee. The commitment fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The commitment fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)    Other Fees. (i) The Administrative Borrower shall pay to the Persons entitled thereto, in Dollars, the fees in the amounts and at the times specified in the Fee Letter. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(i)    The Administrative Borrower shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10    [Reserved].
2.11    Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate. (a) All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurodollar Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.13(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. With respect to all Non-LIBOR Quoted Currencies, the calculation of the applicable interest rate shall be determined in accordance with market practice.
(a)    If, as a result of any restatement of or other adjustment to the financial statements of the Administrative Borrower or for any other reason, any Borrower or the Lenders determine that (i) the Consolidated Net Leverage Ratio as calculated by the Administrative Borrower as of any applicable date was inaccurate and (ii) a proper calculation of the Consolidated Net Leverage Ratio would have resulted in higher pricing for such period, the applicable Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or applicable L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code, automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This paragraph shall not limit the rights of the Administrative Agent, any Lender or any L/C Issuer, as the case may be, under Section 2.03(c)(iii), 2.03(i) or 2.08(b) or under Article VIII. The Administrative Borrower’s obligations under this paragraph shall terminate upon the termination of all Commitments and the indefeasible repayment of all other Obligations hereunder.
2.12    Evidence of Debt. (a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to each applicable Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to their respective Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, each Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
(a)    In addition to the accounts and records referred to in Section 2.12(a) above, each Global Revolving Credit Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Global Revolving Credit Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.13    Payments Generally; Administrative Agent’s Clawback. (a) General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 2:00 p.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Appropriate Lender its relevant Applicable Percentage in respect of the relevant Facility (or other applicable share (including on account of Other Incremental Term Loans, Extended Revolving Credit Commitments, Global Revolving Credit Commitments and/or Domestic Revolving Credit Commitments) as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 2:00 p.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(a)    (i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurodollar Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the applicable Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrowers, the interest rate applicable to Base Rate Loans. If the applicable Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the applicable Borrower the amount of such interest paid by the applicable Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the applicable Borrower shall be without prejudice to any claim any Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(i)    Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Administrative Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or any L/C Issuer hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that the applicable Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or applicable L/C Issuer, as the case may be, the amount due. In such event, if any applicable Borrower has not in fact made such payment, then each of the Appropriate Lenders or applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or applicable L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the applicable Overnight Rate.
A notice of the Administrative Agent to any Lender or the Administrative Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(b)    [Reserved].
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in

Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.14    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Parties at such time) of payment on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and subparticipations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of any Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender, Extended Revolving Credit Commitments, Incremental Term Loans, Domestic Revolving Credit Commitments and Global Revolving Credit Commitments), (y) the application of Cash Collateral provided for in Section 2.18, or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to the Borrowers or any Affiliate thereof (as to which the provisions of this Section shall apply).
It is acknowledged and agreed that the foregoing provisions of this Section reflect an agreement entered into solely among the Lenders (and not any Loan Party). Each Loan Party agrees that no consent of any Loan Party (under any Loan Document) shall be required with respect to any action taken by the Lenders pursuant to such provisions. Each Borrower agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation or subparticipation pursuant to the foregoing arrangements may exercise against each Borrower rights of set-off and counterclaim with respect to such participation or subparticipation as fully as if such Lender were a direct creditor of such Borrower, as the case may be, in the amount of such participation or subparticipation.
2.15    Designated Borrowers.
(a)    Effective as of the date hereof, APH and APIO shall each be a “Designated Borrower” hereunder and may receive Loans under the Revolving Credit Facility for its account on the terms and conditions set forth in this Agreement.
(b)    The Administrative Borrower may at any time, upon not less than 15 Business Days’ notice from the Administrative Borrower to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any additional wholly-owned Foreign Subsidiary (that is not an Immaterial Subsidiary or a Foreign Stock Holding Company) of the Administrative Borrower (an “Applicant Borrower”) as a Designated Borrower to receive Loans hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Lender) a duly executed notice and agreement in substantially the form of Exhibit G (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent shall have received such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or the Required Lenders in their sole discretion (and, with respect to any Applicant Borrower that is a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification with respect to such Applicant Borrower to the extent requested by any Lender and in form, content and scope satisfactory to such Lender), and Notes signed by such Applicant Borrower to the extent any Lenders so require. If the Administrative Agent and the Required Lenders reasonably determine that an Applicant Borrower shall be entitled to receive Loans hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information reasonably requested, the

Administrative Agent shall send a notice in substantially the form of Exhibit H (a “Designated Borrower Notice”) to the Administrative Borrower and the Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Loans hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided that (i) no Committed Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date and (ii) no Designated Borrower Request and Assumption Agreement shall become effective as to any Applicant Borrower if (x) it shall be unlawful for such Applicant Borrower to become a Borrower hereunder or (y) any Lender shall be prohibited under applicable Law or shall not be licensed to make Loans or otherwise extend credit to such Applicant Borrower as provided herein.
(c)    Notwithstanding anything herein to the contrary, the Obligations of each Designated Borrower are several in nature and not joint.
(d)    Each Foreign Subsidiary of the Administrative Borrower that is or becomes a “Designated Borrower” pursuant to this Section 2.15 hereby irrevocably appoints the Administrative Borrower as its non-exclusive agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder, but such appointment does not limit the right of each Designated Borrower to take these actions directly for its own account; provided, that in the event that the Administrative Agent shall receive conflicting instructions from the Administrative Borrower and a Designated Borrower, the Administrative Agent shall follow the instruction of the Administrative Borrower. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Administrative Borrower, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Administrative Borrower in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.
(e)    The Administrative Borrower may from time to time, upon not less than 15 Business Days’ notice from the Administrative Borrower to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such, provided that there are no outstanding Loans payable by such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.

2.16    Increase in Commitments.
(a)    Increase in Revolving Credit Facility.
(i)    Provided no Event of Default has occurred and is continuing, upon notice to the Administrative Agent (which shall promptly notify the Revolving Credit Lenders), the Administrative Borrower may, from time to time over the term of this Agreement, request an increase in the Revolving Credit Facility by an aggregate amount (for all such requests) not to exceed the Incremental Amount (any such increase in the Revolving Credit Facility, an “Incremental Revolving Credit Commitment”); provided that (i) any such request for an increase shall be in a minimum amount of $50,000,000, and (ii) in no event shall the aggregate amount of increases in respect of the Revolving Credit Facility effected under this Section 2.16(a), plus the aggregate amount of increases in respect of the Term Facility effected under Section 2.16(b) exceed the Incremental Amount. At the time of sending such notice, the Administrative Borrower (in consultation with the Administrative Agent) shall specify in such notice the time period within which each Lender is requested to respond.
(ii)    Each Revolving Credit Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Credit Commitment and, if so, whether by an amount equal to, greater than, or less than its Applicable Revolving Credit Percentage of such requested increase. Any Revolving Credit Lender not responding within such time period shall be deemed to have declined to increase its Revolving Credit Commitment.
(iii)    The Administrative Agent shall notify the Administrative Borrower and each Revolving Credit Lender of the Revolving Credit Lenders’ responses to each request made hereunder. To the extent existing Revolving Credit Lenders do not agree to provide the entire amount of such requested increase on the terms requested, the Administrative Borrower may also invite additional Eligible Assignees to provide such Revolving Credit Commitments, provided that any such Eligible Assignees who agree to do so (together with any existing Revolving Credit Lender participating in any such increase, each, an “Increasing Revolving Credit Lender”) enters into a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent and subject to the approval of the Administrative Agent, the Letter of Credit Issuers and the Swing Line Lender (to the extent the same would be required for an assignment under Section 11.06). Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Revolving Credit Lender to increase its Revolving Credit Commitment hereunder.
(iv)    The Administrative Agent and the Administrative Borrower shall determine (in their sole discretion) (A) the final allocation of such increase (which allocation may be made to specific Lenders, and not others (despite the willingness of such other Lenders to provide any requested increase)) among Increasing Revolving Credit Lenders and Schedule 2.01 attached hereto shall be automatically updated to reflect the same and (B) the effective date (the “Revolving Facility Increase Effective Date”) of any such increase. The Administrative Agent shall promptly notify the Administrative Borrower and the

Revolving Credit Lenders of the final allocation of such increase and the Revolving Facility Increase Effective Date.
(b)    Increase in Term Facility.
(i)    Provided no Event of Default has occurred and is continuing, upon notice to the Administrative Agent (which shall promptly notify the Term Lenders), the Administrative Borrower may from time to time over the term of this Agreement, request an increase in the Term Facility by an aggregate amount (for all such requests) not to exceed the Incremental Amount; provided that (i) any such request for an increase shall be in a minimum amount of $50,000,000, and (ii) in no event shall the aggregate amount of increases in respect of the Term Facility effected under this Section 2.16(b), plus the aggregate amount of increases in respect of the Revolving Credit Facility effected under Section 2.16(a) exceed the Incremental Amount. At the time of sending such notice, the Administrative Borrower (in consultation with the Administrative Agent) shall specify in such notice (A) the time period within which each Term Lender is requested to respond and (B) whether such Incremental Term Commitments are to be (x) commitments to make term loans with terms identical to (and which shall together with any then outstanding Initial Term Loans form a single Class of) the Initial Term Loans or (y) commitments to make term loans with pricing, maturity, amortization, participation in mandatory prepayments and/or other terms different from the Initial Term Loans (“Other Incremental Term Loans”).
(ii)    Each Term Lender shall notify the Administrative Agent within such time period whether or not it agrees to participate in any such increase in the Term Facility and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage of the existing Term Loans. Any Term Lender not responding within such time period shall be deemed to have declined to participate in such increase in the Term Facility.
(iii)    The Administrative Agent shall notify the Administrative Borrower and each Term Lender of the Term Lenders’ responses to each request made hereunder. To the extent existing Term Lenders do not agree to provide the entire amount of such requested increase in the Term Facility on the terms requested, the Administrative Borrower may also invite additional Eligible Assignees to provide such increase, provided that any such Eligible Assignees who agree to do so (together with any existing Term Lender participating in any such increase, each, an “Increasing Term Lender”) enters into a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent (to the extent the same would be required for an assignment under Section 11.06). Nothing contained herein shall constitute, or otherwise be deemed to be, a commitment on the part of any Term Lender to participate in such increase in the Term Facility.
(iv)    The Administrative Agent and the Administrative Borrower shall determine (in their sole discretion) (A) the final allocation of such increase (which allocation may be made to specific Lenders, and not others (despite the willingness of such other Lenders to provide any requested Incremental Term loans)) among Increasing Term Lenders and Schedule 2.01 attached hereto shall be automatically updated to reflect the same and (B) the effective date (the “Term Facility Increase Effective Date”) of any such increase. The

Administrative Agent shall promptly notify the Administrative Borrower and the Term Lenders of the final allocation of such increase and the Term Facility Increase Effective Date.
(c)    Conditions to Effectiveness of Increase. As a condition precedent to increase in the Revolving Credit Facility and/or the Term Facility pursuant to this Section 2.16, and the Administrative Borrower shall deliver to the Administrative Agent (i) a certificate of each Loan Party dated as of the Revolving Facility Increase Effective Date or the Term Facility Increase Effective Date, as the case may be, signed by a Responsible Officer of such Loan Party certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, (ii) a certificate of the Administrative Borrower dated as of the Revolving Facility Increase Effective Date or the Term Facility Increase Effective Date, as the case may be, signed by a Responsible Officer of the Administrative Borrower certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct in all material respects (except to the extent such representations and warranties are qualified with respect to materiality, in which case such representations and warranties are true and correct in all respects) on and as of such Revolving Facility Increase Effective Date or the Term Facility Increase Effective Date, as the case may be, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (except to the extent such representations and warranties are qualified with respect to materiality, in which case such representations and warranties are true and correct in all respects) as of such earlier date, and except that for purposes of this Section 2.16, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to subsections (a) and (b), respectively, of Section 6.01; provided that in the event that the tranche of Incremental Term Loans is used to finance a Limited Condition Acquisition and to the extent the Incremental Term Lenders participating in such tranche of Incremental Term Loans agree, the foregoing clause (A) shall be limited to customary “specified representations” substantially consistent with the Specified Representations and those representations of the seller or the target company (as applicable) included in the acquisition agreement related to such Limited Condition Acquisition that are material to the interests of the Lenders and only to the extent that the Administrative Borrower or its applicable Subsidiary has the right to terminate its obligations under such acquisition agreement as a result of a failure of such representations to be accurate, (B) after giving effect to any such increase, the Borrowers shall be in compliance on a pro forma basis with each of its Financial Covenants (including, in the case of any increase in accordance with the definition of Incremental Amount, a calculation of the Consolidated Net Leverage Ratio on a Pro Forma Basis), and (C) no Default or Event of Default has occurred and is continuing; provided, that in the event that any tranche of Incremental Term Loans is used to finance a Limited Condition Acquisition, to the extent the Incremental Term Lenders participating in such tranche of Incremental Term Loans agree, the foregoing clause (C) shall be tested at the time of the execution of the acquisition agreement related to such Limited Condition Acquisition (provided, that such Incremental Term Lenders shall not be permitted to waive any Default or Event of Default then existing or existing after giving effect to such tranche of Incremental Term Loans) and (iii) such other documents and legal opinions consistent with those delivered on the Closing Date as to such matters as are reasonably requested by the Administrative Agent. The parties hereto agree that, notwithstanding any other provision of this Agreement, the Administrative

Agent, the Borrowers, each Increasing Revolving Credit Lender and each other Revolving Credit Lender, as applicable, may make arrangements reasonably satisfactory to such parties to cause an Increasing Revolving Credit Lender to temporarily hold risk participations in the Revolving Credit Loans of the other Revolving Credit Lenders (rather than fund its Applicable Revolving Credit Percentage of all applicable outstanding Revolving Credit Loans concurrently with the applicable Revolving Facility Increase Effective Date) with a view toward minimizing breakage costs and transfers of funds in connection with any increase in the Revolving Credit Facility. The Borrowers acknowledges that if (despite any arrangements established pursuant to the foregoing sentence), as a result of a non-pro-rata increase in the Revolving Credit Commitments, any Eurodollar Rate Loans must be prepaid or converted (in whole or in part) on a day other than the last day of an Interest Period therefor in order to keep the applicable outstanding Revolving Credit Loans ratable with any revised Applicable Revolving Credit Percentages, then such prepayment or conversion shall be subject to the provisions of Section 3.05.
(d)    Terms of Increase.
(i)    Any increase in the Revolving Credit Facility shall be made on the same terms (including, without limitation, interest, payment and maturity terms), and shall be subject to the same conditions as existing Revolving Credit Commitments (or, if more than one Class of Revolving Credit Commitments is then outstanding, the Revolving Credit Commitments with the then latest Revolving Credit Facility Maturity Date) (it being understood that (A) increases may be effected separately under Global Revolving Credit Commitments and Domestic Revolving Credit Commitments and (B) customary arrangement or commitment fees payable to Arrangers or one or more Increasing Revolving Credit Lenders, as the case may be, may be different from those paid with respect to the existing Revolving Credit Commitments of the existing Revolving Credit Lenders on or prior to the Closing Date or with respect to any other Increasing Revolving Credit Lender in connection with any other increase in the Revolving Credit Facility pursuant to this Section 2.16).
(ii)    Any increase in the Term Facility (except Other Incremental Term Loans) shall be made on the same terms (including, without limitation, interest, payment, amortization and maturity terms), and shall be subject to the same conditions as existing Term Commitments (it being understood that customary arrangement or commitment fees payable to the Arrangers or one or more Increasing Term Lenders, as the case may be, may be different from those paid with respect to the existing Term Commitments of the existing Term Lenders on or prior to the Closing Date or with respect to any other Increasing Term Lender in connection with any other increase in the Term Facility pursuant to this Section 2.16).
(iii)    Other Incremental Term Loans may be made on pricing, maturity, amortization, participation in mandatory prepayments and/or other terms different from the Initial Term Loans as set forth in the notice provided by the Administrative Borrower to the Administrative Agent pursuant to Section 2.16(b)(i); provided, that:

(A)    the Other Incremental Term Loans incurred pursuant to this Section 2.16 shall rank equally and ratably in right of security with the Initial Term Loans or, at the option of the Administrative Borrower, shall rank junior in right of security with the Initial Term Loans (provided, that if such Other Incremental Term Loans rank junior in right of security with the Initial Term Loans, such Other Incremental Term Loans shall be subject to a Permitted Junior Intercreditor Agreement and, for the avoidance of doubt, shall not be subject to clauses (D) and (H) below),
(B)    the final maturity date of any such Other Incremental Term Loans shall be no earlier than the Latest Maturity Date applicable to the Term Loans in effect at the date of incurrence of such Other Incremental Term Loans and, except as to pricing, amortization, final maturity date, participation in mandatory prepayments and ranking as to security (which shall, subject to the other clauses of this proviso, be determined by the Administrative Borrower and the Incremental Term Lenders in their sole discretion), shall have (x) the same terms as the Initial Loans or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent,
(C)    the Weighted Average Life to Maturity of any such Other Incremental Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans with the longest remaining Weighted Average Life to Maturity,
(D)    with respect to any Other Incremental Term Loan, the All-in Yield shall be as agreed by the respective Incremental Term Lenders and the Administrative Borrower, except that the All-in Yield in respect of any such Other Incremental Term Loan may exceed the All-in Yield in respect of the Initial Term Loans by no more than 0.50%, or if it does so exceed such All-in Yield (such difference, the “Term Yield Differential”) then the Applicable Margin applicable to such Initial Term Loans shall be increased such that after giving effect to such increase, the Term Yield Differential shall not exceed 0.50%,
(E)    such Other Incremental Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the Initial Term Loans in any mandatory prepayment hereunder,
(F)    there shall be no borrower (other than the Administrative Borrower) or guarantor (other than the Domestic Subsidiary Guarantors) in respect of any Incremental Term Loan Commitments,
(G)    Other Incremental Term Loans and Incremental Revolving Facility Commitments shall not be secured by any asset of the Administrative Borrower or its Subsidiaries other than the Collateral,
(H)    to the extent that any representation or warranty, affirmative covenant, negative covenant or event of default relating to any such Other

Incremental Term Loan is more restrictive than or is in addition to such respective terms and/or provisions applicable to the Initial Term Loans, as reasonably determined by the Administrative Agent (each such provision, an “Incorporated Provision”), then, upon written notice by the Administrative Agent to the Administrative Borrower, for so long as such Other Incremental Term Loan remains outstanding, each such Incorporated Provision shall be automatically (without any further action of any other Person) incorporated as an additional term and provision hereof applicable to each of the Initial Term Loans (it being understood that the provisions hereof that are applicable to the Initial Term Loans shall not be modified in any manner to make any other terms or provisions hereof less restrictive); and
(I)    to the extent the terms of such Other Incremental Term Loans are inconsistent with the Initial Term Facility, such terms shall be reasonably satisfactory to the Administrative Agent.
(e)    Incremental Amendment. Other Incremental Term Loans shall be established pursuant to an amendment (each, a “Incremental Amendment”) to this Agreement among the Administrative Borrower, the Administrative Agent and each Increasing Term Lender, if any, providing Other Incremental Term Loans thereunder, which shall be consistent with the provisions set forth in Section 2.16(d) (but which shall not require the consent of any other Lender). The effectiveness of any Incremental Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 2.16(c), any other condition as may be agreed among the Administrative Borrower, the Administrative Agent and the Increasing Term Lender(s) providing the Other Incremental Term Loans. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Amendment and the matters specified therein. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to an Incremental Amendment, without the consent of any other Lender, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Other Incremental Term Loans incurred pursuant thereto, and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Administrative Borrower, to effect the provisions of this Section 2.16, in each case, in a manner consistent with the terms of Section 2.16(d) and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Incremental Amendment. Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.16(e) and any such collateral and other documentation shall be deemed “Loan Documents”.
(f)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.14 or 11.01 to the contrary.
2.17    Extensions of Revolving Credit Commitments.
(a)    Request for Extended Revolving Commitments. The Borrowers may at any time and from time to time, upon written request to and the consent of the Administrative Agent, request (each, a “Revolving Extension Request”) that an aggregate principal amount of not less than $100,000,000 of the then existing Revolving Credit Commitments of any Class (each, an “Existing

Revolving Tranche”) be amended to, among other things, extend the applicable Revolving Credit Facility Maturity Date with respect thereto (the “Existing Revolving Maturity Date”) to a date that is no earlier than the then Latest Maturity Date of any other Revolving Credit Commitment hereunder (any such Revolving Credit Commitments so amended, “Extended Revolving Credit Commitments”); provided that (i) after giving effect to any Extended Revolving Credit Commitments under this Section 2.17, there shall be no more than three (3) Classes of Revolving Credit Commitments (without giving regard to Domestic Revolving Credit Commitments and Global Revolving Credit Commitments) outstanding at any time and (ii) any such Extended Revolving Credit Commitments shall be offered on the same terms to each Revolving Credit Lender under the applicable Existing Revolving Tranche on a ratable basis. For the avoidance of doubt, the reference to “on the same terms” in the preceding sentence shall mean, that all of the Revolving Credit Lenders holding such Existing Revolving Tranche are offered to be extended for the same amount of time, offered the same type of Revolving Credit Commitment and that the interest rate changes and fees payable with respect to such extension are the same. Promptly after receipt of any Revolving Extension Request, the Administrative Agent shall provide a copy of such request to each of the Revolving Credit Lenders under the applicable Existing Revolving Tranche to be amended, which request shall set forth the proposed terms (which shall be determined in consultation with the Administrative Agent) of the Extended Revolving Credit Commitments to be established. Each Revolving Extension Request shall specify (A) the applicable Class of Revolving Credit Commitments and Revolving Credit Loans hereunder to be extended, (B) whether such Revolving Credit Commitments are Global Revolving Credit Commitments or Domestic Revolving Credit Commitments, (C) the date to which the applicable maturity date is sought to be extended, and (D) the changes, if any, to the Applicable Rate to be applied in determining the interest payable on the Revolving Credit Loans of, and fees payable hereunder to, Extending Revolving Credit Lenders in respect of that portion of their Revolving Credit Commitments and Revolving Credit Loans extended to such new maturity date; provided, however, that such Extended Revolving Credit Commitments shall, except as to interest rates, fees and any other pricing terms and final maturity, have the same terms (including borrowing terms and payment terms (other than payment on the applicable Revolving Credit Facility Maturity Date)) as the existing Class of Revolving Credit Commitments from which they are extended. At the time of sending such notice, the Administrative Borrower (in consultation with the Administrative Agent) shall specify the time period within which each applicable Revolving Credit Lender is requested to respond to such request (which shall in no event be less than fifteen (15) calendar days (or such shorter period as may be agreed by the Administrative Agent) from the date of delivery of such notice to such Revolving Credit Lenders) and shall agree to such procedures, if any, as may be established by, or reasonably acceptable to, the Administrative Agent to accomplish the purposes of this Section 2.17.
(b)    Election to Extend. Any Revolving Credit Lender wishing to have all or a portion of its Revolving Credit Commitments under the Existing Revolving Tranche amended into Extended Revolving Credit Commitments (each, an “Extending Revolving Credit Lender”) specified in the Revolving Extension Request shall notify the Administrative Agent on or prior to the response date specified in such Revolving Extension Request of the amount of its Revolving Credit Commitments it has elected to be amended (subject to any minimum denomination requirements imposed by the Administrative Agent not to exceed $25,000,000). No Revolving Credit Lender shall have any obligation to agree to provide any Extended Revolving Credit Commitment pursuant to any

Revolving Extension Request. Any Revolving Credit Lender not responding on or prior to such response date shall be deemed to have declined such Revolving Extension Request. The Administrative Agent shall notify the Administrative Borrower and each Revolving Credit Lender under the applicable Existing Revolving Credit Tranche of responses to such Revolving Extension Request. In the event that the aggregate principal amount of existing Revolving Credit Commitments that the Extending Revolving Credit Lenders have elected to amend pursuant to the relevant Revolving Extension Request exceeds the amount of Extended Revolving Credit Commitments requested by the Borrowers, the principal amount of Extended Revolving Credit Commitments requested by the Borrowers shall be allocated to each Extending Revolving Credit Lender in such manner and in such amounts as may be agreed by Administrative Agent and the Administrative Borrower, in their sole discretion.
(c)    Revolving Extension Amendment. Extended Revolving Credit Commitments shall be established pursuant to an amendment (each, a “Revolving Extension Amendment”) to this Agreement among the Borrowers, the Administrative Agent and each Extending Revolving Credit Lender, if any, providing an Extended Revolving Credit Commitment, which shall be consistent with the provisions set forth in Sections 2.17(a), (b) and (d) (but which shall not require the consent of any other Lender). The effectiveness of any Revolving Extension Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Sections 4.02(a) and 4.02(b) (with all references in such Sections to a Borrowing being deemed to be references to such Revolving Extension Request) and receipt of a certificate to that effect and, any other condition as may be agreed among the Borrowers, the Administrative Agent and the Extending Revolving Credit Lenders. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Revolving Extension Amendment and the matters specified therein. Each of the parties hereto hereby agrees that this Agreement and the other Loan Documents may be amended pursuant to a Revolving Extension Amendment, without the consent of any other Lender, to the extent (but only to the extent) necessary to (i) reflect the existence and terms of the Extended Revolving Credit Commitments incurred pursuant thereto, and (ii) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrowers, to effect the provisions of this Section 2.17, in each case, in a manner consistent with the terms of this Section 2.17 and the Required Lenders hereby expressly authorize the Administrative Agent to enter into any such Revolving Extension Amendment.
(d)    Terms of Extended Revolving Credit Commitments. Except as expressly provided herein, all Extended Revolving Credit Commitments effected pursuant to any Revolving Extension Request and Revolving Extension Amendment shall be subject to the same terms, and shall be subject to the same conditions as the Existing Revolving Tranche. After giving effect to any Extended Revolving Credit Commitment, all borrowings under the Global Revolving Credit Commitments (including any such Extended Revolving Credit Commitments) or, as applicable, Domestic Revolving Credit Commitments and repayments thereunder shall be made on a pro rata basis (except for (x) any payments of interest and fees at different rates on any Revolving Extension Series (and related Loans thereunder), (y) repayments required upon the applicable Revolving Credit Facility Maturity Date of other Revolving Credit Commitments and (z) except as otherwise expressly set forth herein). If a Revolving Extension Amendment has become effective hereunder, not later than the third Business Day prior to the Existing Maturity Date, the Borrowers shall make prepayments of Revolving Credit Loans and shall Cash Collateralize Letters of Credit, such that, after giving effect to such prepayments and such provision of Cash Collateral, the aggregate Total Global Revolving Credit Exposure and/or, as applicable, Total Domestic Revolving Credit Exposure as of such date will not exceed the aggregate applicable Extended Revolving Credit Commitments consisting of Global Revolving Credit Commitments and Domestic Revolving Credit Commitments of the Extended Revolving Lenders (and the Borrowers shall not be permitted thereafter to request any Revolving Credit Loan or any issuance, amendment, renewal or extension of a Letter of Credit if, after giving effect thereto, the applicable Revolving Credit Exposure would exceed the aggregate amount of the Extended Revolving Credit Commitments (consisting of, as applicable, Global Revolving Credit Commitments and Domestic Revolving Credit Commitments) then in effect).
(e)    Revolving Extension Series. Any Extended Revolving Credit Commitments effected pursuant to a Revolving Extension Request shall be designated a series (each, a “Revolving Extension Series”) of Extended Revolving Commitments for all purposes of this Agreement; provided that any Extended Revolving Credit Commitments effected from an Existing Revolving Tranche may, to the extent provided in the applicable Revolving Extension Amendment, be designated as an increase in any previously established Revolving Extension Series with respect to such Existing Revolving Tranche. In connection with the foregoing, Schedule 2.01 attached hereto shall be updated to reflect each applicable Revolving Extension Series, in a manner reasonably satisfactory to the Administrative Agent.
(f)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.14 or 11.01 to the contrary.
2.18    Cash Collateral.
(a)    Certain Credit Support Events. If (i) any L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, (ii) as of any Letter of Credit Expiration Date, any L/C Obligation of the relevant L/C Issuer for any reason remains outstanding, (iii) the Borrowers shall be required to provide Cash Collateral pursuant to Section 8.02(c), or (iv) there shall exist a Defaulting Lender, the applicable Borrowers shall, solely with respect to their respective outstanding Letters of Credit or L/C Borrowings, as applicable, immediately (in the case of clause (iii) above) or within two (2) Business Day (in all other cases) following any request by the Administrative Agent or the applicable L/C Issuer, provide Cash Collateral not less than the applicable Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (iv) above, after giving effect to Section 2.19(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)    Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the applicable L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.18(c). If at any time the Administrative Agent reasonably determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative

Agent or the applicable L/C Issuer as herein provided, or that the total amount of such Cash Collateral is less than the Minimum Collateral Amount, the applicable Borrower or, to the extent provided by any Defaulting Lender, such Defaulting Lender, will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (it being understood and agreed that, except as a result of the application of Section 2.19(a)(ii), no Defaulting Lender shall be otherwise required to separately provide Cash Collateral). All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, non-interest bearing deposit accounts of the Administrative Agent. The applicable Borrower shall pay on demand therefor from time to time all customary account opening, activity and other administrative fees and charges in connection with the maintenance and disbursement of Cash Collateral. Each Designated Borrower hereby agrees to take all such further acts and to execute, acknowledge, deliver, record, file, and register such documents and instruments as the Administrative Agent may reasonably require to carry out the provisions of this Section 2.18.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.18 or Sections 2.03, 2.05, 2.19 or 8.02 in respect of Letters of Credit or L/C Borrowings shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein; provided that, notwithstanding the foregoing or anything else to the contrary contained in this Agreement, no Cash Collateral provided in respect of any Obligations of a Foreign Obligor shall be applied to the satisfaction of any Obligations of or attributable to the Administrative Borrower or any other U.S. Loan Party; provided, however, that the Borrowers shall cause Cash Collateral to be provided by each applicable Borrower in an amount sufficient to Cash Collateralize the L/C Obligations related to such Borrower, as provided herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Credit Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi)) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) Cash Collateral furnished by or on behalf of a Loan Party shall not be released (other than to the application to the payment of Obligations) during the continuance of an Event of Default, (y) any such release shall be without prejudice to, and any disbursement or other transfer of Cash Collateral shall be and remain subject to, any other Lien conferred under the Loan Documents and the other applicable provisions of the Loan Documents, and (z) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

2.19    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders”, “Required Revolving Lenders”, “Required Term Lenders” and Section 11.01.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08, shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender, if any, to the L/C Issuers or Swing Line Lender hereunder; third, to Cash Collateralize the L/C Issuers’ Fronting Exposure, if any, with respect to such Defaulting Lender according with Section 2.18; fourth, as the Administrative Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) if applicable, Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.18; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or Swing Line Lender as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or the Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, or as applicable, L/C Obligations owed to, all Non-Defaulting Lenders on a pro rata basis with respect to any applicable Class prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Classes of the relevant

Classes of Loans and/or funded and unfunded participations in L/C Obligations and Swing Line Loans (as applicable) are held by the Lenders ratably in accordance with the Commitments (including any applicable Class of Commitments) hereunder without giving effect to Section 2.19(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.19(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees.
(A)    No Defaulting Lender shall be entitled to receive any fee payable under Section 2.09(a) or 2.09(b) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(B)    Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its relevant Applicable Percentage of the stated amount of Letters of Credit or for which it has provided Cash Collateral pursuant to Section 2.18.
(C)    With respect to any fee payable under Section 2.09(a) or any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (A) or (B) above, the Borrowers shall (x) pay to each Non-Defaulting Lender (that is Global Revolving Credit Lender) that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (y) pay to the applicable L/C Issuer and Swing Line Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such applicable L/C Issuer’s or Swing Line Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. During any period in which there is a Global Revolving Credit Lender that is a Defaulting Lender, all or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the Non-Defaulting Lenders that are Global Revolving Credit Lenders in accordance with their respective Applicable Global Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Global Revolving Credit Commitment) but only to the extent that after giving effect to such reallocation (x) the Revolving Credit Extension Requirements are satisfied and (y) no Non-Defaulting Lender is allocated any Class of Revolving Credit Commitments which it does not maintain. Subject to Section 11.24, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Revolving Credit Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(v)    Cash Collateral, Repayment of Swing Line Loans. If the reallocation described in clause (a)(iv) above cannot, or can only partially, be effected, the applicable Borrowers shall, without prejudice to any right or remedy available to it hereunder or under applicable Law, (x) first, prepay their respective Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (y) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.18.
(b)    Defaulting Lender Cure. If the Administrative Borrower, the Administrative Agent, and in the case of a Global Revolving Credit Lender that is a Defaulting Lender, the Swing Line Lender and the L/C Issuers, agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Loans and funded and, as applicable, unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Revolving Credit Percentages (without giving effect to Section 2.19(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.20    Foreign Obligors Not Obligated For U.S. Loan Party Obligations. Notwithstanding any contrary provisions in any Loan Document, all references in the Loan Documents to payments, proceeds, liabilities, Obligations, Loans, fees, collections, Guarantees, Collateral, security interests, pledges, L/C Advances, L/C Borrowings and any other arrangement affecting the payment obligations of the Borrowers and the other Loan Parties and their responsibilities to the Administrative Agent, the Lenders, Swing Line Lender, L/C Issuers and the other Secured Parties, shall mean, in the case of and as applied to any U.S. Loan Party, only such U.S. Loan Party and the other U.S. Loan Parties Guaranteeing the Obligations of such U.S. Loan Party, such that no payments received from, or collections on account of the property or assets of, a Foreign Obligor (or rights to such receipt or such collection) shall be applied to such U.S. Loan Party’s Obligations (or the Obligations of any other Subsidiary organized under the laws of the United States or any political subdivision thereof), it being the intention of the parties hereto to avoid adverse tax consequences due to the application of Section 956 of the Code. All provisions contained in any Loan Document or side letter shall be interpreted consistently with this Section 2.20 to the extent possible, and where such other provisions conflict with the provisions of this Section 2.20, the provisions of this Section 2.20 shall govern.

ARTICLE III.
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01    Taxes. (a) Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (i) Any and all payments by or on account of any obligation of any Loan Party hereunder or under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws require the deduction or withholding of any Tax from any such payment by the Administrative Agent or a Loan Party, then the Administrative Agent or such Loan Party shall be entitled to make such deduction or withholding, including upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.
(i)    If any Loan Party or the Administrative Agent shall be required by the Code to withhold, deduct or remit any Taxes, including both United States Federal backup withholding and withholding taxes, from any payment, then (A) the applicable withholding agent shall withhold or make such deductions as are required under the Code (if applicable, based upon the information and documentation it has received pursuant to subsection (e) below), (B) the applicable withholding agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or deduction (including withholdings or deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(ii)    If any Loan Party or the Administrative Agent shall be required by any applicable Laws other than the Code to withhold or deduct any Taxes from any payment, then (A) the applicable withholding agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required based upon the information and documentation it has received pursuant to subsection (e) below, (B) the applicable withholding agent shall, to the extent required by such Laws, timely pay the full amount so withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes or Other Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that after any required withholding or deduction (including withholdings or deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made; provided that no Loan Party shall be required to make an increased payment to a specific Recipient under paragraph (C) in connection with any withholding or deduction of (I) any amounts in respect of Irish Withholding Tax to the extent the relevant payment could have been made to such Recipient without such withholding or deduction if such Recipient were an Irish Qualifying Lender, but on that date the Recipient is not or has ceased to be an Irish Qualifying Lender (other than as a result of any Change in Law after the date on which such Recipient became party to this Agreement (or, if later, acquired the interest in the applicable Loan or Commitment) or (II) any amounts in respect of Taxes (including, without limitation, any Irish Withholding Tax) to the extent the relevant payment could have been made to such Recipient without such withholding or deduction had had the Recipient complied with its obligations under Section 3.01(e).
(b)    Payment of Other Taxes by the Borrowers. Without limiting the provisions of subsection (a) above, but without duplication of any amounts in respect of which an additional payment was made pursuant to Section 3.01(a), the Administrative Borrower shall (or shall cause the applicable Loan Party to) timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes, excluding in each case, such amounts resulting from a Lender’s assignment, grant of a participation, transfer or assignment or designation of a new Lending Office or other office for receiving payments under any Loan Document.
(c)    Tax Indemnifications. (i) Without duplication of any amounts in respect of which an additional payment was made pursuant to Section 3.01(a), the Administrative Borrower shall (or shall cause the applicable Loan Party to), indemnify each Recipient, and shall (or shall cause the applicable Loan Party to) make payment in respect thereof within 10 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable expenses arising therefrom or with respect thereto (except that no Loan Party shall be required to indemnify or pay any amounts to a specific Recipient under this Section 3.01(c) in connection with any withholding or deduction of (I) any amounts in respect of Irish Withholding Tax to the extent such Irish Withholding Tax would not have been imposed or required to be deducted, withheld or paid if the such Recipient were an Irish Qualifying Lender, but on that date the Recipient is not or has ceased to be an Irish Qualifying Lender other than as a result of any Change in Law after the date on which such Recipient became party to this Agreement or (II) any amounts in respect of Taxes (other than Taxes imposed under the Code, but including, without limitation, any Irish Withholding Tax) to the extent such Tax would not have been imposed or required to be deducted, withheld or paid had the Recipient complied with its obligations under Section 3.01(e)); provided that if the Administrative Borrower reasonably believes that such Taxes were not correctly or legally asserted, each Recipient will use reasonable efforts to cooperate with the Administrative Borrower to obtain a refund of such Taxes so long as such efforts would not, in the sole good faith determination of such Recipient, (A) result in any unreimbursed additional costs, expenses or risks, (B) require such Recipient to disclose any confidential information, (C) require such Recipient to take any action that is inconsistent with its policies and procedures, or (D) be otherwise disadvantageous to it; provided further that no Loan Party shall be required to compensate or make any payment to any Recipient pursuant to this Section 3.01 for any amounts incurred in any fiscal year for which such Recipient is claiming compensation if such Recipient does not furnish notice of such claim within six (6) months from the end of such fiscal year; provided further that if the circumstances giving rise to such claim have a retroactive effect, then the beginning of such six (6) month period shall be extended to include such period of retroactive effect. A certificate as to the amount of such payment or liability delivered to the Administrative Borrower by a Lender or any L/C Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or any L/C Issuer, shall be conclusive absent manifest error.

(i)    Each Lender and each L/C Issuer shall, and does hereby, severally indemnify, and shall make payment in respect thereof within 10 days after demand therefor, (x) the Administrative Agent against Indemnified Taxes or Other Taxes attributable such Lender or such L/C Issuer, (but only to such Lender or such L/C Issuer, (but only to the extent that the Administrative Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Administrative Borrower to do so), (y) the Administrative Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or such L/C Issuer, in each case, that are payable or paid by or asserted against the Administrative Agent or a Loan Party in connection with any Loan Document, and all related losses, claims, liabilities, penalties, interest and expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender or any L/C Issuer by the Administrative Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Administrative Agent and the Administrative Borrower to set off and apply any and all amounts at any time owing to such Lender or such L/C Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)    Evidence of Payments. Upon request by the Administrative Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by any Loan Party or the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Administrative Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Administrative Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Administrative Borrower or the Administrative Agent, as the case may be.
(e)    Status of Lenders; Tax Documentation. Any Lender to which interest may be paid free of withholding Tax due to such Lender falling within paragraph (b) of the definition of an Irish Qualifying Lender shall, following a request from a Borrower, (x) provide details of its name, address and country of tax residence to such Borrower to enable it to comply with its reporting obligations under Section 891A of the TCA and (y) provide the Irish Borrower with any correct, complete and accurate information that may be required for the Irish Borrower to comply with its obligations under Section 891E of the TCA and any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall (x) to the extent required under applicable Law, apply for such exemption or reduction with (and obtain any related clearances or documentation from) the applicable taxing authorities and (y) deliver to the Administrative Borrower and to the Administrative Agent, at the time or times prescribed by applicable Laws or reasonably requested by the Administrative Borrower or the Administrative Agent, such properly completed and executed documentation as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition:

(i)    each Recipient shall deliver to the Administrative Borrower and the Administrative Agent such other documentation or information prescribed by applicable laws or reasonably requested by the Administrative Borrower or the Administrative Agent as will enable the Administrative Borrower or the Administrative Agent to determine whether or not such Recipient is subject to withholding or information reporting requirements under applicable law.
(ii)    Without limiting the generality of the foregoing:
(A)    any Recipient that is a U.S. Person shall deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be reasonably requested by the Administrative Borrower or the Administrative Agent) on or prior to the date on which such Recipient becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), executed originals of IRS Form W-9 (or any successor forms) certifying that such Lender is exempt from U.S. federal withholding and backup withholding tax; and
(B)    any Recipient that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the Administrative Borrower or the Administrative Agent) on or prior to the date on which such Recipient becomes a party to this Agreement and on or before the date, if any, a Lender changes its Lending Office (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), whichever of the following is applicable:
(I)    in the case of any Recipient claiming the benefits of an income tax treaty to which the United States is a party, executed originals of IRS Form W-8BEN-E (or any successor forms) together with such other documentation as is required by the Code or Treasury Regulations in connection with the delivery of such form,
(II)    executed originals of IRS Form W-8ECI (or any successor forms), together with such other documentation as is required by the Code or Treasury Regulations in connection with the delivery of such form;
(III)    in the case of any Recipient claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Recipient is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Administrative Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN-E (or any successor forms); or,

(IV)    to the extent any Recipient is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI (or any successor forms), IRS Form W-8BEN-E (or any successor forms), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9 (or any successor forms), and/or other required certification documents from each beneficial owner, as applicable; provided that if the Recipient is a partnership and one or more direct or indirect partners of such Recipient are claiming the portfolio interest exemption, such Recipient may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
(C)    any Recipient that is not a U.S. Person shall, to the extent it is legally entitled to do so, deliver to the Administrative Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Recipient becomes a party to this Agreement and on or before the date, if any, a Lender changes its Lending Office (and from time to time thereafter upon the reasonable request of the Administrative Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable: law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Administrative Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Recipient under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Administrative Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Administrative Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Administrative Borrower or the Administrative Agent as may be necessary for the Administrative Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for the purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Recipient agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Administrative Borrower and the Administrative Agent in writing of its legal inability to do so

(iv)    Each Recipient to which interest is payable by an Irish Borrower:
shall (x) prior to it becoming party to this Agreement and (y) within ten (10) Business Days after the request of the Administrative Borrower or the Administrative Agent, confirm in writing to the Administrative Borrower or the Administrative Agent, as applicable, such Person is:
(I)    not an Irish Qualifying Lender;
(II)    an Irish Qualifying Lender (other than a Treaty Lender); or
(III)    a Treaty Lender.
As provided in clause (iii) above, each Recipient agrees that if any certification previously delivered pursuant to this Section 3.01(e)(iv) expires or becomes obsolete or inaccurate in any respect, it shall update such certification.
(f)    Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or any L/C Issuer, or have any obligation to pay to any Lender or any L/C Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or such L/C Issuer, as the case may be. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund (including a refund applied as a credit against Taxes due) of any Taxes as to which it has been indemnified by the Administrative Borrower or a another Loan Party, as the case may be, or with respect to which the Administrative Borrower or such other Loan Party, as the case may be, has paid additional amounts pursuant to this Section 3.01, it shall promptly pay to the Administrative Borrower or such other Loan Party, as the case may be, an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Administrative Borrower or such other Loan Party, as the case may be, under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) and net of any loss or gain realized in the conversion of such funds from or to another currency incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that Administrative Borrower, upon the request of the Recipient, agrees to repay (or cause the applicable Loan Party to repay) the amount paid over to Administrative Borrower or any other Loan Party, as the case may be, (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to any Loan Party pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This subsection shall not be construed to require the Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to any Loan Party or any other Person.

(g)    Mitigation. Without limiting the obligations of any Lender or L/C Issuer under Section 3.06, if the Administrative Borrower or any other Loan Party shall be required pursuant to this Section 3.01 to pay any additional amount to, or indemnify, any Recipient, such Recipient shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable pursuant to this Section 3.01, provided, however, such efforts shall not, in the sole good faith determination of such Recipient, (A) result in any unreimbursed additional costs, expenses or risks, (B) require such Recipient to disclose any confidential information, (C) require such Recipient to take any action that is inconsistent with its policies and procedures, or (D) be otherwise disadvantageous to it.
(h)    FATCA. For purposes of determining withholding Taxes imposed under FATCA, from and after the effective date of this Agreement, the Borrowers and the Administrative Agent may treat (and the Lenders hereby authorize the Administrative Agent to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).
3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain, fund or charge interest with respect to any Credit Extension, or to determine or charge interest rates based upon the Eurodollar Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore interbank market for any applicable currency, then, on notice thereof by such Lender to the Administrative Borrower through the Administrative Agent, (i) any obligation of such Lender to make, maintain, fund or charge interest with respect to any such Credit Extension or to make or continue Eurodollar Rate Loans in the affected currency or currencies or, in the case of Eurodollar Rate Loans in Dollars, to convert such Eurodollar Rate Loans to Base Rate Loans to Eurodollar Rate Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurodollar Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Administrative Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the applicable Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurodollar Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurodollar Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurodollar Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurodollar Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurodollar Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.
3.03    Inability to Determine Rates. If in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof, (a) (i) the Administrative Agent determines that deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurodollar Rate Loan, or (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan, (in each case with respect to clause (a) above, “Impacted Loans”), or (b) the Administrative Agent or the Required Lenders determine that for any reason the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurodollar Rate Loan, the Administrative Agent will promptly so notify the Administrative Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans in the affected currency or currencies shall be suspended, (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Administrative Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans in the affected currency or currencies (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
Notwithstanding the foregoing, if the Administrative Agent has made the determination described in this Section 3.03, the Administrative Agent, in consultation with the Administrative Borrower and the affected Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (1) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) of the first sentence of this Section 3.03, (2) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Administrative Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (3) any Lender determines that any applicable Law has made it unlawful, or that any applicable Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Administrative Borrower written notice thereof.
Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Administrative Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Administrative Borrower) that the Administrative Borrower or Required Lenders (as applicable) have determined, that:
(i)    adequate and reasonable means do not exist for ascertaining LIBOR for any requested Interest Period, including, without limitation, because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)    the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or
(iii)    syndicated loans currently being executed, or that include language similar to that contained in this Section, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Administrative Borrower may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein) (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes and any such amendment shall become effective at 5:00 p.m. (New York time) on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Administrative Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment.
If no LIBOR Successor Rate has been determined and the circumstances under clause (i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Administrative Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make Eurodollar Rate Loans shall be suspended (to the extent of the affected Eurodollar Rate Loans or Interest Periods), and (y) the Eurodollar Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Administrative Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans (to the extent of the affected Eurodollar Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.
Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.
3.04    Increased Costs; Reserves on Eurodollar Rate Loans. (a) Increased Costs Generally. If any Change in Law occurring after the date that such Lender or L/C Issuer first became a Lender or L/C Issuer, as applicable shall:

(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e) other than as set forth below) or any L/C Issuer;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clause (a) and clauses (c) through (e) of Excluded Taxes, (C) Connection Income Taxes or (D) Other Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Administrative Borrower will pay (or shall cause the applicable Loan Party to pay), not in duplication of amounts payable under Section 3.01, to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law occurring after the date that such Lender or L/C Issuer first became a Lender or L/C Issuer, as applicable, affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by an L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrowers will pay to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Administrative Borrower shall include a written statement, setting forth in reasonable detail the basis for calculating such amount or amounts and shall be conclusive absent manifest error. The Borrowers shall pay such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section 3.04 shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the Administrative Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Additional Reserve Requirements. The Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurodollar Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive) and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurodollar Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan, provided the Administrative Borrower shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender, together with a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 3.04(e). If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.
3.05    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, which demand shall include a written statement, setting forth in reasonable detail the basis for calculating amounts owed to such Lender pursuant to this Section 3.05, from time to time, the Administrative Borrower (with respect to any Borrowings made by the Administrative Borrower) and each of the Designated Borrowers (with respect to any Borrowings made by such Designated Borrowers) shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense actually incurred, without duplication of any amounts to which a Lender is otherwise entitled pursuant to the other provisions of this Article III, by it as a result of:

(a)    any continuation, conversion, payment or prepayment of any applicable Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by any such Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the applicable Borrower (or any other Borrower);
(c)    any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or
(d)    any assignment of a Eurodollar Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Administrative Borrower pursuant to Section 11.13;
including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract (but excluding any loss of anticipated profit). The applicable Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by a Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurodollar Rate Loan made by it at the Eurodollar Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurodollar Rate Loan was in fact so funded.
Notwithstanding the foregoing to the contrary, each of the undersigned Lenders, by execution of this Agreement, hereby waives reimbursement of any loss, cost or expense actually incurred by any such Person as a result of the payment or prepayment of any applicable Loan (including any Existing Term Loans) on the Closing Date (to the extent occurring on a day other than the last day of the Interest Period for such Loan) in connection with the Transactions occurring on the Closing Date.
3.06    Mitigation Obligations; Replacement of Lenders. (a) Designation of a Different Lending Office. Each Lender may make any Credit Extension to each Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of such Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or has invoked the provisions of Section 3.02, or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then at the request of the Administrative Borrower such Lender or such L/C Issuer shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer, as the case may be. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.
(a)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrowers may replace such Lender in accordance with Section 11.13.
3.07    Survival. All of the obligations of the Loan Parties under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.

ARTICLE IV.
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01    Conditions to Closing. The effectiveness of this Agreement is subject to satisfaction (or waiver in accordance with Section 11.01) of the following conditions precedent, except to the extent such conditions are subject to the Post-Closing Agreement:
(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or facsimiles or other electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, if applicable, and each other party thereto, each dated as of the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i)    executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent and each Arranger;
(ii)    Notes executed by the applicable Borrowers in favor of each Lender requesting Notes at least two (2) Business Days prior to the Closing Date;
(iii)    executed counterparts (sufficient in number for distribution to the Administrative Agent and each Arranger) of each of (A) each Guaranty referred to in clause (a) through (c) of the definition of the term Guaranty and (B) the Securities Pledge Agreements referred to in clauses (a) through (d) of the definition of the term Securities Pledge Agreement, together with, to the extent applicable, certificates representing the Securities Collateral referred to in the applicable Securities Pledge Agreement accompanied by undated transfer powers executed in blank and (C) the Deed of Confirmation;

(iv)    evidence that proper financing statements have been duly filed under the Uniform Commercial Code in all jurisdictions that the Administrative Agent may deem necessary or desirable in order to perfect the Liens created under the Securities Pledge Agreements, covering the Collateral described in the Securities Pledge Agreements;
(v)    a completed Perfection Certificate, dated the Closing Date and signed by a Responsible Officer of the Administrative Borrower, together with all attachments contemplated thereby, and (to the extent reasonably requested by the Administrative Agent) the results of a search of the Uniform Commercial Code (or equivalent), Tax, judgment and Lien filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been, or will be simultaneously or substantially concurrently with the Closing Date, released (or arrangements reasonably satisfactory to the Administrative Agent for such release shall have been made);
(vi)    a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Closing Date and certifying:
(A)    that attached thereto is a true and complete copy of the certificate or articles of incorporation, certificate of limited partnership, certificate of formation or other equivalent constituent and governing documents, including all amendments thereto, of such Loan Party, certified as of a recent date by the Secretary of State (or other similar official or Governmental Authority) of the jurisdiction of its organization or by the Secretary or Assistant Secretary or similar officer of such Loan Party or other person duly authorized by the constituent documents of such Loan Party,
(B)    that attached thereto is a true and complete copy of a certificate as to the good standing of such Loan Party (to the extent that such concept exists in such jurisdiction) as of a recent date from such Secretary of State (or other similar official or Governmental Authority),
(C)    that attached thereto is a true and complete copy of the by-laws (or partnership agreement, limited liability company agreement or other equivalent constituent and governing documents) of such Loan Party as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in the following clause (D),
(D)    that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member), authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Closing Date, and

(E)    as to the incumbency and specimen signature of each officer or authorized signatory executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party;
(vii)    a written opinion of Wachtell, Lipton, Rosen & Katz, counsel to the Loan Parties, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, covering such matters relating to the Loan Documents and the transactions contemplated thereby as the Administrative Agent and the Lenders shall reasonably request;
(viii)    a written opinion of Loyens & Loeff, local counsel to the Loan Parties in Netherlands, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, covering such matters relating to the Loan Documents and the transactions contemplated thereby as the Administrative Agent and the Lenders shall reasonably request;
(ix)    a written opinion of A&L Goodbody, local counsel to the Loan Parties in Ireland, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, covering such matters relating to capacity, authority and due execution of the Loan Documents and the transactions contemplated thereby by APH and/or APIO, to which it is a party;
(x)    a written opinion of Arthur Cox, local counsel to the Administrative Agent in Ireland, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, covering such matters relating to enforceability of the Loan Documents, governed by the Laws of Ireland, to which APH and/or APIO is a party;
(xi)    a written opinion of Potter Anderson Corroon LLP, local counsel to the Loan Parties in Delaware, addressed to the Administrative Agent and each Lender, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, covering such matters relating to the Loan Documents and the transactions contemplated thereby as the Administrative Agent and the Lenders shall reasonably request;
(xii)    a solvency certificate from the chief financial officer of the Administrative Borrower (after giving effect to the Transaction) substantially in the form attached hereto as Exhibit J;
(xiii)    a certificate from a Responsible Officer of the Administrative Borrower certifying (a) that the conditions specified in Sections 4.01(b), 4.02(a) and 4.02(b) are satisfied and (b) either that (i) no consents, licenses or approvals are required in connection with the execution, delivery and performance by any Loan Party and the validity against each Loan Party of the Loan Documents to which it is a party, or (ii) that all such consents, licenses and approvals have been obtained and are in full force and effect;

(xiv)    a duly executed and effective Master Assignment and Assumption by and among each of the Existing Lenders, the Lenders and the Administrative Agent; and
(xv)    a Committed Loan Notice together with a duly completed flow of funds memorandum.
(b)    Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Change.
(c)    (i) The Administrative Agent shall have received all documentation and other information required with respect to the Loan Parties by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act and (ii) any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower.
(d)    Substantially concurrently with the effectiveness of this Agreement on the Closing Date, an aggregate principal amount of not less than $250,000,000 in proceeds from of Revolving Credit Loans made under this Agreement on the Closing Date shall be utilized to prepay Existing Term Loans outstanding under the Existing Credit Agreement.
(e)    Substantially concurrently with the effectiveness of this Agreement on the Closing Date, (i) all fees required to be paid to the Administrative Agent and the Arrangers on or before the Closing Date shall have been paid and (ii) all fees required to be paid to the Lenders on or before the Closing Date shall have been paid, in each case, to the extent invoiced at least two (2) Business Days prior to the Closing Date.
(f)    Substantially concurrently with the effectiveness of this Agreement on the Closing Date, unless waived by the Administrative Agent, the Borrowers shall have paid all reasonable and documented fees, charges and disbursements of outside counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced two (2) Business Days prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).
(g)    All interest, fees, expenses and other amounts, if any, accrued and owing under or in respect of the Existing Credit Agreement for periods prior to the Closing Date shall be paid to the Administrative Agent for the account of the Existing Lenders.
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto in reasonable detail. The Administrative Agent shall promptly notify the Lenders and the Borrowers in writing of the occurrence of the Closing Date and each of the Lenders hereby agrees that the receipt of such notification shall be conclusive and binding.
4.02    Conditions to all Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurodollar Rate Loans) is subject to the following conditions precedent:
(a)    The representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof), and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and 5.05(b) shall be deemed to refer to the most recent statements furnished pursuant to Sections 6.01(a) and 6.01(b), respectively.
(b)    No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds thereof.
(c)    The Administrative Agent and, if applicable, the applicable L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)    If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.15 to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.
(e)    In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the L/C Issuers (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.
Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurodollar Rate Loans) submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a), (b) and, if applicable, (d) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES

Each Borrower represents and warrants to the Administrative Agent and the Lenders that:
5.01    Existence, Qualification and Power. Each Loan Party and each of its Restricted Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing (to the extent that such concept exists in such jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and consummate the Transaction, and (c) is duly qualified and is licensed and, as applicable, in good standing (to the extent that such concept exists in such jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (a) (other than with respect to any Loan Party), (b)(i) (other than with respect to any Borrower) or (c), to the extent that failure to do so would not reasonably be expected to have a Material Adverse Change.
5.02    Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party and the borrowings and other extensions of credit hereunder (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not and will not (i) contravene the terms of any of such Person’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than Liens created under the Loan Documents) under, or require any payment to be made under (A) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject or (iii) violate any applicable Law, except in the case of clauses (ii) and (iii) of this Section 5.02(b), with respect to any conflict, breach, violation, or payment, to the extent that such conflict, breach, violation, or payment would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Change.
5.03    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof, subject only to Permitted Liens), except for (i) filings and other actions necessary to perfect the Liens on the Collateral granted by the Loan Parties in favor of the Secured Parties, (ii) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and which are in full force and effect, (iii) filings with the SEC, including a Current Report on Form 8-K and (iv) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Change.
5.04    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto, and when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, examinership, reorganization, moratorium or other Laws affecting creditors’ rights generally and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
5.05    Financial Statements; No Material Adverse Change. (a) The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Administrative Borrower and its Restricted Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.
(a)    The unaudited consolidated balance sheet of (x) the Administrative Borrower and its Subsidiaries dated March 31, 2018, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on that date were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Administrative Borrower and its Restricted Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(b)    Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Change.
5.06    Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, by or against the Administrative Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, which has a reasonable likelihood of adverse determination, and if adversely determined, would be reasonably likely to result in liability to an Arranger or a Lender, or (b) except as specifically disclosed in Schedule 5.06 (the “Disclosed Litigation”), has a reasonable likelihood of adverse determination, and if adversely determined either individually or in the aggregate would reasonably be expected to have a Material Adverse Change.
5.07    No Default. Neither any Loan Party nor any Restricted Subsidiary thereof is in default under or with respect to any Contractual Obligation that would, either individually or in the aggregate, reasonably be expected to have a Material Adverse Change. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08    Ownership of Real Property; Liens. Each Loan Party and each of its Restricted Subsidiaries has good and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change. The property of the Borrowers and its Restricted Subsidiaries is subject to no Liens, other than Liens permitted hereunder, including Permitted Liens.
5.09    Environmental Matters. The Loan Parties and their respective Restricted Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrowers have reasonably concluded that such claims would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.
5.10    Insurance. The properties of the Borrowers and their Restricted Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrowers, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Borrower or the applicable Restricted Subsidiary operate.
5.11    Taxes. The Borrowers and their Restricted Subsidiaries have filed all Federal, state and other tax returns and reports required to be filed, and have paid all material Federal, state and other Taxes imposed upon them or their properties, income or assets otherwise due and payable by them (except for Taxes which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP). There is no proposed tax assessment against any Borrower or any Restricted Subsidiary that would, if made, have a Material Adverse Change. No Irish Borrower is required to make any deduction for or on account of Irish Withholding Tax from any payment it may make under a Loan Document to a Person that is an Irish Qualifying Lender, other than a Treaty Lender or to a Treaty Lender where the relevant Borrower has received authorization from the Irish Revenue Commissioners that it may make the payment free of any deductions for or on account of Tax.
5.12    Use of Proceeds. The Borrowers have and will use the proceeds of any Loans, Letters of Credit or other Credit Extension under this Agreement and the other Loan Documents: (i) to repay certain Indebtedness of the Administrative Borrower and its Subsidiaries (including, without limitation, Indebtedness under the Existing Credit Agreement), (ii) to pay Transaction Expenses and (iii) on and after the Closing Date, for working capital, acquisitions, and general corporate purposes not in contravention of any Law or of any Loan Document.
5.13    ERISA Compliance. (a) Each Plan (other than a Multiemployer Plan) of the Loan Parties and each Restricted Subsidiary of the Loan Parties is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws, except as would not reasonably be expected to have a Material Adverse Change. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Borrowers, nothing has occurred that would reasonably be expected to cause the loss of such tax-qualified status that would reasonably be expected to have a Material Adverse Change.
(a)    There are no pending or, to the knowledge of the Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Change. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or would reasonably be expected to have a Material Adverse Change.
(b)    Except as would not reasonably be expected to have a Material Adverse Change, (i) no ERISA Event has occurred, and the Borrowers are not aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and the Borrowers are not aware of any facts or circumstances that would reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) neither the Borrowers nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) neither the Borrowers nor any ERISA Affiliate has engaged in a transaction that would reasonably be expected to be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, in either case with respect to which there is an actual or potential unsatisfied liability, and no event or circumstance has occurred or, to the knowledge of the Borrowers and their ERISA Affiliates, exists that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(c)    With respect to each scheme or arrangement mandated by a government other than the United States (a “Foreign Government Scheme or Arrangement”) and with respect to any Pension Plan maintained or sponsored by any Loan Party or any Restricted Subsidiary of any Loan Party that is not subject to United States law (a “Foreign Plan”), except as would not reasonably be expected to have a Material Adverse Change:
(i)    any employer and employee contributions required by law or by the terms of any Foreign Government Scheme or Arrangement or any Foreign Plan have been made, or, if applicable, accrued, in accordance with normal accounting practices by each Foreign Obligor;

(ii)    the fair market value of the assets of each Foreign Plan required to be funded by applicable law, the liability of each insurer for any Foreign Plan required to be funded through insurance or the book reserve established for any Foreign Plan to the extent required by generally accepted accounting practices in the relevant jurisdiction, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date hereof, with respect to all current and former participants in such Foreign Plan according to the actuarial assumptions and valuations most recently used to account for such obligations in accordance with applicable generally accepted accounting principles in the relevant jurisdiction; and
(iii)    each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.
5.14    Subsidiaries; Equity Interests; Loan Parties. As of the Closing Date, no Loan Party has any Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.14.
5.15    Margin Regulations; Investment Company Act. (a) The Borrowers are not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock, and the proceeds of the Loans will not be used, in each case, in a manner that would violate Regulation U.
(a)    Neither of the Borrowers nor any Guarantor, is or is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.
5.16    Disclosure. No report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the Transaction or any of the other transactions contemplated hereby or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) when taken as a whole together with any disclosures made by the Borrowers in filings with the SEC (that are made available to the Lenders pursuant to the terms of this Agreement) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time made, it being understood that (a) such estimates, projections, forecasts and other forward-looking information, as to future events, are not to be viewed as facts and that the actual results may differ significantly from the projected or forecasted information or results and that such differences may be material and that such estimates, projections, forecasts and forward-looking information are not a guarantee of financial performance and (b) no representation or warranty is made with respect to information of a general economic or general industry nature.
5.17    Compliance with Laws; PATRIOT Act. (a) Each Loan Party and each Restricted Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (ii) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Change.
(a)    Each Loan Party and each Restricted Subsidiary thereof is in compliance in all material respects with the requirements of the Act.
5.18    Intellectual Property; Licenses, Etc. The Loan Parties and Restricted Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, “IP Rights”) that are (a) related to the Specified Products and (b) except where the failure to own or possess the right to use such IP Rights would reasonably be expected to have a Material Adverse Change, such other IP Rights reasonably necessary for the operation of their respective businesses, in each case of clauses (a) and (b) above, without conflict with the rights of any other Person. To the knowledge of the Borrowers, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any Restricted Subsidiary infringes upon any rights held by any other Person, except in each case, to the extent that such infringement would not reasonably be expected to have a Material Adverse Change. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrowers, threatened in writing, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Change.
5.19    Solvency. After giving effect to the Transaction, each Borrower is, and the Borrowers and their Restricted Subsidiaries on a consolidated basis are, Solvent.
5.20    Collateral Documents. Except as expressly contemplated hereby or under any other Loan Document, the provisions of the Collateral Documents are effective to create in favor of the Administrative Agent for the benefit of the Secured Parties a legal, valid and enforceable first priority Lien (subject only to Permitted Liens) on all right, title and interest of the respective Loan Parties in the Collateral described therein. Except for filings completed prior to the Closing Date and as contemplated hereby and by the Collateral Documents, no filing or other action will be necessary to perfect or protect such Liens. Notwithstanding anything herein (including this Section 5.20) or in any other Loan Document to the contrary, neither any Borrower nor any other Loan Party makes any representation or warranty as to the effects of perfection or non-perfection, the priority or the enforceability of any pledge of or security interest in any Equity Interests of any Foreign Subsidiary to secure U.S. Obligations, or as to the rights and remedies of the Agents or any Lender with respect thereto, under foreign law.
5.21    Anti-Corruption Laws. Except for the subject matter of the FCPA Investigation, the Loan Parties and their Restricted Subsidiaries have (a) to the best knowledge of the Loan Parties, conducted their businesses in material compliance with (i) the United States Foreign Corrupt Practices Act of 1977, (ii) the UK Bribery Act 2010, and (iii) other material anti-corruption legislation in other jurisdictions that are applicable to the Borrowers’ and their Restricted Subsidiaries’ conduct of their businesses (collectively, clauses (i), (ii) and (iii), “Anti-Corruption Laws”), and (b) instituted and maintained policies and procedures designed to promote and achieve compliance with such laws. No Credit Extension or the use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law.
5.22    Representations as to Foreign Obligors. Each Borrower represents and warrants to the Administrative Agent, the Lenders and L/C Issuers that:
(a)    Each Foreign Obligor is subject to civil and commercial Laws with respect to such Foreign Obligor’s obligations under this Agreement and the other Loan Documents to which such Person is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by each Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither any Foreign Obligor nor any of its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the Laws of the jurisdiction in which any Foreign Obligor is organized and existing in respect of such Person’s obligations under the Applicable Foreign Obligor Documents.
(b)    The Applicable Foreign Obligor Documents are in proper legal form under the Laws of the jurisdiction in which each Foreign Obligor is organized and existing for the enforcement thereof against each Foreign Obligor under the Laws of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which any Foreign Obligor is organized and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.
(c)    [Reserved].
(d)    The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by each Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which each Foreign Obligor is organized and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided that any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).
5.23    OFAC. No Borrower, nor any Restricted Subsidiaries, nor, to the knowledge of the Administrative Borrower, any director, officer, employee, agent or affiliate of the Administrative Borrower or any Restricted Subsidiary, is an individual or entity that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction. No Loan, nor the proceeds from any Loan or other Credit Extension, has been used, directly or indirectly, in any manner that will result in any violation by any Borrower or any of its Subsidiaries or any Secured Party or Arranger of Sanctions.
5.24    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.

ARTICLE VI.
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than (i) Obligations under any Secured Cash Management Agreement, Secured Hedge Agreement or Cash Pooling Arrangement and (ii) contingent indemnification obligations for which no claim has been asserted) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized in the manner set forth in this Agreement, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably satisfactory to the applicable L/C Issuer), the Borrowers shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03) cause each Restricted Subsidiary to:
6.01    Financial Statements. Deliver to the Administrative Agent (which will promptly furnish such information to each Lender):
(a)    as soon as available, but in any event within 95 days after the end of each fiscal year of the Administrative Borrower, a consolidated balance sheet of the Administrative Borrower and its Restricted Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit; and
(b)    as soon as available, but in any event within 50 days after the end of each of the first three fiscal quarters of each fiscal year of the Administrative Borrower, a consolidated balance sheet of the Administrative Borrower and its Restricted Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Administrative Borrower’s fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail, certified by the chief executive officer, chief financial officer, chief accounting officer, vice president of treasury, treasurer or controller of the Administrative Borrower as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of the Administrative

Borrower and its Restricted Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes.
6.02    Certificates; Other Information. Deliver to the Administrative Agent (which will promptly furnish such information to each Lender):
(a)    within five (5) days of the delivery of the financial statements referred to in Sections 6.01(a) and 6.01(b), a duly completed Compliance Certificate signed by the chief executive officer, chief financial officer, chief accounting officer, vice president of treasury, treasurer or controller of the Administrative Borrower (which delivery may, unless the Administrative Agent, or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes), and in the event of any change in accounting principles used in the preparation of such financial statements, the Administrative Borrower shall also provide, if necessary for the determination of compliance with the Financial Covenants, a statement of reconciliation conforming such financial statements to GAAP;
(b)    [reserved];
(c)    promptly after the same are publicly available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Administrative Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Administrative Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(d)    promptly after the receipt thereof by any Responsible Officer of the Administrative Borrower, details with respect to any material (i) “warning letter”, “untitled letter” or similar notification, or (ii) notification of a mandated or requested recall affecting the Specified Products, in each case, from the FDA (or analogous foreign, state or local Governmental Authority);
(e)    promptly, and in any event within five Business Days after receipt thereof by any Loan Party or any Restricted Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation of any Loan Party or any Restricted Subsidiary thereof;
(f)    as soon as available, but in any event within 45 days after the end of each fiscal year of the Administrative Borrower, and at such other times as the Borrowers may reasonably deem necessary, a report supplementing Schedule 5.14 containing a description of all changes in the information included in such Schedule as may be necessary for such Schedule to be accurate and complete, each such report to be signed by a Responsible Officer of the Administrative Borrower and to be in a form reasonably satisfactory to the Administrative Agent; and
(g)    promptly, such additional information regarding the business, financial, legal or corporate affairs of any Loan Party or any Restricted Subsidiary thereof, or compliance with the terms of the Loan Documents, as the Administrative Agent (for itself or on behalf of any Lender)

may from time to time reasonably request, including (x) copies of manufacturing safety and efficacy data filed with the FDA (or analogous foreign, state or local Governmental Authority) and (y) information and documentation necessary for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws.
Documents required to be delivered pursuant to Section 6.01(a) or 6.01(b) or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Administrative Borrower posts such documents, or provides a link thereto on the Administrative Borrower’s website on the Internet at the website address listed on Schedule 11.02; or (ii) on which such documents are delivered to the Administrative Agent for posting on the Administrative Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Administrative Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Administrative Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Administrative Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Administrative Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrowers hereby acknowledge that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrowers or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Administrative Borrower hereby agrees that (w) all Borrower Materials that are to be made available to the Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Administrative Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Administrative Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor;” and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.” Notwithstanding the foregoing, the Administrative Borrower shall be under no obligation to mark any Borrower Materials “PUBLIC.”
6.03    Notices. Promptly after a Responsible Officer of the Administrative Borrower obtains knowledge thereof, notify the Administrative Agent (which will promptly thereafter furnish to the Lenders):
(a)    of the occurrence of any Default;
(b)    of any matter that has resulted or would reasonably be expected to result in a Material Adverse Change, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Borrower or any Restricted Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Borrower or any Restricted Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material adverse development in, any litigation or proceeding affecting any Borrower or any Restricted Subsidiary, including pursuant to any applicable Environmental Laws, in each case, that has had or would reasonably be expected to have a Material Adverse Change;
(c)    of the occurrence of any ERISA Event; and
(d)    of any material change in accounting policies or financial reporting practices by any Loan Party or any Restricted Subsidiary thereof, including any determination by any Borrower referred to in Section 2.11(b).
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Administrative Borrower setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and propose to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04    Payment of Obligations.
(a)    Pay and discharge as the same shall become due and payable, all its obligations and liabilities (excluding Tax liabilities), including (i) all lawful claims which, if unpaid, would by Law become a Lien upon its property unless the same are being contested in good faith and to the extent (x) enforcement action on account of any such Lien has not been taken and (y) adequate reserves in accordance with GAAP are being maintained by such Person; and (ii) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness, in each case, except to the extent that failure to pay the same would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Change.
(b)    The Borrowers and their Restricted Subsidiaries will file all material Federal and material state and other material Tax returns and reports required to be filed by them, and will pay all material Federal, state and other Taxes, assessments and governmental charges in the nature of taxes or levies upon it or its properties or assets, in each case, required to be paid by them, whether or not shown to be due and payable on said returns, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP.
6.05    Preservation of Existence. (a)  Preserve, renew and maintain in full force and effect its legal existence and good standing (to the extent that such concept exists in such jurisdiction) under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.04 or 7.05, except, in the case of any non-Loan Party Subsidiary of any Borrower, to the extent the failure to do so would not reasonably be expected to result in a Material Adverse Change; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of the business of the Administrative Borrower and its Subsidiaries, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Change or (in the case of any non-Loan Party Subsidiary of any Borrower) to the extent the Administrative Borrower shall determine that the maintenance thereof is no longer desirable in the conduct of the business of the Administrative Borrower and its Subsidiaries and that the loss thereof is not disadvantageous in any material respect to the Lenders; and (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation or non-renewal of which would reasonably be expected to have a Material Adverse Change.
6.06    Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof, in each case, except where the failure to do so would not reasonably be expected to have a Material Adverse Change.
6.07    Maintenance of Insurance. Maintain with financially sound and reputable insurance companies that are not Affiliates of any Borrower, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons.
6.08    Compliance with Laws. Comply in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Change.
6.09    Books and Records. (a) Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of such Borrowers or such Restricted Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over such Borrowers or such Restricted Subsidiary, as the case may be.

6.10    Inspection Rights. Permit representatives and independent contractors of the Administrative Agent (accompanied by a reasonable number of representatives of the Lenders) to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Administrative Borrower, in each case, subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract; provided, however, that (a) except during the occurrence and continuance of an Event of Default, the Borrowers shall not be required to reimburse the Administrative Agent for the charges, costs and expenses in connection with such visits or inspections and the Administrative Agent shall not exercise rights under this Section 6.10 more often than one (1) time per year and (b) after the occurrence and during the continuance of an Event of Default, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrowers at any time during normal business hours and upon reasonable advance notice.
6.11    Transactions with Affiliates. Cause any transaction of any kind with any Affiliate of the Administrative Borrower, whether or not in the ordinary course of business, to be made on fair and reasonable terms substantially as favorable to the Administrative Borrower or such Restricted Subsidiary as would be obtainable by the Administrative Borrower or such Restricted Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate, other than (i) transactions between or among any Loan Parties; (ii) sales or awards of Equity Interests to Affiliates of the Administrative Borrower; (iii) reasonable and customary directors’ fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses or employment agreements, compensation or employee benefit arrangements, incentive and severance arrangements with any officer, director or employee entered into in the ordinary course of business; (iv) (a) any transactions made in compliance with the provisions of Sections 7.03, 7.04 or 7.06 (including, without, limitation any such transactions with joint ventures for the purchase or sale of property or other assets and services, in the ordinary course of business pursuant to Section 7.03) or (b) any transactions among the Administrative Borrower and/or its Restricted Subsidiaries made in compliance with the provisions of Sections 7.02, 7.03, 7.04, 7.05 or 7.06; (v) loans and advances to officers and employees of any Loan Party in the ordinary course of business in accordance with the past practices of any Loan Party to the extent otherwise permitted by this Agreement; (vi) written agreements entered into or assumed in connection with Acquisitions with Persons who were not Affiliates prior to such transactions approved by a majority of the Board of Directors of the Administrative Borrower or any Designated Borrower; (vii) transactions involving less than $10,000,000 in the aggregate during the term of this Agreement; (viii) the Administrative Borrower and its Restricted Subsidiaries may make payments pursuant to any tax sharing agreements among Administrative Borrower and its Restricted Subsidiaries that are Loan Parties; (ix) transactions approved by a majority of the members of the Board of Directors of the Administrative Borrower or such Subsidiary who does not have any material direct or indirect financial interest in or with respect to such transaction; (x) transaction ancillary to or in connection with the Acquisition of APLLC (formerly known as Synageva); and (xi) any transaction in respect of which the Administrative Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Board of Directors of the Administrative Borrower (or the board of directors of the relevant Subsidiary) from an accounting, appraisal or investment banking firm that is in the good faith determination of the Administrative Borrower qualified to render such letter, which letter states that such transaction is on terms that are no less favorable to the Borrowers or the relevant Subsidiary, as applicable, than would be obtained in a comparable arm’s length transaction with a Person other than an Affiliate.
6.12    Covenant to Guarantee Obligations and Give Security. The Administrative Borrower shall, at the Administrative Borrower’s expense:
(a)    cause each Domestic Subsidiary (other than any Excluded Subsidiary), within 45 days after the formation or acquisition of such Domestic Subsidiary (or such Domestic Subsidiary ceasing to be an Excluded Subsidiary (including, as a result of ceasing to be an Unrestricted Subsidiary)) or such longer period as the Administrative Agent may agree, to (i) duly execute and deliver to the Administrative Agent (for the benefit of the Secured Parties) (A) a guaranty or guaranty supplement guaranteeing the other Loan Parties’ obligations under the Loan Documents, (B) a securities pledge agreement or securities pledge agreement supplement granting Liens on the Collateral to secure payment of all the Obligations under the Loan Documents, and (C) documents of the type set forth in Section 4.01(a)(iv) and 4.01(a)(v) with respect to such Subsidiary, and (ii) deliver to the Administrative Agent customary opinion(s), addressed to the Administrative Agent and the other Secured Parties, of counsel for such Subsidiary as to the matters contained in clause (i) and as to such other matters as the Administrative Agent may reasonably request, all such documents to be in form, content and scope reasonably satisfactory to the Administrative Agent, and
(b)    cause each Foreign Subsidiary (other than an Excluded Subsidiary), within 90 days after the formation or acquisition of such Foreign Subsidiary (or such Foreign Subsidiary ceasing to be an Excluded Subsidiary (including, as a result of ceasing to be an Unrestricted Subsidiary)) or such longer period as the Administrative Agent may agree, to (i) duly execute and deliver to the Administrative Agent (for the benefit of the Secured Parties) (A) a guaranty or guaranty supplement guaranteeing the Foreign Obligors’ Obligations under the Loan Documents, (B) a securities pledge agreement or securities pledge agreement supplements (or equivalent document in any applicable foreign jurisdiction) granting Liens on the Collateral to secure payment of all Foreign Obligors’ Obligations under the Loan Documents. and (C) documents of the type set forth in Section 4.01(a)(iv) and 4.01(a)(v) with respect to such Subsidiary, and (ii) deliver to the Administrative Agent customary opinion(s), addressed to the Administrative Agent and the other Secured Parties, of counsel for such Subsidiary as to the matters contained in clause (i) and as to such other matters as the Administrative Agent may reasonably request, all such documents to be in form, content and scope reasonably satisfactory to the Administrative Agent.
6.13    Conduct of Business. Continue to conduct only those lines of business conducted by the Administrative Borrower and its Restricted Subsidiaries on the date hereof or a business reasonably related thereto or a reasonable extension thereof in the good faith determination of the Administrative Borrower.
6.14    Further Assurances. Promptly upon the reasonable request by the Administrative Agent, or any Lender or L/C Issuer through the Administrative Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or any Lender through the Administrative Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by applicable Law, subject any Loan Party’s or any of its Restricted Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Restricted Subsidiaries is or is to be a party, and cause each of its Restricted Subsidiaries to do so.
6.15    Approvals and Authorizations. Maintain all authorizations, consents, approvals and licenses from, exemptions of, and filings and registrations with, each Governmental Authority of the jurisdiction in which each Foreign Obligor is organized and existing, and all approvals and consents of each other Person in such jurisdiction, in each case that are required in connection with the Loan Documents, unless the failure to do so would not reasonably be expected to cause a Material Adverse Change.

ARTICLE VII.
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder (other than (i) Obligations under any Secured Cash Management Agreement, Secured Hedge Agreement or Cash Pooling Arrangement and (ii) contingent indemnification obligations for which no claim has been asserted) shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (unless the Outstanding Amount of the L/C Obligations related thereto has been Cash Collateralized, back-stopped by a letter of credit reasonably satisfactory to the applicable L/C Issuer or deemed reissued under another agreement reasonably satisfactory to the applicable L/C Issuer), the Borrowers shall not, nor shall they permit any Restricted Subsidiary to, directly or indirectly:
7.01    Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (collectively, “Permitted Liens”):
(a)    Liens pursuant to any Loan Document (including Liens on Cash Collateral);
(b)    Liens securing Indebtedness permitted under Section 7.02(c); provided that such Liens shall not encumber any Collateral or any IP Rights of the Loan Parties or their Restricted Subsidiaries;

(c)    Liens securing Indebtedness or other obligations, provided that (i) immediately after giving effect to the incurrence of such Liens, the aggregate amount of Priority Indebtedness, would not exceed an amount equal to 15% of Consolidated Net Tangible Assets and (ii) no such Liens shall encumber any Collateral or any IP Rights of the Loan Parties or their Restricted Subsidiaries;
(d)    Permitted Encumbrances;
(e)    Liens securing Indebtedness or other obligations (i) of a Borrower or any Restricted Subsidiary in favor of any Borrower or any Guarantor and (ii) of any Restricted Subsidiary that is not a Guarantor in favor of any Restricted Subsidiary that is not a Guarantor; and
(f)    other Liens with respect to property or assets of the Administrative Borrower or any Subsidiary securing obligations (other than Indebtedness for borrowed money); provided that the aggregate amount of obligations secured pursuant to this clause (f) shall not, at any time, exceed $25,000,000.
For purposes of determining compliance with this Section 7.01, (i) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of Permitted Liens (or any portion thereof) described in Sections 7.01(a) through (f) but may be permitted in part under any combination thereof and (ii) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in Sections 7.01(a) through (f), the Administrative Borrower may, in its sole discretion, classify or divide such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 7.01 and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the above clauses and such Lien securing such item of Indebtedness (or portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof).
7.02    Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:
(a)    obligations (contingent or otherwise) existing or arising under any Swap Contract; provided that (i) such obligations are (or were) entered into by such Person in the ordinary course of business for the purpose, and not for the purpose of speculation or taking a “market view;” and (ii) no such obligation shall be secured by any Liens on any asset of any Loan Party or any Restricted Subsidiary other than Liens on cash and Cash Equivalents in connection with a Secured Hedge Agreement securing customary initial deposits and margin deposits which are required as a matter of Law;
(b)    Indebtedness of the Loan Parties; provided that (i) all such Indebtedness shall be unsecured, (ii) at the time such Indebtedness is incurred, the Borrowers shall be in Pro Forma Compliance, (iii) such Indebtedness shall not have a maturity date occurring earlier than the Latest Maturity Date, (iv) such Indebtedness shall have a Weighted Average Life to Maturity that is no shorter than the longest Weighted Average Life to Maturity of any Class of Term Commitments under the Term Facility, and (v) such Indebtedness shall not be Guaranteed by any Subsidiary of the Administrative Borrower that is not a Loan Party;

(c)    [Reserved];
(d)    Priority Indebtedness, provided that, after giving effect to such incurrence, the aggregate amount of Priority Indebtedness would not exceed 15% of Consolidated Net Tangible Assets;
(e)    Indebtedness under the Loan Documents; and
(f)    Indebtedness of a Loan Party to the Administrative Borrower or any other Subsidiary and of any Restricted Subsidiary that is not a Loan Party to any Loan Party or any other Subsidiary, provided that Indebtedness owed by any Loan Party to any Subsidiary that is not a Loan Party incurred pursuant to this Section 7.02(f) shall be subordinated in right of payment to the Obligations on terms reasonably satisfactory to the Administrative Agent.
For purposes of determining compliance with this Section 7.02, (A) Indebtedness need not be permitted solely by reference to one category of permitted Indebtedness (or any portion thereof) described in Sections 7.02(a) through (f) but may be permitted in part under any relevant combination thereof (and subject to compliance, where relevant, with Section 7.02), (B) in the event that an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Indebtedness (or any portion thereof) described in Sections 7.02(a) through (f), the Administrative Borrower may, in its sole discretion, classify or divide such item of Indebtedness (or any portion thereof) in any manner that complies with this Section 7.02 and will be entitled to only include the amount and type of such item of Indebtedness (or any portion thereof) in one of the above clauses (or any portion thereof) and such item of Indebtedness (or any portion thereof) shall be treated as having been incurred or existing pursuant to only such clause or clauses (or any portion thereof); provided that all Indebtedness outstanding under this Agreement shall at all times be deemed to have been incurred pursuant to clause (e) of this Section 7.02.
7.03    Investments. Make any Investments except:
(a)    Investments in Unrestricted Subsidiaries; provided that (i) no Event of Default has occurred and is continuing or, on a Pro Forma Basis after giving effect to such Investment, would result therefrom, (ii) the aggregate amount of all Investments (including (x) any Guarantees of Indebtedness of any such Unrestricted Subsidiary and (y) the Fair Market Value of the assets of any Unrestricted Subsidiary (at the time of such Unrestricted Subsidiary’s designation as such), which shall be deemed an Investment) shall not exceed in the aggregate $350,000,000 during the term of this Agreement (it being understood and agreed that such aggregate limitation for purposes of determining compliance with this clause (ii) shall be calculated without giving effect to any return representing a return of capital with respect to such Unrestricted Subsidiary, whether or not repaid in cash prior to such time of determination (including as a result of Subsidiary Redesignation));
(b)    Investments in any Loan Party; and
(c)    other Investments (except Investments in Unrestricted Subsidiaries); provided that no Event of Default has occurred and is continuing or, on a Pro Forma Basis, would result after giving effect to such Investment.

Any Investment in any person other than a Loan Party that is permitted by this Section 7.03 may be made through intermediate Investments in Subsidiaries that are not Loan Parties and such intermediate Investments shall be disregarded for purposes of determining the outstanding amount of Investments pursuant to any clause set forth above. The amount of any Investment made other than in the form of cash or cash equivalents shall be the Fair Market Value thereof valued at the time of the making thereof, and without giving effect to any subsequent write-downs or write-offs thereof.
7.04    Fundamental Changes. Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Administrative Borrower and the Restricted Subsidiaries, taken as a whole, to or in favor of any Person, except that, so long as no Event of Default has occurred and is continuing or, on a Pro Forma Basis after giving effect to the relevant transactions, would result therefrom:
(a)    any Restricted Subsidiary may merge or consolidate with or dissolve or liquidate into (i) Administrative Borrower; provided that the Administrative Borrower shall be the continuing or surviving Person, or (ii) any one or more other Restricted Subsidiaries; provided that (x) when any Loan Party (other than the Administrative Borrower) is merging with another Restricted Subsidiary, such Loan Party (or in the case of two Loan Parties, subject to the execution of appropriate assumption and ratification agreements reasonably requested by the Administrative Agent, a Loan Party) shall be the continuing or surviving Person and (y) notwithstanding the provisions of clause (x) above to the contrary, when any Designated Borrower is merging or consolidating with or dissolving or liquidating into another Restricted Subsidiary, such Designated Borrower (or in the case of two Designated Borrowers, subject to the execution of appropriate assumption and ratification agreements reasonably requested by the Administrative Agent, a Designated Borrower) shall be the continuing or surviving Person;
(b)    any (i) Loan Party (other than the Administrative Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Administrative Borrower or to another Loan Party that is not a Foreign Obligor and (ii) Foreign Obligor (other than a Designated Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any other Foreign Obligor;
(c)    any Restricted Subsidiary that is not a Loan Party may dispose of all or substantially all its assets (including any Disposition that is in the nature of a liquidation) to another Restricted Subsidiary; and
(d)    so long as no Event of Default has occurred and is continuing or would result therefrom, any of the Borrowers and any of their Subsidiaries may merge, dissolve or liquidate into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided, however, that in each case, immediately after giving effect thereto (i) in the case of any such merger to which the Administrative Borrower is a party, (x) the Administrative Borrower is the surviving Person or (y) if the Person formed by or surviving any such merger or consolidation is not the Administrative Borrower (any such Person, the “Successor Administrative Borrower”), (A) the Successor Administrative Borrower shall be an entity organized or existing under the Laws of the United States, any state thereof or the District of Columbia and such transaction shall not have an adverse effect on the attachment, perfection or priority of the Liens granted under the Collateral Documents, (B) the Successor Administrative Borrower shall expressly assume all the obligations of the Administrative Borrower under this Agreement and the other Loan Documents to which the Administrative Borrower is a party pursuant to documents in form and substance reasonably satisfactory to the Administrative Agent, (C) each other Loan Party, shall have confirmed that its Guarantee shall apply to the Successor Administrative Borrower’s obligations under the Loan Documents, (D) each other Loan Party, shall have by a supplement to the Securities Pledge Agreement and other applicable Collateral Documents, in form and substance satisfactory to the Administrative Agent, confirmed that its obligations thereunder shall apply to the Successor Administrative Borrower’s obligations under the Loan Documents, (E) the Administrative Borrower shall have delivered to the Administrative Agent such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent and (F) the Administrative Agent and the Lenders shall have received satisfactory results of “know your customer”, Sanctions, Act and other similar due diligence reasonably requested by the Administrative Agent and the Lenders, (ii) in the case of any such merger to which a Designated Borrower is a party, (x) the Designated Borrower is the surviving Person or (y) if the Person formed by or surviving any such merger or consolidation is not a Designated Borrower (any such Person, the “Successor Designated Borrower”), (A) the Successor Designated Borrower shall be an entity organized or existing under the Laws of the United States, any state thereof or the District of Columbia, Ireland or (solely to the extent no Global Revolving Credit Lender is prohibited under applicable Law or is not licensed to make Loans or otherwise extend credit to such Successor Designated Borrower in such jurisdiction) Switzerland, the United Kingdom, or any member of the European Union, and such transaction shall not have an adverse effect on the attachment, perfection or priority of the Liens granted under the Collateral Documents, (B) the Successor Designated Borrower shall expressly assume all the obligations of the applicable Designated Borrower under this Agreement and the other Loan Documents to which the applicable Designated Borrower is a party pursuant to documents in form and substance reasonably satisfactory to the Administrative Agent, (C) each other applicable Loan Party shall have confirmed that its Guarantee shall apply to the Successor Designated Borrower’s obligations under the Loan Documents, (D) each other applicable Loan Party, shall have by a supplement to the Securities Pledge Agreement and other applicable Collateral Documents, in form and substance reasonably satisfactory to the Administrative Agent, confirmed that its obligations thereunder shall apply to the Successor Designated Borrower’s obligations under the Loan Documents, (E) the Designated Borrower shall have delivered to the Administrative Agent such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information, in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent and (F) the Administrative Agent and the Lenders shall have received satisfactory results of “know your customer”, Sanctions, Act and other similar regulatory due diligence reasonably requested by the Administrative Agent and the Lenders; (iii) in the case of any such merger to which any Loan Party (other than a Borrower) is a party, (x) such Loan Party is the surviving Person or (y) the surviving Person shall, become a Loan Party and expressly assume all the obligations of a Loan Party under this Agreement and the other Loan Documents pursuant to documents in form and substance reasonably satisfactory to the Administrative Agent(provided that Administrative Agent and the

Lenders shall have received satisfactory results of “know your customer”, Sanctions, Act and other similar regulatory due diligence reasonably requested by the Administrative Agent and the Lenders), and (iv) in the case of any such merger to which any Restricted Subsidiary (other than a Loan Party) is a party, the surviving person shall be or become a Restricted Subsidiary, which shall have complied with the requirements of Section 6.12 to the extent applicable thereto;
provided, however, that notwithstanding the foregoing, the Borrowers shall not, nor shall they permit any Restricted Subsidiary to, directly or indirectly (a) cause any U.S. Loan Party to become a Foreign Subsidiary, (b) cause any Foreign Obligor (that is not a Foreign Stock Holding Company) to become a Foreign Stock Holding Company, or (c) restrict in any manner the ability of such U.S. Loan Party to Guarantee or, except as permitted by Section 7.07, provide collateral security for all Obligations under this Agreement and the other Loan Documents to the extent required by the Loan Documents.
7.05    Dispositions. Make any Disposition, except:
(a)    Dispositions consisting of non-exclusive licenses of IP Rights consistent with past practice, other licenses of IP Rights (other than exclusive licenses of the Specified Products) in the ordinary course of business in the biotechnology industry and licenses of research programs at Fair Market Value and on customary terms;
(b)    Dispositions by the Administrative Borrower and its Restricted Subsidiaries not otherwise permitted under this Section 7.05, provided that (i) no Event of Default has occurred and is continuing at such time or, on a Pro Forma Basis after giving effect to such Disposition, would result therefrom, (ii) if the aggregate Net Cash Proceeds thereof received in any fiscal year exceeds an amount equal to the sum of (x) 10% of Consolidated Net Tangible Assets (as reflected in the consolidated balance sheet of the Administrative Borrower delivered pursuant to Section 6.01(a) for the prior fiscal year, and, with respect to fiscal year 2018, reduced on a percentage basis to reflect the portion of the fiscal year remaining after the Closing Date, the “Disposition Prepayment Threshold Amount”) and (y) the Disposition Carryover Amount, such excess shall be applied to prepay the outstanding principal amount of the Loans pursuant to Section 2.05(b)(i), provided, further that in each fiscal year, Dispositions made pursuant to this clause (b) shall be deemed to utilize the Disposition Prepayment Threshold Amount before amounts comprising the Disposition Carryover Amount (if any);
(c)    Dispositions of (i) inventory in the ordinary course of business and (ii) Dispositions of cash and Cash Equivalents;
(d)    the sale or discount or factoring or other Disposition, in each case without recourse and in the ordinary course of business, of Receivable arising in the ordinary course of business (x) which are overdue or (y) which a Borrower or any Subsidiary may reasonably determine are difficult to collect;
(e)    Dispositions of defaulted Receivables for collection purposes for fair value;

(f)    Leases, subleases, licenses or sublicenses of property (excluding any licenses or sub-licenses of IP Rights) in the ordinary course of business and which do not materially interfere with the business of the Borrowers and their Subsidiaries, taken as a whole;
(g)    Dispositions in the ordinary course of business consisting of the abandonment of IP Rights which, in the reasonable good faith determination of the Administrative Borrower, are uneconomical, negligible, obsolete or otherwise not material in the conduct of its business; and
(h)    Dispositions of property by Administrative Borrower or any Subsidiary to the Administrative Borrower or to a Wholly Owned Subsidiary; provided that such transfer must be permitted as an Investment pursuant to Section 7.03;
(i)    Dispositions of obsolete or worn out property, in the ordinary course of business, or of property no longer used or useful in the business of the Borrowers or their Subsidiaries, in each case whether now owned or hereafter acquired;
(j)    Dispositions of equipment or real property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property or to Indebtedness incurred to acquire such replacement property; and
(k)    the making of any Investment permitted by Section 7.03, the creation, incurrence or assumption of any Lien permitted under Section 7.01 and the making of any Restricted Payments permitted by Section 7.06 (in each case, to the extent constituting a Disposition).
7.06    Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, except that:
(a)    the Borrowers and their Restricted Subsidiaries may declare and make Restricted Payments in an aggregate amount not to exceed $150,000,000 in any fiscal year; provided that no Event of Default has occurred and is continuing at such time or, on a Pro Forma Basis after giving effect to such Restricted Payment, would result therefrom;
(b)    the Borrowers and their Restricted Subsidiaries may make other Restricted Payments, provided that the Borrowers shall be in Pro Forma Compliance;
(c)    each Subsidiary may make Restricted Payments to the Borrowers, the Guarantors and any other Person that owns an Equity Interest in such Subsidiary, provided that, in the case of any Subsidiary that is not a wholly-owned subsidiary, such Restricted Payments are made to the holders of such Equity Interests ratably (or on a more favorable basis from the perspective of the Administrative Borrower and its Subsidiaries, taken as a whole) according to their respective holdings of the type of Equity Interest in respect of which such Restricted Payment is being made;
(d)    the Borrowers and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(e)    the Borrowers and each Subsidiary may purchase, redeem or otherwise acquire Equity Interests issued by it with the proceeds received from the substantially concurrent issue of new shares of its common stock or other common Equity Interests;
(f)    the Borrowers may repurchase Equity Interests issued by it that have been withheld in respect of taxes payable upon the vesting of equity awards pursuant to the Borrowers’ and their Subsidiaries’ equity incentive plans or program;
(g)    the Borrowers may repurchase Equity Interests upon the exercise of stock options if such Equity Interests represent a portion of the exercise price of such options;
(h)    the Borrowers may make Restricted Payments, pursuant to and in accordance with equity compensation plans or programs and other benefit and compensation plans, programs or agreements for directors, officers, employees or advisors of the Borrowers and their Subsidiaries;
(i)    the Borrowers and each Subsidiary may make Restricted Payments to the Administrative Borrower or any of its Affiliates on account of any Taxes imposed on the Administrative Borrower or any such Affiliate in respect of income of such Borrower or Subsidiary;
(j)    the Borrowers or any Subsidiary may distribute Equity Interests (or rights thereto) not constituting Disqualified Stock pursuant to a stockholder rights plan or redeem such rights in accordance with the terms of such plan;
(k)    the Borrowers and each Subsidiary may make Restricted Payments to shareholders of any Person (other than an Affiliate of any Borrower) acquired by merger pursuant to an Investment permitted under this Agreement, at the time of such Acquisition; and
(l)    the Borrowers may pay any dividend or distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Agreement (including the other provisions of this Section 7.06).
7.07    Burdensome Agreements. Enter into or permit to exist any Contractual Obligation (other than this Agreement and any other Loan Documents) that limits the ability of any Restricted Subsidiary to make Restricted Payments to any Borrower or any Guarantor, except for (i) any Contractual Obligations which are (A) in effect on the date hereof and set forth on Schedule 7.07, (B) in effect at the time any Restricted Subsidiary becomes a Subsidiary of the Administrative Borrower, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Subsidiary of the Administrative Borrower (and in the case of causes (A) and (B), any renewal, extension or replacement thereof so long as such renewal, extension or replacement does not expand the scope of such Contractual Obligations), (C) contained in sales agreements, purchase agreements, acquisition agreements (including by way of merger, acquisition or consolidation) entered into by the Administrative Borrower or any Subsidiary and solely to the extent in effect pending the closing of such transaction and with respect to the assets covered thereby; (D) customary provisions in joint venture agreements and other similar agreements applicable solely to such joint ventures and not prohibited by the terms of this Agreement, (E) customary restrictions in leases, subleases, licenses, sublicenses or asset sale agreements otherwise permitted hereunder so long as such restrictions apply only to the assets that are the subject thereof, (F) customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (G) customary provisions restricting assignment or transfer of any agreement entered into in the ordinary course of business (except with respect to Equity Interests that constitute Collateral) and (H) which, if terminated, would not result in liability or loss of revenue to the Administrative Borrower or any of its Restricted Subsidiaries in excess of the Threshold Amount, (ii) any restriction in (x) any agreement with respect to Indebtedness permitted under Section 7.02 or (y) agreements relating to Liens permitted under Section 7.01 that impose restrictions solely on the property subject to such Liens (other than, in the case of clauses (x) and (y), restrictions with respect to Equity Interests that constitute Collateral), or (iii) restrictions imposed by applicable Law.
7.08    Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose, in each case so as to result in a violation of Regulation U.
7.09    Financial Covenants. (a) Maximum Consolidated Net Leverage Ratio. Permit the Consolidated Net Leverage Ratio, as of the end of each fiscal quarter occurring after the Closing Date, to be greater than 3.50 to 1.00; provided, however, that upon the consummation of a Material Acquisition and upon the written election of the Administrative Borrower (which may be exercised not more than two (2) times during the term of this Agreement) to the Administrative Agent (which shall promptly notify the Lenders), the Administrative Borrower may increase the maximum Consolidated Net Leverage Ratio (x) by 0.50x (but in no event to a ratio greater than 4.00 to 1.00) above the Consolidated Net Leverage Ratio then in effect for the next two (2) fiscal quarters ending after the date of the consummation of such Material Acquisition and (y) by 0.25x (but in no event to a ratio greater than 3.75 to 1.00) above the Consolidated Net Leverage Ratio then in effect for the third and fourth fiscal quarters ending after the date of the consummation of such Material Acquisition (the “Adjusted Consolidated Net Leverage Ratio”) (it being understood that, in the event an additional Material Acquisition is consummated during the period set forth in this proviso, a second such written election may be made by the Administrative Borrower, whereupon the Consolidated Net Leverage Ratio shall be increased as set forth in clauses (x) and (y) with respect to the successive four (4) fiscal quarters ending after such second Material Acquisition, but subject to the limitations set forth in clauses (x) and (y)). The Adjusted Consolidated Net Leverage Ratio shall be effective as of the date of consummation of the applicable Material Acquisition (including, without limitation, for determining Pro Forma Compliance with the requirements of this Agreement for such Material Acquisition).
(a)    Minimum Consolidated Interest Coverage Ratio. Permit the Consolidated Interest Coverage Ratio, as of the end of each fiscal quarter occurring after the Closing Date, to be less than 3.50 to 1.00.
7.10    Sanctions. Permit any Loan or the proceeds of any Loan or other Credit Extension, to be used, directly or indirectly, in any manner that will result in any violation by any Borrower or any of its Subsidiaries or any Secured Party or Arranger of Sanctions.

ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES

8.01    Events of Default. Any of the following shall constitute an Event of Default:
(a)    Non-Payment. Any Borrower or any other Loan Party fails to (i) pay (in the required currency) when and as required to be paid herein, any amount of principal of any Loan, or (ii) pay (in the required currency) within three Business Days after the same becomes due, any interest on any Loan or any fee due hereunder, or (iii) pay (in the required currency) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)    Specific Covenants. Any Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.01, 6.02(a), 6.03(a), 6.05(a), 6.10, or Article VII; or
(c)    Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or Section 8.01(b) above) contained in any Loan Document on its part to be performed or observed and such failure continues unremedied for a period of 30 days after (x) written notice thereof from the Administrative Agent to the Administrative Borrower or (y) any Responsible Officer knows of such failure; or
(d)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Borrower or any other Loan Party herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof) when made or deemed made; or
(e)    Cross-Default. (i) Any Loan Party or any Restricted Subsidiary thereof (A) fails to make any payment when due beyond any applicable grace period (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Guarantee or contained in any instrument (other than (x) any Swap Contract, as to which clause (ii) below shall apply and (y) indebtedness permitted under Section 7.02(b) (to the extent it then exceeds the Threshold Amount), as to which clause (iii) below shall apply) or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which a Loan Party or any Restricted Subsidiary thereof is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which a Loan Party or any Restricted Subsidiary thereof is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by such Loan Party or such Subsidiary as a result thereof is greater than the Threshold Amount or (iii) fails to observe or perform any agreement or condition relating to any Indebtedness permitted under Section 7.02(b) (to the extent it then exceeds the Threshold Amount), or any other event occurs, in each case, the effect of which default or other event is to cause (x) the outstanding amount of such Indebtedness to be demanded or to become due (whether by acceleration or otherwise) or an offer to be required to be made to repurchase, prepay, defease or redeem the outstanding amount of such Indebtedness to be made, prior to its stated maturity or (y) the holder of such Indebtedness to commence any suit to enforce such Indebtedness or commence enforcement of remedies against any collateral securing such Indebtedness; provided that this clause (iii) shall not apply to any secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if (A) such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness and (B) repayments are made as required by the terms of the respective Indebtedness; or
(f)    Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary thereof institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days (provided that such 60 calendar day period shall not apply with respect to any such proceeding under the bankruptcy code of the Netherlands (de faillissementswet)); or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding (provided that such 60 calendar day period shall not apply with respect to any such proceeding under the bankruptcy code of the Netherlands (de faillissementswet)); or
(g)    Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary thereof becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 45 days after its issue or levy; or
(h)    Judgments. There is entered against any Loan Party or any Restricted Subsidiary thereof one or more final judgments or orders for the payment of money in an aggregate amount (as to all such judgments and orders) exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer is rated at least “A” by A.M. Best Company, has been notified of the potential claim and does not dispute coverage) and (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or
(i)    ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or
(j)    Invalidity of Loan Documents. Any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in writing the validity or enforceability of any provision of any Loan Document; or any Loan Party denies in writing that it has any or further liability or obligation under any provision of any Loan Document, or purports in writing to revoke, terminate (except in accordance with the terms hereof or thereof) or rescind any provision of any Loan Document; or
(k)    Change of Control. There occurs any Change of Control.
(l)    FCPA Investigation. (i) The FCPA Investigation results in (x) a settlement or other arrangement by the Administrative Borrower or any of its Subsidiaries with the U.S. Department of Justice and/or the SEC or (y) imposition of a penalty or fine that, in any such case, (a) constitutes a Material Adverse Change or (b) requires a settlement payment or imposition of a penalty or fine, in excess of $200,000,000 and (ii) the representation and warranty set forth in Section 5.21 of this Agreement would have been incorrect or misleading in any material respect when made or deemed made on or after the Closing Date, if (x) the exclusion of “the subject matter of the FCPA Investigation” and (y) the qualification as to knowledge contained in clause (a) of such section, in each case, would not have been given effect at the time such representation and warranty was made or deemed made.
8.02    Remedies upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan

Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)    require that the Administrative Borrower Cash Collateralize the L/C Obligations and/or the Designated Borrowers Cash Collateralize their respective L/C Obligations (in each case in an amount equal to the Minimum Collateral Amount with respect thereto); and
(d)    exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Pary under the Bankruptcy Code or other applicable Debtor Relief Law, the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall (subject to the provisions of Sections 2.18, 2.19 and 2.20) be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and L/C Issuers arising under the Loan Documents and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations (other than (i) Obligations under Secured Hedge Agreements and Secured Cash Management Agreements, and (ii) Guaranteed Subsidiary Obligations consisting of Foreign Subsidiary F/X Obligations) arising under the Loan Documents, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, L/C Borrowings and the unpaid amount of Obligations owing (including interest) under

Secured Hedge Agreements, Guaranteed Subsidiary Obligations consisting of Foreign Subsidiary F/X Obligations and Secured Cash Management Agreements, ratably among the Lenders, the L/C Issuers, the Hedge Banks and the Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuers, to ratably Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by Law.
Subject to Section 2.03(c) and 2.18, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above. Excluded Swap Obligations with respect to any Guarantor shall not be paid with amounts received from such Guarantor or its assets, but appropriate adjustments shall be made with respect to payments from other Loan Parties to preserve the allocation to Obligations otherwise set forth above in this Section 8.03.
Notwithstanding the foregoing, (a) Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements and Cash Pooling Arrangements to which Bank of America is not a counterparty shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank (including, in its capacity as a provider of any Cash Pooling Arrangement) or Hedge Bank, as the case may be and (b) no amounts received from or on account of a Foreign Obligor shall be used to pay or applied against any Obligations of or attributed to any U.S. Loan Party or any other Subsidiary that is organized under the Laws of the United States or any political subdivision thereof. Each Cash Management Bank (including, in its capacity as a provider of any Cash Pooling Arrangement) or Hedge Bank not a party to the Credit Agreement that has given the notice contemplated by clause (a) of the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX hereof for itself and its Affiliates as if a “Lender” party hereto.

ARTICLE IX.
ADMINISTRATIVE AGENT

9.01    Appointment and Authority.
(a)    Each of the Lenders and the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and neither the Borrowers nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
(b)    The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including in its capacities as a potential Hedge Bank and a potential Cash Management Bank) and the L/C Issuers hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX and Article XI (including Section 11.04(c), as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.
9.02    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the

Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(d)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Administrative Borrower, a Lender or a L/C Issuer.
(e)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or any L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such

Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for a Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Administrative Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor (with the consent of such successor), which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States, and in each case such successor shall require the consent of the Administrative Borrower at all times other than during the existence of an Event of Default under Section 8.01(a) or 8.01(f) (such consent not to be unreasonably withheld or delayed). If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent from among the Revolving Credit Lenders meeting the qualifications set forth above, provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable Law, by notice in writing to the Administrative Borrower, if applicable, and, to the extent permitted by applicable law, remove such Person as Administrative Agent and, in consultation with the Borrowers, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment, within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the L/C Issuers under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent, (other than as provided in Section 3.07 and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable) and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor, and the retiring or removed Administrative Agent shall cease to be entitled to all such fees upon the effectiveness of its resignation or removal as Administrative Agent. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (i) while the retiring or removed Administrative Agent was acting as Administrative Agent and (ii) after such resignation or removal for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including (a) acting as collateral agent or otherwise holding any collateral security on behalf of any of the Lenders and (b) in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(d)    Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and the Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Borrowers of a successor L/C Issuer or Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as applicable, (b) the retiring L/C Issuer and

Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
9.07    Non-Reliance on Administrative Agent and Other Lenders. Each Lender and each L/C Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Arrangers, Syndication Agents or the Documentation Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or a L/C Issuer hereunder.
9.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and 2.03(j), 2.09 and 11.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same in accordance with this Agreement and the other Loan Documents;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 11.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer or in any such proceeding.
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Secured Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar Laws in any other jurisdictions to which a Loan Party is subject, (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a) through (l) of Section 11.01 of this Agreement, (iii) the Administrative Agent shall be authorized to assign the relevant Obligations to any such acquisition vehicle pro rata by the Lenders, as a result of which each of the Lenders shall be deemed to have received a pro rata portion of any Equity Interests and/or debt instruments issued by such an acquisition vehicle on account of the assignment of the Obligations to be credit bid, all without the need for any Secured Party or acquisition vehicle to take any further action, and (iv) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the

Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action.
9.10    Collateral and Guaranty Matters. Without limiting the provisions of Section 9.09, each of the Lenders (including in its capacities as a potential Cash Management Bank and a potential Hedge Bank) and each of the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion,
(a)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) contingent indemnification obligations, (y) contingent Guaranteed Subsidiary Obligations, and (z) Obligations under any Secured Cash Management Agreements and Secured Hedge Agreements, provided, that with respect to Foreign Subsidiary F/X Obligations guaranteed pursuant to the Borrower Guaranty and Secured Hedge Agreements only, no Hedge Bank holding any Foreign Subsidiary F/X Obligations or Obligations under any Secured Hedge Agreement, as the case may be, has provided written notice to the Administrative Agent, at least two (2) Business Days prior to the proposed date of any such release of Liens, that arrangements for replacement collateral, if any, consistent with the requirements of any applicable Foreign F/X Swap Contract or Secured Hedge Agreement have not been made for the benefit of such Hedge Bank) and the expiration or termination of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized, back-stopped by a letter of credit or deemed reissued under another agreement, in each case, in a manner satisfactory to the applicable L/C Issuer, in its sole discretion), (ii) in connection with a transaction permitted under Section 7.04, (iii) if sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition not prohibited hereunder or under any other Loan Document, (iv) if approved, authorized or ratified in writing in accordance with Section 11.01, (v) that constitutes Excluded Property, or (vi) in connection with any event described in Section 9.10(c);
(b)    to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document, upon the written request of the Administrative Borrower to the Agent; provided that at such time (i) no Default or Event of Default shall have occurred and is continuing and (ii) the Administrative Borrower shall have received and maintains (x) a corporate family rating from Moody’s of at least “Baa3” and (y) corporate credit rating from S&P of at least “BBB-” in each case, with a stable or better outlook. Upon the occurrence of all such events the Facilities shall be unsecured (and the Collateral shall not thereafter be reinstated).
(c)    (i) to release any Guarantor from its obligations under the Guaranty if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, (ii) to release any Guarantor from its obligations under the Guaranty if such Person is designated as an Unrestricted Subsidiary hereunder, (iii) to release any Guarantor from its obligations under the Guaranty in connection with a transaction permitted under Section 7.04 and (iv) to terminate this Agreement (including the Borrower Guaranty) and the other Loan Documents (other than Secured Cash Management Agreements and Secured Hedge Agreements) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) contingent indemnification obligations, (y) contingent Guaranteed Subsidiary Obligations, and (z) Obligations under any Secured Cash

Management Agreements, Secured Hedge Agreements or Cash Pooling Arrangements, provided, that with respect to Foreign Subsidiary F/X Obligations guaranteed pursuant to the Borrower Guaranty and Secured Hedge Agreements only, no Hedge Bank holding any Foreign Subsidiary F/X Obligations or Obligations under any Secured Hedge Agreement, as the case may be, has provided written notice to the Administrative Agent, at least two (2) Business Days prior to the proposed date of any such release of Liens, that arrangements for replacement collateral, if any, consistent with the requirements of any applicable Foreign F/X Swap Contract or Secured Hedge Agreement have not been made for the benefit of such Hedge Bank) and the expiration or termination of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized, back-stopped by a letter of credit or deemed reissued under another agreement, in each case, in a manner satisfactory to the applicable L/C Issuer, in its sole discretion);
(d)    (i) to release any Designated Borrower from its obligations under each Loan Document if such Person ceases to be a Designated Borrower as provided in Section 2.15(e) (including, without limitation, release any Lien on any property granted to or held by the Administrative Agent by such Designated Borrower under any Loan Document) and (ii) to release any Foreign Subsidiary Guarantor from its obligations under the Guaranty if at any time (x) such Person ceases to be a Foreign Subsidiary or (y) there exists no Designated Foreign Borrower; and
(e)    to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.01.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.10. In each case as specified in this Section 9.10, the Administrative Agent will, at the Administrative Borrower’s expense, execute and deliver to the applicable Loan Party such documents or take such other actions as such Loan Party may reasonably request to effectuate or evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.10; provided that the Administrative Borrower shall have delivered to the Administrative Agent, at least five (5) Business Days prior to the date of the proposed execution of any document evidencing such release or subordination (or such shorter period as the Administrative Agent may agree in its reasonable discretion), a written request therefor identifying the relevant Collateral or Loan Party, together with a certification by the Administrative Borrower stating that such transaction is or was in compliance with this Agreement and the other Loan Documents and otherwise in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have no liability whatsoever to any Secured Party as the result of effectuating or executing any document evidencing any release of Collateral or Loan Party by it as permitted (or which the Administrative Agent in good faith believes to be permitted) by this Section 9.10 and any execution and delivery of documents pursuant to this Section 9.10 shall be without recourse or warranty by the Administrative Agent.

The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.
9.11    Secured Cash Management Agreements and Secured Hedge Agreements. No Cash Management Bank or Hedge Bank that obtains the benefits of Section 8.03, the Borrower Guaranty, any other Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) (or to notice of or to consent to any amendment, waiver or modification of the provisions hereof of or the Borrower Guaranty or other Guaranty or any Collateral Document) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents (it being understood that Administrative Agent may take any and all action expressly specified in Section 9.10). Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements, Cash Pooling Arrangements or consisting of Foreign Subsidiary F/X Obligations except to the extent (a) expressly specified in Section 9.10 and (b) the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Hedge Bank, as the case may be.
9.12    Lender Acknowledgement. The Lenders and L/C Issuers hereby irrevocably authorize the Administrative Agent to enter into any Permitted Junior Intercreditor Agreement, and agree to be bound by the provisions of the Permitted Junior Intercreditor Agreement.
9.13    Lender Representation. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-Sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement.
(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that:
(i)    none of the Administrative Agent or the Arrangers or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto),
(ii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),
(iv)    the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)    no fee or other compensation is being paid directly to the Administrative Agent, the Arrangers or any of their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.
(c)    The Administrative Agent and the Arrangers hereby inform the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
ARTICLE X.
GUARANTY

10.01    Guaranty of Subsidiary Obligations. The Administrative Borrower hereby absolutely and unconditionally, and jointly and severally with any other applicable Guarantors, guarantees, as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of (i) the Guarantor Primary Obligations, (ii) the Foreign Subsidiary F/X Obligations and (iii) the Obligations of any other Subsidiary under any (x) Secured Cash Management Agreement, (y) any Secured Hedge Agreements, and (z) Cash Pooling Arrangements, in each case, including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, including reasonable attorneys’ fees and expenses incurred by the Administrative Agent and any other Secured Party in connection with the collection or enforcement thereof, and whether recovery upon such indebtedness and liabilities may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any proceeding or case commenced by or against the Administrative Borrower, any Guarantor or any Foreign Swap Obligor under any Debtor Relief Law, and including interest that accrues after the commencement by or against any such Person of any proceeding under any Debtor Relief Laws (collectively, the “Guaranteed Subsidiary Obligations”), provided that the term “Guaranteed Subsidiary Obligations” shall exclude any Excluded Swap Obligations. The Administrative Agent’s and the other Secured Parties’ books and records showing the amount of the Guaranteed Subsidiary Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon the Administrative Borrower and conclusive for the purpose of establishing the amount of the Guaranteed Subsidiary Obligations, absent demonstrable error. This Borrower Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guaranteed Subsidiary Obligations or any instrument or agreement evidencing any Guaranteed Subsidiary Obligation, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guaranteed Subsidiary Obligations which might otherwise constitute a defense to the obligations of the Administrative Borrower under this Borrower Guaranty, and the Administrative Borrower hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing, other than payment in full in cash of all Obligations and termination of the Commitments in accordance herewith. Anything contained herein to the contrary notwithstanding, the obligations of the Administrative Borrower under this Borrower Guaranty at any time shall be limited to an aggregate amount equal to the largest amount that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable provisions of any similar federal, state or foreign law.
10.02    Rights of the Administrative Agent and the other Secured Parties. The Administrative Borrower consents and agrees that the Administrative Agent and the other Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness of this Borrower Guaranty: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guaranteed Subsidiary Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Borrower Guaranty or any Guaranteed Subsidiary Obligations; (c) apply such security to the Guaranteed Subsidiary Obligations and direct the order or manner of the sale thereof as the Administrative Agent and the other Secured Parties in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guaranteed Subsidiary Obligations. Without limiting the generality of the foregoing, the Administrative Borrower consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of the Administrative Borrower under this Borrower Guaranty or which, but for this provision, might operate as a discharge of the Administrative Borrower.
10.03    Certain Waivers. The Administrative Borrower waives (a) any defense arising by reason of any disability or other defense of any Loan Party or any Foreign Swap Obligor, or the cessation from any cause whatsoever (including any act or omission of the Administrative Agent or any other Secured Party) of the liability of any Loan Party or any Foreign Swap Obligor; (b) any defense based on any claim that the Administrative Borrower’s obligations under this Borrower Guaranty exceed or are more burdensome than those of the Guarantors or any Foreign Swap Obligor; (c) the benefit of any statute of limitations affecting the Administrative Borrower’s liability under this Borrower Guaranty; (d) any right to require the Administrative Agent or any other Secured Party to proceed against any other Loan Party or any Foreign Swap Obligor, proceed against or exhaust any security for the Guarantor Primary Obligations or Foreign Subsidiary F/X Obligations, or pursue any other remedy in the Administrative Agent’s or any other Secured Parties’ power whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by the Administrative Agent or any other Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties, other than payment in full in cash of all Obligations (other than unasserted contingent obligations not yet due) and termination of all Commitments. For so long as any Obligations remain outstanding, the Administrative Borrower expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guaranteed Subsidiary Obligations, and all notices of acceptance of this Borrower Guaranty or of the existence, creation or incurrence of new or additional Guaranteed Subsidiary Obligations.
10.04    Obligations Independent. The obligations of the Administrative Borrower under this Borrower Guaranty are those of primary obligor, and not merely as surety, and are independent of the Guaranteed Subsidiary Obligations and the obligations of any other guarantor, and a separate action may be brought against the Administrative Borrower to enforce this Borrower Guaranty whether or not any Loan Party, any Foreign Swap Obligor or any other Person is joined as a party.
10.05    Subrogation. The Administrative Borrower shall not exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Borrower Guaranty until all of the Guaranteed Subsidiary Obligations and any amounts payable under this Borrower Guaranty have been indefeasibly paid in full and any commitments of the Lenders or facilities provided by the Lenders with respect to the Guaranteed Subsidiary Obligations are terminated. If any amounts are paid to the Administrative Borrower in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent for the benefit of the Secured Parties to reduce the amount of the Guaranteed Subsidiary Obligations, whether matured or unmatured. The obligations of the Administrative Borrower under this paragraph shall survive termination of this Borrower Guaranty.
10.06    Termination; Reinstatement. This Borrower Guaranty is a continuing and irrevocable guaranty of all Guaranteed Subsidiary Obligations now or hereafter existing and shall remain in full force and effect until the termination of the Aggregate Commitments and payment in full of all Obligations (other than (x) contingent indemnification obligations, (y) contingent Guaranteed Subsidiary Obligations, and (z) Obligations under any Secured Cash Management Agreements and Secured Hedge Agreements, provided, that with respect to Foreign Subsidiary F/X Obligations guaranteed pursuant to the Borrower Guaranty and Secured Hedge Agreements only, no Hedge Bank holding any Foreign Subsidiary F/X Obligations or Obligations under any Secured Hedge Agreement, as the case may be, has provided written notice to the Administrative Agent, at least two (2) Business Days prior to the proposed date of any such release of Liens, that arrangements for replacement collateral, if any, consistent with the requirements of any applicable Foreign F/X Swap Contract or Secured Hedge Agreement have not been made for the benefit of such Hedge Bank) and the expiration or termination of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized, back-stopped by a letter of credit or deemed reissued under another agreement, in each case, in a manner satisfactory to the applicable L/C Issuer, in its sole discretion). Notwithstanding the foregoing, this Borrower Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of the Administrative Borrower, any Guarantor or any Foreign Swap Obligor is made, or the Administrative Agent or any other Secured Party exercises its right of setoff, in respect of the Guaranteed Subsidiary Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or any other Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Administrative Agent is in possession of or has released this Borrower Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of the Administrative Borrower under this paragraph shall survive termination of this Borrower Guaranty.
10.07    Subordination. The Administrative Borrower hereby subordinates the payment of all obligations and indebtedness of the Guarantors and the Foreign Swap Obligors owing to the Administrative Borrower, whether now existing or hereafter arising, including but not limited to any obligation of any Guarantor or any Foreign Swap Obligor to the Administrative Borrower as subrogee of the Administrative Agent or any other Secured Party or resulting from the Administrative Borrower’s performance under this Borrower Guaranty, to the indefeasible payment in full in cash of all Guaranteed Subsidiary Obligations. If the Administrative Agent so requests at any time when an Event of Default shall have occurred and is continuing, any such obligation or indebtedness of the Guarantors and the Foreign Swap Obligors to the Administrative Borrower shall be enforced and performance received by the Administrative Borrower as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Administrative Agent for the benefit of the Secured Parties on account of the Guaranteed Subsidiary Obligations, but without reducing or affecting in any manner the liability of the Administrative Borrower under this Borrower Guaranty.
10.08    Keepwell. The Administrative Borrower at the time any Guaranty or the grant of the security interest under the Loan Documents, in each case, by any Specified Loan Party, becomes effective with respect to any Swap Obligation, hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under its Guaranty and the other Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Administrative Borrower’s obligations and undertakings under this Section 10.08 voidable under applicable Law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations and undertakings of the Administrative Borrower under this Section 10.08 shall remain in full force and effect until the termination of the Aggregate Commitments, the payment in full of all Obligations and the expiration or termination of all Letters of Credit. The Administrative Borrower intends this Section 10.08 to constitute, and this Section 10.08 shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support, or other agreement” for the benefit of, each Specified Loan Party for all purposes of the Commodity Exchange Act.
ARTICLE XI.
MISCELLANEOUS

11.01    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by any Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and the applicable Loan Party or Loan Parties signatory thereto, as the case may be, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    waive any condition set forth in Section 4.01 (other than Section 4.01(e)(i) or (f)), without the written consent of each Lender;
(b)    without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Revolving Lenders or the Required Term Lenders, as the case may be;
(c)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.01 or 4.02 or the waiver of any Default, Event of Default or mandatory prepayment shall not constitute an extension or increase of any Commitment of any Lender);
(d)    postpone any date fixed by this Agreement or any other Loan Document for any payment (excluding mandatory prepayments of the Loans required under Section 2.05(b)) of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under such other Loan Document without the written consent of each Lender entitled to such payment; it being understood that the waiver of any mandatory prepayment of the Loans required under Section 2.05(b) shall not constitute a postponement of any date scheduled for the payment of principal or interest;
(e)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the second proviso to this Section 11.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to such amount; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (ii) to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or L/C Borrowing or to reduce any fee payable hereunder;
(f)    change (i) Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender adversely affected thereby or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.05(b) or 2.06(b), respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (i) if such Facility is the Term Facility, the Required Term Lenders and (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;

(g)    change (i) any provision of this Section 11.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section (g)), without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders” or “Required Term Lenders” without the written consent of each Lender under the applicable Facility;
(h)    release all or substantially all of the Collateral, in any transaction or series of related transactions, without the written consent of each Lender, or release all or substantially all of the Collateral of the Foreign Obligors in any transaction or series of related transactions, without the written consent of each Lender holding Foreign Obligor Obligations, in each case, except as otherwise provided herein;
(i)    release all or substantially all of the value of the Guaranty, without the written consent of each Lender, or release all or substantially all of the Guaranty of the Foreign Obligors, without the written consent of each Lender holding Foreign Obligor Obligations, except to the extent the release of any Subsidiary from the Guaranty is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);
(j)    amend Section 1.06 or the definition of “Alternative Currency” without the written consent of each Revolving Credit Lender and each L/C Issuer;
(k)    amend Section 2.15 without the written consent of each Revolving Credit Lender and each L/C Issuer; or
(l)    impose any greater restriction on the ability of any Lender under a Facility to assign any of its rights or obligations hereunder without the written consent of (i) if such Facility is the Term Facility, the Required Term Lenders and (ii) if such Facility is the Revolving Credit Facility, the Required Revolving Lenders;
and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by each L/C Issuer in addition to the Lenders required above, affect the rights or duties of the L/C Issuers under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by them; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; and (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender or all Lenders or each affected Lender under a Facility may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender (it being understood that a waiver of any condition precedent set forth in Section 4.01 or 4.02 or the waiver of any Default, Event of Default or mandatory prepayment shall not constitute an extension or increase of any Commitment of any Lender) and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender or all Lenders or each affected Lender under a Facility that by its terms affects any Defaulting Lender disproportionately adversely relative to the other affected Lenders shall require the consent of such Defaulting Lender. Further, notwithstanding anything to the contrary, any Loan Document may be waived, amended, supplemented or modified pursuant to an agreement or agreements in writing entered into by the Administrative Borrower and the Administrative Agent (without the consent of any Lender) to cure a defect or error or to grant a new Lien for the benefit of the Secured Parties or extend an existing Lien over additional property.
If any Lender does not consent to a proposed amendment, waiver, consent or release with respect to any Loan Document (a “Non-Consenting Lender”) that requires the consent of all Lenders or each affected Lender (or all Lenders or each affected Lender under a Facility) and that has been approved by the Required Lenders (or the Required Revolving Lenders or Required Term Lenders, as applicable, in respect of such Facility), the Borrowers may replace such non-consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrowers to be made pursuant to this paragraph).
Notwithstanding anything to the contrary herein (including the provisions of this Section 11.01), (a) the Administrative Agent may, with the prior written consent of the Administrative Borrower only, amend, modify or supplement this Agreement or any other Loan Document to (i) cure any ambiguity, omission, mistake, defect or inconsistency therein, (ii) grant a new Lien for the benefit of the Secured Parties or extend an existing Lien over additional property for the benefit of the Secured Parties or (iii) join additional Persons as Loan Parties, and (b) this Agreement may be amended, amended and restated or otherwise supplemented or modified without the consent of any Lender (but with the consent of the Administrative Borrower and the Administrative Agent) if, upon giving effect to such amendment, amendment and restatement or other supplement or modification, such Lender shall no longer be a party to this Agreement (as so amended, amended and restated or otherwise supplemented or modified), the Commitments of such Lender shall have terminated, such Lender shall have no obligation to provide additional Credit Extensions to the Borrowers under this Agreement and such Lender shall have been paid in full all Obligations (other than (x) contingent indemnification obligations, (y) contingent Guaranteed Subsidiary Obligations, and (z) Obligations under any Secured Cash Management Agreements and Secured Hedge Agreements) owing to it or accrued for its account under this Agreement.
Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (i) to add one or more additional Classes of revolving credit commitments or term loans to this Agreement, in each case subject to the limitations in Section 2.17, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.
11.02    Notices; Effectiveness; Electronic Communications. (a) Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or other form of electronic transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to the Administrative Borrower (or to any other Loan Party), the Administrative Agent, Bank of America, in its capacity as L/C Issuer or the Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 11.02; and
(ii)    if to any other Lender or other L/C Issuer, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below shall be effective as provided in such subsection (b).
(b)    Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Swing Line Lender, Bank of America in its capacity as L/C Issuer or the Administrative Borrower may each, in its or their discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any other Loan Party, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’, any other Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party.
(d)    Change of Address, Etc. Each of the Administrative Borrower, the Administrative Agent, Bank of America in its capacity as L/C Issuer and the Swing Line Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender and other L/C Issuer may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Administrative Borrower, the Administrative Agent, Bank of America in its capacity as L/C Issuer and the Swing Line Lender. In addition, each Lender and each other L/C Issuer agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender and such L/C Issuer. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Administrative Agent, L/C Issuer and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Committed Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of Administrative Borrower or any other Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Administrative Borrower shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Loan Party. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
11.03    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender, any L/C Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) Bank of America in its capacity as L/C Issuer or the Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as L/C Issuer or Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations provided under the Loan Documents, to have agreed to the foregoing provisions.
11.04    Expenses; Indemnity; Damage Waiver. (a) Costs and Expenses. The Administrative Borrower shall pay, whether or not the Closing Date occurs, (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including, but not limited to, the reasonable and documented fees, charges and disbursements of (x) Choate, Hall & Stewart LLP, as counsel for the Administrative Agent and Bank of America, N.A., in its capacity as an Arranger and (y) one firm of special counsel and one firm of local counsel for the Administrative Agent and the Arrangers in each relevant jurisdiction such special and/or local counsel is reasonably necessary, as determined by the Administrative Agent and the Arrangers in their sole discretion), in connection with the Transaction, the syndication of the credit facilities provided for herein, the preparation, due diligence, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable and documented out-of-pocket expenses incurred by each L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Lenders or the L/C Issuers (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent and the L/C Issuers and one counsel for all the Lenders (and, solely in the event of any actual or perceived conflict of interest between any Lenders or any L/C Issuers, one additional counsel to each group of affected Lenders or L/C Issuers similarly situated in each appropriate jurisdiction)), in connection with the enforcement or protection of their rights (A) in connection with this Agreement and the other Loan Documents, including their rights under this Section, or (B) in connection with Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.
(a)    Indemnification by the Borrowers. The Administrative Borrower shall indemnify the Administrative Agent (and any sub-agent thereof), each Arranger, each Lender, each L/C Issuer, and each Related Party, attorney, accountant and controlling persons of any of the foregoing Persons, and their respective successors and assignees (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including, without limitation, the reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel for all Indemnified Parties taken as a whole and, if reasonably necessary, a single local counsel for all Indemnified Parties taken as a whole in each relevant jurisdiction and, solely in the case of an actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction to the affected Indemnified Parties similarly situated taken as a whole), incurred by any Indemnitee or asserted against any Indemnitee by any Person (including any Borrower or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (i) any aspect of the Transaction and any of the other transactions contemplated thereby, (ii) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (iii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iv) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to any Borrower or any of its Subsidiaries, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party or any of the Borrowers’ or such Loan Party’s directors, shareholders or creditors, and regardless of whether any Indemnitee is a party thereto, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or a Related Party of such Indemnitee, (B) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim by a court of competent jurisdiction, (C) arise from claims, litigation, investigations or proceedings (any of the foregoing, a “Proceeding”) in which the dispute is solely among Indemnitees and their Related Parties that do not involve (x) an act or omission by the Administrative Borrower or any of its Affiliates or (y) any Proceeding against an Indemnitee or its Related Parties in its capacity or in fulfilling its role as Administrative Agent, L/C Issuer, Swing Line Lender, Arranger, bookrunner or similar role or (d) result from a claim brought by any Borrower or any other Loan Party against an Indemnitee for a material breach of such Indemnitee’s material obligations hereunder, if such Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim by a court of competent jurisdiction. Without limiting the provisions of Section 3.01(c), this Section 11.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. The Administrative Borrower shall not be liable for any settlement of any pending or threatened Proceeding effected without the Administrative Borrower’s prior written consent (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that the foregoing indemnity will apply to any such settlement in the event that the Administrative Borrower was offered the ability to assume the defense of the action that was the subject matter of such settlement and elected not to assume such defense; provided, further, that if a Proceeding is settled with the Administrative Borrower’s prior written consent or if there is a final judgment in any such Proceeding, the Administrative Borrower agrees to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above. The Administrative Borrower shall not, without the prior written consent of the applicable Indemnitee, effect any settlement of any pending or threatened Proceeding against an Indemnitee in respect of which indemnity could have been sought hereunder by such Indemnitee unless such settlement does not include any statement as to any admission of fault by or on behalf of such Indemnitee and includes an unconditional release of such indemnified party from all liability arising out of such proceedings. Each Indemnitee will, except to the extent prohibited by applicable Law, rule or regulation, promptly notify the Administrative Borrower upon receipt of written notice of any claim or threat to institute a claim, provided that any failure by any Indemnitee to give such notice shall not relieve the Administrative Borrower from the obligation to indemnify the Indemnitee.
(b)    Reimbursement by Lenders. To the extent that the Borrowers for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), the Swing Line Lender or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Aggregate Credit Exposures at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lenders’ relevant Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought, provided, further that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Swing Line Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), an L/C Issuer or the Swing Line Lender in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.13(d).
(c)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, none of the parties hereto shall assert and each of the parties hereto hereby waives, and acknowledges that no other Person shall have, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No party hereto shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such person through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(d)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor. Notwithstanding anything to the contrary herein, the Designated Borrowers and Foreign Obligors shall make no payment under this Section 11.04 except for payments directly allocable to Foreign Obligor Obligations, and all other payments under this Section 11.04 shall be made by the Administrative Borrower and/or the U.S. Loan Parties.
(e)    Survival. The agreements in this Section and the indemnity provisions of Section 11.02(e) shall survive the resignation of the Administrative Agent, any L/C Issuer and the Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.

11.05    Payments Set Aside. To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
11.06    Successors and Assigns. (a) Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither any Borrower nor any other Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 11.06(b), (ii) by way of participation in accordance with the provisions of Section 11.06(d), or (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 11.06(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(a)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided that (in each case with respect to any Facility) any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or contemporaneous assignments to related Approved Funds that equal at least the amount specified in subsection (b)(i)(B) of this Section in the aggregate or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrowers otherwise consent (each such consent not to be unreasonably withheld or delayed);
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not (A) apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans or (B) prohibit any Lender from assigning all or a portion of its rights and obligations among the Revolving Credit Facility and any separate revolving credit or term loan facilities provided pursuant to the last paragraph of Section 11.01 on a non-pro rata basis;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Administrative Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund, provided that the Administrative Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five Business Days after having received notice thereof; and provided further that the Administrative Borrower’s consent shall not be required during the primary syndication of the Facilities;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (i) any Term Commitment or any Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (ii) any Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C)    the consent of each L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility; and
(D)    the consent of the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive all or any portion of such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to any Borrower or to any Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural Person (or to a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person).
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Administrative Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, each L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrowers (at their expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).
(b)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. Any assignment of any Loans or other obligation hereunder shall be effective only upon appropriate entries with respect thereto being made in the Register. The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(c)    Participations.
(i)    Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person, a Defaulting Lender or any Borrower or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 11.04(c) without regard to the existence of any participation.
(ii)    Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this

Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that adversely affects such Participant. Each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 11.13 as if it were an assignee under paragraph (b) of this Section and (B) shall not be entitled to receive any greater payment under Section 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”), provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(e)    Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 11.06(b), Bank of America may, (i) upon 30 days’ notice to the Administrative Borrower and the Lenders, resign as a L/C Issuer and/or (ii) upon 30 days’ notice to the Administrative Borrower, resign as Swing Line Lender. In the event of any such resignation as a L/C Issuer or Swing Line Lender, the Administrative Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Administrative Borrower to appoint any such successor shall affect the resignation of Bank of America as a L/C Issuer or Swing Line Lender, as the case may be. If Bank of America resigns as a L/C Issuer, it shall retain all the rights, powers, privileges and duties of a L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as a L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or Swing Line Lender, as the case may be, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to Bank of America to effectively assume the obligations of Bank of America with respect to such Letters of Credit.
(f)    Resignation as L/C Issuer after Assignment. Notwithstanding anything to the contrary contained herein, if at any time any L/C Issuer (other than Bank of America) assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to Section 11.06(b), such Person may, upon 30 days’ notice to the Administrative Borrower and the Lenders, resign as an L/C Issuer. In the event of any such resignation as a L/C Issuer, the Administrative Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer; provided, however, that no failure by the Administrative Borrower to appoint any such successor shall affect the resignation of such Person as a L/C Issuer. If any such Person resigns as a L/C Issuer, it shall retain all the rights, powers, privileges and duties of a L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as a L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). Upon the appointment of a successor L/C Issuer, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (b) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
11.07    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the L/C Issuers agrees to maintain the confidentiality of the Information

(as defined below), except that Information may be disclosed (a) to its Affiliates, its auditors and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided that the Person that discloses any Information pursuant to this clause (c) shall notify the Administrative Borrower in advance of such disclosure (if permitted by applicable Law) or shall provide the Administrative Borrower with prompt written notice of such disclosure (if permitted by applicable Law), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Section 2.16, Section 2.17 and Section 11.01 or (ii) any actual or prospective counterparty (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder, (g) on a confidential basis to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, (h) with the consent of the Administrative Borrower or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers, their Subsidiaries or their attorneys or accountants. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Agents and the Lenders in connection with the administration of this Agreement, the other Loan Documents, and the Commitments.
For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis (and not as a result of a breach of a duty of confidentiality with respect to such information) prior to disclosure by any Loan Party or any Subsidiary thereof. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person in its capacity described in clause (a) of the preceding paragraph has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to the confidential information of the Administrative Agent or the applicable Lender, as the case may be.
Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (a) the Information may include material non-public information concerning the Borrowers or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
11.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the applicable Borrower against any and all of the obligations of such Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, L/C Issuer or Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.19 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Administrative Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
11.09    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
11.10    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, the Arrangers or the L/C Issuers, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.
11.11    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
11.12    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the L/C Issuers or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
11.13    Replacement of Lenders. If the Borrowers are entitled to replace a Lender pursuant to the provisions of Section 3.06, if any Lender is a Defaulting Lender or a Non-Consenting Lender, if any Lender is prohibited under applicable Law or shall not be licensed to make Loans or otherwise extend credit to an Applicant Borrower as provided in Section 2.15(b) (provided that such Applicant Borrower is otherwise approved by the Required Lenders), or if any other circumstance exists hereunder that gives the Borrowers the right to replace a Lender as a party hereto, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent by the Administrative Borrower, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 11.06(b);
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Law; and
(e)    in the case of an assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply. Each Lender agrees that, if the Borrowers elect to replace such Lender in accordance with this Section 11.13, it shall (subject to the Borrowers’ compliance with the provisions of this Section 11.13) promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence the assignment and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such Lender to execute an Assignment and Assumption shall not render such assignment invalid and such assignment shall be recorded in the Register.
11.14    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).

(b)    SUBMISSION TO JURISDICTION. THE BORROWERS IRREVOCABLY AND UNCONDITIONALLY AGREE THAT THEY WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWERS OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
11.15    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY

HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
11.16    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Borrowers acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Arrangers and the Lenders are arm’s-length commercial transactions between the Borrowers and their respective Affiliates, on the one hand, and the Administrative Agent, the Arrangers and the Lenders on the other hand, (B) each of the Borrowers has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each of the Borrowers is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Arrangers, and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrowers or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Arrangers, nor any Lender has any obligation to the Borrowers or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Arrangers, and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their respective Affiliates, and neither the Administrative Agent, the Arrangers, nor any Lender has any obligation to disclose any of such interests to the Borrowers or any of their respective Affiliates. To the fullest extent permitted by Law, the Borrowers and each other Loan Party hereby waives and releases any claims that it may have against the Administrative Agent, the Arrangers, or any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
11.17    Electronic Execution of Assignments and Certain Other Documents. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Committed Loan Notices, Swing Line Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it, provided further without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.
11.18    USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the Act. The Borrowers shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” an anti-money laundering rules and regulations, including the Act.
11.19    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).
11.20    Dutch Parallel Debt.
(a)    This Section applies solely for the purpose of determining Obligations in any Collateral Document that is governed by Dutch Law and, accordingly, the provisions of this Section 11.20 are governed by Dutch Law.

(b)    For purposes of this Section 11.20:
(i)    The term “Corresponding Debt” shall mean all Obligations, other than the Parallel Debt; and
(ii)    The term “Parallel Debt” shall mean any amount which a Loan Party owes to the Administrative Agent under this Section;
(c)    Each Loan Party irrevocably and unconditionally undertakes to pay to the Administrative Agent amounts equal to, and in the currency or currencies of, its Corresponding Debt.
(d)    The Parallel Debt of each Loan Party:
(i)    shall become due and payable at the same time as its Corresponding Debt and an Event of Default in respect of its Corresponding Debt shall constitute a default (verzuim) within the meaning of section 3:248 of the Dutch Civil Code with respect to its Parallel Debt without any notice being required;
(ii)    is independent and separate from, and without prejudice to, its Corresponding Debt.
(e)    For purposes of this Section, the Administrative Agent:
(i)    is the independent and separate creditor of each Parallel Debt;
(ii)    acts in its own name and not as agent, representative or trustee of the Lenders and its claims in respect of each Parallel Debt shall not be held on trust; and
(iii)    shall have the independent and separate right to demand payment of each Parallel Debt in its own name (including, without limitation, through any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in any kind of insolvency proceeding).
(f)    The Parallel Debt of a Loan Party shall be (a) decreased to the extent that its Corresponding Debt has been irrevocably and unconditionally paid or discharged, and (b) increased to the extent to that its Corresponding Debt has increased, and the Corresponding Debt of a Loan Party shall be (x) decreased to the extent that its Parallel Debt has been irrevocably and unconditionally paid or discharged, and (y) increased to the extent that its Parallel Debt has increased, in each case provided that the Parallel Debt of a Loan Party shall never exceed its Corresponding Debt.
(g)    All amounts received or recovered by the Administrative Agent in connection with this Section, to the extent permitted by applicable law, shall be applied in accordance with Section 8.03.

11.21    Guaranty Limitations for Foreign Subsidiary Guarantors. A Guaranty comprised in this Agreement shall not apply to any liability of any Guarantor incorporated under the Laws of Ireland to the extent that it would result in such Guaranty constituting unlawful financing assistance within the meaning of the Irish Companies Act.
11.22    ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.
11.23    Amendment and Restatement of Existing Credit Agreement. On the Closing Date, (a) this Agreement shall amend, restate and supersede the Existing Credit Agreement in its entirety, (b) the rights and obligations of the parties evidenced by the Existing Credit Agreement and the other “Loan Documents” (as defined in the Existing Credit Agreement) shall be subsumed within and be governed by this Agreement and the other Loan Documents and (c) each grant of a security interest in the Collateral by the relevant Loan Parties under the “Loan Documents” (as defined in the Existing Credit Agreement) shall continue under but as amended by the Loan Documents, and shall not in any event be terminated, extinguished or annulled but shall hereafter be governed by the Loan Documents. Nothing contained herein shall be construed as a novation of the “Obligations” outstanding under and as defined in the Existing Credit Agreement, which shall remain in full force and effect as modified hereby.
11.24    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Solely to the extent any Lender or L/C Issuer that is an EEA Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or L/C Issuer that is an EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or L/C Issuer that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.
ARTICLE XII.
COLLECTION ALLOCATION MECHANISM

(a)    On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated in accordance with Section 8.02, (ii) in the event that on the CAM Exchange Date any Unreimbursed Amount is outstanding on account of any Letter of Credit or Lender Issued Guaranty, each Global Revolving Credit Lender shall, in accordance with Section 2.03(c), promptly make its L/C Advance in respect of such Unreimbursed Amount (but, in any event, immediately prior to giving effect to the CAM Exchange), whereupon the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations such that, in lieu of the interests of each Lender in the Designated Obligations under each Class of Loans and Commitments in which it shall participate as of such date, such Lender shall own an interest equal to such Lender’s CAM Percentage in the Designated Obligations under each of the Classes of Loans and Commitments and (iii) simultaneously with the deemed exchange of interests pursuant to clause (ii) above, the interests in the Designated Obligations to be received in such deemed exchange shall, automatically and with no further action required, be converted into the Dollar Equivalent, determined using the Spot Rate calculated as of such date, of such amount and on and after such date all amounts accruing and owed to the Lenders in respect of such Designated Obligations shall accrue and be payable in Dollars at the rate otherwise applicable hereunder. Each Lender and each Person acquiring a participation from any Lender as contemplated by Section 11.06 hereby consents and agrees to the CAM Exchange. Each Lender agrees from time to time to execute and deliver to the Administrative Agent all instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange; provided that the failure of any Lender to execute and deliver any such instrument or document shall not affect the validity or effectiveness of the CAM Exchange.
(b)    As a result of the CAM Exchange, on and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Designated Obligations shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages (to be redetermined as of each such date of payment or distribution to the extent required by the next paragraph below). Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of set-off, in respect of an Obligation shall be paid over to the Administrative Agent for distribution to the Lenders in accordance with this Article XII.
(c)    In the event that, on or after the CAM Exchange Date, the aggregate amount of the Designated Obligations shall change as a result of the making of a disbursement under a Letter of Credit by an L/C Issuer or Lender Issued Guarantee by the Guarantee Lender that is not reimbursed by a Borrower, then (i) each Global Revolving Credit Lender shall, in accordance with Section 2.03(c), promptly make its L/C Advance in respect of such Unreimbursed Amount (without giving effect to the CAM Exchange), (ii) the Administrative Agent shall redetermine the CAM Percentages after giving effect to such disbursement and the making of such L/C Advances and the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations such that each Lender shall own an interest equal to such Lender’s CAM Percentage in the Designated Obligations under each of the Classes of Loans and Commitments (and the interests in the Designated Obligations to be received in such deemed exchange shall, automatically and with no further action required, be converted into the Dollar Equivalent of such amount in accordance with the first sentence of paragraph (a) above), and (iii) in the event distributions shall have been made in accordance with clause (i) of paragraph (b) above, the Lenders shall make such payments to one another as shall be necessary in order that the amounts received by them shall be equal to the amounts they would have received had each such disbursement and L/C Advance been outstanding on the CAM Exchange Date. Each such redetermination shall be binding on each of the Lenders and their successors and assigns and shall be conclusive, absent manifest error.
(d)    It is acknowledged and agreed that the foregoing provisions of this Section reflect an agreement entered into solely among the Lenders (and not any Loan Party).
(e)    Each Borrower (for itself and on behalf of each other Loan Party) does not object to the foregoing (and agrees to not to raise any such objection in the future, including, without limitation, in any proceeding under any Debtor Relief Law).
(f)    Each Borrower (for itself and on behalf of each other Loan Party) agrees that (i) no consent of any Loan Party shall be required under any Loan Document (including under Section 11.06) with respect to any action taken by the Lenders pursuant to this Article XII and (ii) after the CAM Exchange Date, Section 3.01 shall be interpreted such that any Taxes required to be withheld, deducted or remitted with respect to a payment to Recipient following the CAM Exchange, that were not required to be withheld, deducted or remitted with respect to payments to such Recipient prior to the CAM Exchange, shall be Indemnified Taxes or Other Taxes (and not Excluded Taxes or subject to the proviso in Section 3.01(a)(iii) or the fourth parenthetical phrase (relating to Irish Withholding Taxes) in Section 3.01(c)).
[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.
ALEXION PHARMACEUTICALS, INC.
By: /s/ Paul Clancy
Name: Paul Clancy
Title: Chief Financial Officer

ALEXION PHARMA HOLDING UNLIMITED COMPANY
Attorney: /s/ Christopher Brough
Name: Christopher Brough
Title: Attorney In Fact

ALEXION PHARMA INTERNATIONAL OPERATIONS UNLIMITED COMPANY
Attorney: /s/ Elaine Frazer
Name: Elaine Frazer
Title: Director

BANK OF AMERICA, N.A.
as Administrative Agent

By: /s/ Angela Larkin
Name: Angela Larkin
Title: Vice President

LENDERS:

BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and an L/C Issure

By: /s/ Linda Alto
Name: Linda Alto
Title: SVP

LENDERS (cont'd):

MUFG BANK, LTD. (formerly known as The Bank of Tokyo-Mitsubishi UFJ, LTD.), as a Lender

By: /s/ Teuta Ghilaga
Name: Teuta Ghilaga
Title: Director

LENDERS (cont'd):

DNB CAPITAL LLC, as a Lender

By: /s/ Caroline Adams
Name: Caroline Adams
Title: First Vice President
By: /s/ Kristi Birkeland Sorensen
Name: Kristi Birkeland Sorensen
Title: Senior Vice President Head of Corporate Banking

LENDERS (cont'd):

JPMORGAN CHASE BANK, N.A., as a Lender and L/C Issuer

By: /s/ D. Scott Farquhar
Name: D. Scott Farquhar
Title: Executive Director

LENDERS (cont'd):

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By: /s/ Katsuyuki Kubo
Name: Katsuyuki Kubo
Title: Managing Director

LENDERS (cont'd):

CITIZENS BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Prasanna Manyem
Name: Prasanna Manyem
Title: Vice President

LENDERS (cont'd):

ROYAL BANK OF CANADA, as a Lender

By: /s/ Scott Macvicar
Name: Scott Macvicar
Title: Authorized Signatory

LENDERS (cont'd):

SUNTRUST BANK, as a Lender

By: /s/ Katherine Bass
Name: Katherine Bass
Title: Director

LENDERS (cont'd):

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Jordan Harris
Name: Jordan Harris
Title: Director

LENDERS (cont'd):

COMPASS BANK, as a Lender

By: /s/ Charles Randolph
Name: Charles Randolph
Title: Senior Vice President

LENDERS (cont'd):

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Joseph M. Schnorr
Name: Joseph M. Schnorr
Title: Senior Vice President

LENDERS (cont'd):

DEUTSCHE BANK AG New York Branch, as a Lender

By: /s/ Ming K. Chu
Name: Ming K. Chu
Title: Director
By: /s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

LENDERS (cont'd):

GOLDMAN SACHS BANK USA, as a Lender

By: /s/ Annie Carr
Name: Annie Carr
Title: Authorized Signatory

LENDERS (cont'd):

CITIBANK, N.A., as a Lender

By: /s/ Eugene Yermash
Name: Eugene Yermash
Title: Vice President

LENDERS (cont'd):

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Steven A. Eberhardt
Name: Steven A. Eberhardt
Title: Vice President

LENDERS (cont'd):

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By: /s/ Robert J. Levins
Name: Robert J. Levins #21435
Title: Senior Vice President

LENDERS (cont'd):

HSBC BANK PLC. (Dublin Branch), as a Lender

By: /s/ John O' Connor
Name: John O' Connor
Title: Country Head of Subsidiary Banking
By: /s/ Niamh Haughey
Name: Niamh Haughey
Title: Relationship Manager

LENDERS (cont'd):

REGIONS BANK, as a Lender

By: /s/ Glen W. Terrell
Name: Glen W. Terrell
Title: Vice President

LENDERS (cont'd):

SIEMENS FINANCIAL SERVICES, INC., as a Lender

By: /s/ Marla Levy
Name: Marla Levy
Title: Vice President
By: /s/ Melissa J. Brown
Name: Melissa J. Brown
Title: Sr. Transaction Coordinator

LENDERS (cont'd):

PEOPLE'S UNITED BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ Darci Buchanan
Name: Darci Buchanan
Title: Senior Vice President

LENDERS (cont'd):

ASSOCIATED BANK NATIONAL ASSOCIATION, as a Lender

By: /s/ Karen L. Anillo
Name: Karen L. Anillo
Title: Senior Vice President

LENDERS (cont'd):

THE HUNTINGTON NATIONAL BANK, as a Lender

By: /s/ Josephine C. Wisniewski
Name: Josephine C. Wisniewski
Title: Vice President

LENDERS (cont'd):

WEBSTER BANK, NATIONAL ASSOCIATION, as a Lender

By: /s/ George G. Sims
Name: George G. Sims
Title: Senior Vice President

LENDERS (cont'd):

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND, as a Lender

By: /s/ Ford Young
Name: Ford Young
Title: Authorized Signatory
By: /s/ Darragh O'Neill
Name: Darragh O'Neill
Title: Authorized Signatory

LENDERS (cont'd):

UNITED BANK, as a Lender

By: /s/ Tom Wolcott
Name: Tom Wolcott
Title: SVP Corporate Banking

LENDERS (cont'd):

TAIWAN COOPERATIVE BANK, Los Angeles Branch, as a Lender

By: /s/ Tao-Lun Lin
Name: Tao-Lun Lin
Title: V.P. & G.M.

LENDERS (cont'd):

E. SUN COMMERCIAL BANK, LTD, Los Angeles Branch, as a Lender

By: /s/ Edward Chen
Name: Edward Chen
Title: SVP & General Manager

LENDERS (cont'd):

ALLIED IRISH BANK, PLC, as a Lender

By: /s/ Norbert Galligan
Name: Norbert Galligan
Title: SVP
By: /s/ Eddie Conway
Name: Eddie Conway
Title: AVP

LENDERS (cont'd):

BANK OF TAIWAN, acting through its Los Angeles Branch, as a Lender

By: /s/ Shu Chen Chang
Name: Shu Chen Chang
Title: SVP & General Manager

LENDERS (cont'd):

HUA NAN COMMERCIAL BANK, LTD Los Angeles Branch, as a Lender

By: /s/ Gary Hsu
Name: Gary Hsu
Title: V.P. & General Manager

LENDERS (cont'd):

LAND BANK OF TAIWAN - Los Angeles Branch, as a Lender

By: /s/ Kuang Wei Chang
Name: Kuang Wei Chang
Title: VP & GM

LENDERS (cont'd):

CHANG HWA COMMERCIAL BANK, LTD., Los Angeles Branch, as a Lender

By: /s/ Wan-Chin Chang
Name: Wan-Chin Chang
Title: VP & General Manager

LENDERS (cont'd):

FIRST COMMERCIAL BANK, LTD., A REPUBLIC OF CHINA BANK acting through its Los Angeles Branch, as a Lender

By: /s/ Yuan-Gan Ju
Name: Yuan-Gan Ju
Title: SVP & GM

LENDERS (cont'd):

TRISTATE CAPITAL BANK, as a Lender

By: /s/ Ellen Frank
Name: Ellen Frank
Title: Senior Vice President

EXHIBIT A

FORM OF COMMITTED LOAN NOTICE

Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement, dated as of June 7, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Administrative Borrower”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The undersigned Borrower hereby requests, on behalf of itself or, if applicable, the Administrative Borrower requests on behalf of the Designated Borrower referenced in item 7 below (the “Applicable Designated Borrower”) (select one):
☐ A Borrowing of Revolving Credit Loans
☐ A Borrowing of Term Loans
☐ A conversion or continuation of Revolving Credit Loans
☐ A conversion or continuation of Term Loans

1.	Which will be [Term Loans][Domestic Revolving Credit Loans][Global Revolving Credit Loans].
2.    On      (a Business Day).
3.    In the principal amount of     .
4.    Comprised of                 .

        [Type of Loan]
5.    For Eurodollar Rate Loans: with an Interest Period of [[1][2][3][6] months].
6.    In the following currency: ________________________.

7.	On behalf of: ____________________________ [insert name of Applicable Designated Borrower].
8.    Of the following Class: ________________________.
[The undersigned Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a), (b) and, if applicable, (d) of the Credit Agreement have been satisfied on and as of the date of the applicable Credit Extension.]
[The Borrowing, if any, requested herein complies with the proviso to the first sentence of Section 2.01(b) of the Credit Agreement.]
Delivery of an executed counterpart of a signature page of this notice by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Borrower has executed and delivered this Committed Loan Notice as of the date first written above.

[ALEXION PHARMACEUTICALS, INC.,
as Administrative Borrower

By:
Name:
Title:    ]

[[___________________________],
as Designated Borrower

By:
Name:
Title:    ]

EXHIBIT B-1-I
FORM OF DOMESTIC REVOLVING CREDIT NOTE

____________ ___, 20__

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Domestic Revolving Credit Loan from time to time made by the Lender to such Borrower under that certain Amended and Restated Credit Agreement, dated as of June 7, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Alexion Pharmaceuticals, Inc., a Delaware corporation, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto.
The Borrower promises to pay interest on the unpaid principal amount of each Domestic Revolving Credit Loan made by the Lender to such Borrower from the date of such Domestic Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
This Domestic Revolving Credit Note is one of the Revolving Credit Notes referred to in the Credit Agreement, and the holder is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided in the Credit Agreement. This Domestic Revolving Credit Note is also entitled to the benefits of the Guaranty (Domestic Subsidiary Guarantors) and is secured by the Collateral of the U.S. Loan Parties. For the avoidance of doubt, this Domestic Revolving Credit Note and the rights and obligations of the Borrower and Lender hereunder are subject to Section 2.20 of the Credit Agreement. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Domestic Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Domestic Revolving Credit Loans made by the Lender to the Borrower shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Domestic Revolving Credit Note and endorse thereon the date, amount, currency and maturity of its Revolving Credit Loans and payments with respect thereto. The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Domestic Revolving Credit Note.
Delivery of an executed counterpart of a signature page of this Domestic Revolving Credit Note by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Domestic Revolving Credit Note.
THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING

EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).
ALEXION PHARMACEUTICALS, INC.

By:
Name:
Title:

Revolving Credit Loans and Payments with respect thereto

Date	Type of Revolving Credit Loan Made	Currency and Amount of Revolving Credit Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT B-1-II
FORM OF GLOBAL REVOLVING CREDIT NOTE

____________ ___, 20__

FOR VALUE RECEIVED, the undersigned (the “Borrowers”) hereby promise to pay to _____________________ or registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of each Global Revolving Credit Loan from time to time made by the Lender to such Borrower under that certain Amended and Restated Credit Agreement, dated as of June 7, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Alexion Pharmaceuticals, Inc., a Delaware corporation, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto.
Each Borrower promises to pay interest on the unpaid principal amount of each Global Revolving Credit Loan made by the Lender to such Borrower from the date of such Global Revolving Credit Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. Except as otherwise provided in Section 2.04(f) of the Credit Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Global Revolving Credit Loan is denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
This Global Revolving Credit Note is one of the Revolving Credit Notes referred to in the Credit Agreement, and the holder is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided in the Credit Agreement. This Global Revolving Credit Note is also entitled to the benefits of the Guaranty and is secured by the Collateral. For the avoidance of doubt, this Global Revolving Credit Note and the rights and obligations of each Borrower and Lender hereunder are subject to Section 2.20 of the Credit Agreement. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Global Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. Global Revolving Credit Loans made by the Lender to each Borrower shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Global Revolving Credit Note and endorse thereon the date, amount, currency and maturity of its Global Revolving Credit Loans and payments with respect thereto. Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Global Revolving Credit Note.

Delivery of an executed counterpart of a signature page of this Global Revolving Credit Note by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Global Revolving Credit Note.
THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).
ALEXION PHARMACEUTICALS, INC.

By:
Name:
Title:

ALEXION PHARMA HOLDING UNLIMITED COMPANY

By:
Name:
Title:

ALEXION PHARMA INTERNATIONAL OPERATIONS UNLIMITED COMPANY

By:
Name:
Title:

[[APPLICABLE DESIGNATED BORROWER]

By:
Name:
Title:    ]

Revolving Credit Loans and Payments with respect thereto

Date	Type of Revolving Credit Loan Made	Currency and Amount of Revolving Credit Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT B-2

FORM OF TERM NOTE

____________ ___, 20__

FOR VALUE RECEIVED, the undersigned (the “Borrower”), hereby promises to pay to _____________________ or its registered assigns (the “Lender”), in accordance with the provisions of the Credit Agreement (as hereinafter defined), the principal amount of the Term Loan made by the Lender to the Borrower under that certain Amended and Restated Credit Agreement, dated as of June 7, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement;” the terms defined therein being used herein as therein defined), among Alexion Pharmaceuticals, Inc., a Delaware corporation, the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto.
The Borrower promises to pay interest on the unpaid principal amount of the Term Loan made by the Lender to the Borrower from the date of such Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Credit Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the currency in which such Term Loan is denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Credit Agreement.
This Term Note is one of the Term Notes referred to in the Credit Agreement, and the holder is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided in the Credit Agreement. This Term Note is also entitled to the benefits of the Guaranty (Domestic Subsidiary Guarantors) and is secured by the Collateral of the U.S. Loan Parties. For the avoidance of doubt, this Term Note and the rights and obligations of the Borrower and Lender hereunder are subject to Section 2.20 of the Credit Agreement. Upon the occurrence and continuation of one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Credit Agreement. The Term Loan made by the Lender to the Borrower shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Term Note and endorse thereon the date, amount and maturity of its Term Loan and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Term Note.

Delivery of an executed counterpart of a signature page of this Term Note by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Term Note.
THIS TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).
ALEXION PHARMACEUTICALS, INC.

By:
Name:
Title:

TERM LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Term Loan Made	Amount of Term Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT C

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date: __________ ___, 20___

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement, dated as of June 7, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Administrative Borrower”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the [Chief Executive Officer][Chief Financial Officer][Vice President of Treasury][Treasurer] Controller] of the Administrative Borrower, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Borrowers and the other Loan Parties, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    The Administrative Borrower has delivered the year-end audited financial statements required by Section 6.01(a) of the Credit Agreement for the fiscal year of the Administrative Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    The Administrative Borrower has delivered the unaudited financial statements required by Section 6.01(b) of the Credit Agreement for the fiscal quarter of the Administrative Borrower ended as of the above date. Such consolidated financial statements fairly present in all material respects the financial condition, results of operations and cash flows of the Administrative Borrower and its Restricted Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2.    The undersigned has reviewed and is familiar with the terms of the Credit Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrowers during the accounting period covered by such financial statements.

3.    A review of the activities of the Borrowers during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period each of the Borrowers performed and observed all of their respective Obligations under the Loan Documents, and
[select one:]
[to the best knowledge of the undersigned, during such fiscal period each Borrower performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
--or--
[to the best knowledge of the undersigned, the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4.    The financial covenant analyses and information set forth on Schedules 1 (Financial Covenants), and 2 (Consolidated EBITDA) attached hereto are true and accurate on and as of the date of this Certificate.
Delivery of an executed counterpart of a signature page of this Certificate by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Certificate.

Check for distribution to PUBLIC and Private side Lenders

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of __________ ___, 20___.
ALEXION PHARMACEUTICALS, INC.,
as Administrative Borrower

By:
Name:
Title:    [Chief Executive Officer][Chief Financial Officer][Vice President of Treasury][Treasurer] [Controller]

For the Quarter/Year ended _______________ ___, 20___ (“Statement Date”)

SCHEDULE 1
to the Compliance Certificate
($ in 000’s)
Financial Covenants

I.	Section 7.09(a) – Maximum Consolidated Net Leverage Ratio

	A.	Consolidated Funded Indebtedness (as of the Statement Date)

1.
All obligations of the Administrative Borrower and its Restricted Subsidiaries on a consolidated basis for borrowed money and all obligations of such Persons on a consolidated basis evidenced by bonds, debentures, notes, loan agreements or other similar instruments
$______

2.
All unreimbursed obligations of the Administrative Borrower and its Restricted Subsidiaries on a consolidated basis under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments
$______

3.
All obligations of the Administrative Borrower and its Restricted Subsidiaries on a consolidated basis to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business)
$______

4.
All monetary obligations (excluding prepaid interest on Indebtedness) secured by a Lien on property owned or being purchased by the Administrative Borrower and its Restricted Subsidiaries on a consolidated basis (including indebtedness arising under conditional sales or other title retention agreements)
$______

5.
All Attributable Indebtedness in respect of Capitalized Leases and Synthetic Lease Obligations of the Administrative Borrower and its Restricted Subsidiaries on a consolidated basis (other than in respect of the leases of the Administrative Borrower’s corporate office locations in New Haven, Connecticut and Boston, Massachusetts in an aggregate amount not to exceed $225,000,000)
$______

6.
Without duplication, all Guarantees of the Administrative Borrower and its Restricted Subsidiaries on a consolidated basis in respect of any of the foregoing types of Indebtedness specified in Lines I.A.1 through I.A.5
$______

	7.	Consolidated Funded Indebtedness (Lines I.A.1 + 2 + 3 + 4 + 5 + 6)	$______

B.	1. 2. 3. 4. 5.
Unrestricted Cash Amount (as of the Statement Date)

$500,000,000

Unrestricted Cash of the Administrative Borrower and the Domestic Subsidiary Guarantors maintained in the United States

Solely to the extent of Revolving Credit Loans made to, and Letters of Credit issued for the account of, Designated Borrowers that are Foreign Subsidiaries, Unrestricted Cash of such Designated Borrowers and Foreign Subsidiary Guarantors; otherwise enter zero

Line I.B.2 + Line I.B.3

Enter the lesser of Line I.B.1 and Line I.B.4
$______ $______ $______ $______
C.		Consolidated EBITDA of the Administrative Borrower and its Restricted Subsidiaries for Measurement Period ending on above date (as calculated on Schedule 2)	$______

D.		Consolidated Net Leverage Ratio ([Line I.A.7 - Line I.B.5 ÷ Line I.C)	_______

	Maximum permitted (subject to adjustment as provided below):		[3.50] [4.00] [3.75] to 1.00

In Compliance? Yes/No
Section 7.09 (a) - Adjusted Consolidated Net Leverage Ratio

E.    Is the Adjusted Consolidated Net Leverage Ratio in effect:        [YES][NO]

F.    If “Yes”:

1. Commencement date of the most recent application of the Adjusted Consolidated Leverage Ratio was: _____________ __, 20__.

2. The date that is the end of the second fiscal quarter ending after the date of the consummation of the Material Acquisition that gave rise to the most recent application of the Adjusted Consolidated Net Leverage Ratio was/is: _____________ __, 20__.

3. The date that is the end of the fourth fiscal quarter ending after the date of the consummation of the Material Acquisition that gave rise to the most recent application of the Adjusted Consolidated Net Leverage Ratio is: _____________ __, 20__.

II.	Section 7.09 (b) – Minimum Consolidated Interest Coverage Ratio

	A.	Consolidated EBITDA of the Administrative Borrower and its Restricted Subsidiaries for Measurement Period ending on the Statement Date (as calculated on Schedule 2):	$______

	B.	Consolidated Interest Charges of the Administrative Borrower and its Restricted Subsidiaries for the Measurement Period ending on the Statement Date:
1. 2. 3.

All interest, premium payments, debt discount, fees, charges and related expenses in connection with Indebtedness (including capitalized interest), in each case to the extent treated as interest in accordance with GAAP, of the Administrative Borrower and its Restricted Subsidiaries on a consolidated basis for such Measurement Period

The portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, of or by the Administrative Borrower and its Restricted Subsidiaries on a consolidated basis for such Measurement Period

Consolidated Interest Charges (Line II.B.1 + Line II.B.2)
$______ $______ $______

	G.	Consolidated Interest Coverage Ratio (Line II.A ÷ Line II.B.3):	_______

		Minimum required:	3.50 to 1.00

In Compliance? Yes/No

SCHEDULE 2
to the Compliance Certificate ($ in 000’s)
Consolidated EBITDA
(in accordance with the definition of Consolidated EBITDA
as set forth in the Credit Agreement)

Consolidated EBITDA	Quarter Ended __________	Quarter Ended __________	Quarter Ended __________	Quarter Ended __________	Twelve Months Ended __________
Consolidated Net Income
+ Consolidated Interest Charges
+ provisions for Federal, state, local and foreign income taxes
+ depreciation expense
+ amortization expense
+ compensation paid to employees in the form of common stock
+ one-time non-recurring transaction fees, costs and expenses, integration, reorganization and restructuring costs and facility consolidation and closing costs incurred in connection with reorganizations, restructurings and Investments (including, the incurrence of Indebtedness in connection therewith) and Dispositions not otherwise prohibited under the Credit Agreement

+ one-time non-recurring severance costs and expenses, payments to employees on account of their equity ownership and one-time compensation charges incurred in connection with reorganizations, restructurings and Investments (including, the incurrence of Indebtedness in connection therewith) and Dispositions not otherwise prohibited under the Credit Agreement

+ Transaction Expenses incurred on or prior to the Closing Date in connection with the Transactions in an aggregate amount not to exceed $10,000,000
+ the effects of adjustments pursuant to GAAP resulting from purchase accounting in relation to Investments not prohibited by the Agreement, or the amortization or write-off of any amounts thereof, net of taxes, in each case, which do not represent a cash item in such period or any future period

+ gains or losses associated with the revaluation of earnouts, milestones or other similar contingent obligations incurred in connection with the Transaction or any other Investment not prohibited by the Agreement (including upfront, earnout or milestone payments)

+ one-time non-recurring reasonable costs and expenses in an aggregate amount not to exceed $65,000,000 incurred in connection with the relocation of the Borrowers’ United States headquarters from New Haven, Connecticut to Boston, Massachusetts

+ one-time non-recurring up-front and milestone payments payable under research and development licensing agreements, collaboration agreements or development agreements relating to uncommercialized product candidates

+ one-time non-recurring research and development costs and expenses resulting from the consummation of the Wilson Acquisition and incurred during the Fiscal Year of the Administrative Borrower ending on December 31, 2018

+ other non-recurring expenses reducing such Consolidated Net Income which do not represent a cash item in such period or any future period,
+ other costs, expenses and adjustments related to the Transaction or other Investments not prohibited by this Agreement as the Administrative Agent shall approve in its reasonable discretion
- all non-cash items increasing Consolidated Net Income
- amounts received in respect of upfront, earnout or milestone payments or other similar contingent amounts in connection with any Disposition
= Consolidated EBITDA

EXHIBIT D
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each] Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each] Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees] hereunder are several and not joint.] Capitalized terms used but not defined herein shall have the meanings given to them in the Amended and Restated Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto in the amount[s] and equal to the percentage interest[s] identified below of all the outstanding rights and obligations under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.
1.    Assignor[s]:    ______________________________

______________________________
[Assignor [is][is not] a Defaulting Lender]

2.	Assignee[s]: ______________________________

______________________________
[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]

3.	Borrower(s): ______________________________

4.	Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement

5.
Credit Agreement:    Amended and Restated Credit Agreement, dated as of June 7, 2018, among Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Administrative Borrower”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto.

6.    Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/ Loans	CUSIP Number

		____________	$________________	$_________	____________%
		____________	$________________	$_________	____________%
		____________	$________________	$_________	____________%
[7.    Trade Date:    __________________]

Effective Date: __________________, 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:
ASSIGNOR[S]
[NAME OF ASSIGNOR]

By: _____________________________
Name:
Title:

ASSIGNEE[S]
[NAME OF ASSIGNEE]

By: _____________________________
Name:
Title:
[Consented to and] Accepted:
BANK OF AMERICA, N.A.,
as Administrative Agent[, Swing Line Lender and an L/C Issuer]

By: _________________________________
Name:
Title:

[Consented to:
[JPMORGAN CHASE BANK, N.A.,
as an L/C Issuer]

By: _________________________________
Name:
Title:    ]

[Consented to:]
ALEXION PHARMACEUTICALS, INC., as Administrative Borrower

By: _________________________________
Name:
Title:

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.
1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and (iv) it is [not] a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by any Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 11.06(b)(iii) and (v) of the Credit Agreement (subject to such consents, if any, as may be required under Section 11.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01(a) thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, and (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee; and (b) agrees that (i) it will, independently and without reliance upon the Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date. Notwithstanding the foregoing, the Administrative Agent shall make all payments of interest, fees or other amounts paid or payable in kind from and after the Effective Date to [the][the relevant] Assignee.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York (without giving effect to any choice or conflict of law provision or rule that would cause the application of the domestic substantive laws of any other state).

EXHIBIT E-1

FORM OF GUARANTY
(ADMINISTRATIVE BORROWER)

Please see attached.

EXHIBIT E-2

FORM OF GUARANTY
(domestic subsidiary guarantors)

Please see attached.

EXHIBIT E-3
FORM OF GUARANTY
(foreign subsidiary guarantors)

Please see attached.

EXHIBIT F

FORM OF SWING LINE LOAN NOTICE
Date: ___________, _____

To:	Bank of America, N.A., as Swing Line Lender Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Amended and Restated Credit Agreement, dated as of June 7, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Administrative Borrower”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The undersigned Borrower hereby requests a Swing Line Loan, on behalf of itself or, if applicable, the Administrative Borrower requests on behalf of the Designated Borrower referenced in item 3 below (the “Applicable Designated Borrower”):
1.    On      (a Business Day).
2.    In the principal amount of $    .
3.    On behalf of ____________________________ [insert name of Applicable Designated Borrower].
The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Credit Agreement.
The undersigned Borrower hereby represents and warrants that the conditions specified in Sections 4.02(a), (b) and, if applicable, (d) of the Credit Agreement have been satisfied on and as of the date of the applicable Swing Line Borrowing.
Delivery of an executed counterpart of a signature page of this notice by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Borrower has executed and delivered this Swing Line Loan Notice as of the date first written above.

[ALEXION PHARMACEUTICALS, INC.,
as Administrative Borrower

By:
Name:
Title:    ]

[[____________________________],
as Designated Borrower

By:
Name:
Title:    ]

EXHIBIT G

FORM OF DESIGNATED BORROWER
REQUEST AND ASSUMPTION AGREEMENT
Date: ___________, _____

To:	Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
This Designated Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.15 of that certain Amended and Restated Credit Agreement, dated as of June 7, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Administrative Borrower”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto, and reference is made thereto for full particulars of the matters described therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Each of ______________________ (the “Designated Borrower”) and the Administrative Borrower hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a wholly-owned Foreign Subsidiary of the Administrative Borrower.
The documents required to be delivered to the Administrative Agent under Section 2.15 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.
The true and correct unique identification number that has been issued to the Designated Borrower by its jurisdiction of organization and the name of such jurisdiction are set forth below:

Identification Number	Jurisdiction of Organization

The parties hereto hereby confirm that, with effect from the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement and the other Loan Documents identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Credit Agreement and the other Loan Documents as a Designated Borrower. Effective as of the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower confirms its acceptance of, and consents to, all covenants, and other terms and provisions of the Credit Agreement and the other applicable Loan Documents and that all the representations and warranties set forth contained in Article V and the other Loan Documents are true and correct, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.
The parties hereto hereby request that the Designated Borrower be entitled to receive Loans under the Credit Agreement, and understand, acknowledge and agree that neither the Designated Borrower nor the Administrative Borrower on its behalf shall have any right to request any Loans for its account unless and until the date five Business Days after the effective date designated by the Administrative Agent in a Designated Borrower Notice delivered to the Company and the Lenders pursuant to Section 2.15 of the Credit Agreement.
This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.
THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE).
This Designated Borrower Request and Assumption Agreement may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Designated Borrower Request and Assumption Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Designated Borrower Request and Assumption Agreement.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
[DESIGNATED BORROWER]

By:
Name:
Title:

ALEXION PHARMACEUTICALS, INC.,
as Administrative Borrower

By:
Name:
Title:

EXHIBIT H

FORM OF DESIGNATED BORROWER NOTICE

Date: ___________, _____
To:    Alexion Pharmaceuticals, Inc., as Administrative Borrower
    The Lenders party to the Credit Agreement referred to below
Ladies and Gentlemen:
This Designated Borrower Notice is made and delivered pursuant to Section 2.15 of that certain Amended and Restated Credit Agreement, dated as of June 7, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Administrative Borrower”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto, and reference is made thereto for full particulars of the matters described therein. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The Administrative Agent hereby notifies the Administrative Borrower and the Lenders that effective as of the date hereof [_________________________] shall be a Designated Borrower and may receive Loans for its account on the terms and conditions set forth in the Credit Agreement.
Delivery of an executed counterpart of a signature page of this Designated Borrower Notice by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Designated Borrower Notice.

[Signature Page Follows]

This Designated Borrower Notice shall constitute a Loan Document under the Credit Agreement.
BANK OF AMERICA, N.A.,
as Administrative Agent

By: _________________________________
Name:
Title:

EXHIBIT I-1

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of June 7, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Administrative Borrower”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Administrative Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Administrative Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business. If Lender is an entity disregarded as separate from its owner for U.S. federal income tax purposes, this form shall be signed by the owner of such entity for U.S. federal income tax purposes.
The undersigned has furnished the Administrative Agent and the Administrative Borrower with a duly completed and executed certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Administrative Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[Signature Page Follows]

This U.S. Tax Compliance Certificate is executed as of the date set forth below.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20__

EXHIBIT I-2

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of June 7, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Administrative Borrower”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Administrative Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a controlled foreign corporation related to the Administrative Borrower as described in Section 881(c)(3)(C) of the Code and (v) the interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business. If the Participant is an entity disregarded as separate from its owner for U.S. federal income tax purposes, this form shall be signed by the owner of such entity for U.S. federal income tax purposes.
The undersigned has furnished its participating Lender with a duly completed and executed certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[Signature Page Follows]

This U.S. Tax Compliance Certificate is executed as of the date set forth below.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20__

EXHIBIT I-3

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of June 7, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Administrative Borrower”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Administrative Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Administrative Borrower as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business. If the Participant is an entity disregarded as separate from its owner for U.S. federal income tax purposes, this form shall be signed by the owner of such entity for U.S. federal income tax purposes.
The undersigned has furnished its participating Lender with a duly completed and executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) a duly completed and executed IRS Form W-8BEN-E or (ii) a duly completed and executed IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption, together with any other information required to be provided by IRS Form W-8IMY. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[Signature Page Follows]

This U.S. Tax Compliance Certificate is executed as of the date set forth below.

[NAME OF PARTICIPANT]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20__

EXHIBIT I-4

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Amended and Restated Credit Agreement, dated as of June 7, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Administrative Borrower”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto.
Pursuant to the provisions of Section 3.01(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Administrative Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Administrative Borrower as described in Section 881(c)(3)(C) of the Code and (vi) the interest payments in question are not effectively connected with the undersigned’s or its partners/members’ conduct of a U.S. trade or business. If the Lender is an entity disregarded as separate from its owner for U.S. federal income tax purposes, this form shall be signed by the owner of such entity for U.S. federal income tax purposes.
The undersigned has furnished the Administrative Agent and the Administrative Borrower with a duly completed and executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) a duly completed and executed IRS Form W-8BEN-E or (ii) a duly completed and executed IRS Form W-8IMY accompanied by a duly completed and executed IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption, together with any other information required to be provided by IRS Form W-8IMY. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Administrative Borrower and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Administrative Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.
[Signature Page Follows]

This U.S. Tax Compliance Certificate is executed as of the date set forth below.

[NAME OF LENDER]
By: _______________________
Name: ________________________
Title: ________________________
Date: ________ __, 20__

EXHIBIT J
FORM OF SOLVENCY CERTIFICATE

[___________] [___], 2018

This Solvency Certificate is delivered pursuant to Section 4.01(a)(xii) of that certain Amended and Restated Credit Agreement, dated as of June 7, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Administrative Borrower”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The undersigned hereby certifies, solely in his capacity as an officer of the Administrative Borrower and not in his individual capacity, as follows:

1.I am the Chief Financial Officer of the Administrative Borrower. I am familiar with the Transaction, and have reviewed the Credit Agreement, financial statements referred to in Section 6.01(a) and (b) of the Credit Agreement and such documents and made such investigation as I have deemed relevant for the purposes of this Solvency Certificate.
2.As of the date hereof, immediately after giving effect to the consummation of the Transaction, on and as of such date (i) the fair value of the assets of the Administrative Borrower and its Restricted Subsidiaries on a consolidated basis will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Administrative Borrower and its Restricted Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Administrative Borrower and its Restricted Subsidiaries on a consolidated basis will be no less than the amount that will be required to pay the probable liability of the Administrative Borrower and its Restricted Subsidiaries on a consolidated basis on their existing debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Administrative Borrower and its Restricted Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Administrative Borrower and its Restricted Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.
3.As of the date hereof, immediately after giving effect to the consummation of the Transaction, the Administrative Borrower and its Restricted Subsidiaries do not intend to, nor do they believe they will, incur debts beyond their ability to pay such debts as they mature.

For purposes of this certificate, the amount of any contingent liability at any time shall be computed (in accordance with generally accepted accounting principles) as the amount that would reasonably be expected to become an actual and matured liability.

This Solvency Certificate is being delivered by the undersigned officer only in his capacity as chief financial officer of the Administrative Borrower and not individually and the undersigned shall have no personal liability to the Administrative Agent or the Lenders with respect thereto.

[Remainder of Page Left Intentionally Blank]

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate on the date first written above.

ALEXION PHARMACEUTICALS, INC.,
as Administrative Borrower

By:
Name:
Title:    Chief Financial Officer

EXHIBIT K
FORM OF LETTER OF CREDIT REPORT

TO:    Bank of America, N.A., as Administrative Agent

RE:
Amended and Restated Credit Agreement, dated as of June 7, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Alexion Pharmaceuticals, Inc., a Delaware corporation (the “Administrative Borrower”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as Administrative Agent, an L/C Issuer and Swing Line Lender, and the other agents and arrangers from time to time party thereto. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

DATE:         ______________ ___, 20___

The undersigned, [insert name of L/C Issuer] (the “L/C Issuer”) hereby delivers this report to the Administrative Agent, pursuant to the terms of Section 2.03(o) of the Credit Agreement.
The L/C Issuer plans to issue, amend, renew, increase or extend the follow Letter(s) of Credit on [insert date].

L/C No.	Maximum Face Amount	Current Face Amount	Currency	Financial or Performance SBLC	Beneficiary Name	Issuance Date	Expiry Date	Auto Renewal	Date of Amendment	Amount of Amendment

Set forth in the table below is a description of each Letter of Credit issued by the undersigned and outstanding on the date hereof.

L/C No.	Maximum Face Amount	Current Face Amount	Currency	Financial or Performance SBLC	Beneficiary Name	Issuance Date	Expiry Date	Auto Renewal	Date of Amendment	Amount of Amendment

Delivery of an executed counterpart of a signature page of this notice by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

[Remainder of Page Intentionally Left Blank]

This Letter of Credit Report is executed as of the date set forth below.

[L/C ISSUER], as L/C Issuer

By:
Name:
Title: